Exhibit 14.1

STRICTLY CONFIDENTIAL

Steele Creek Investment Management LLLC

Steele Creek Capital Corporation

Joint Code Of Ethics Policy

For

Employees

Updated: June, 2023

Code of Ethics for Employees (the “Policy”) is the exclusive property of Steele Creek Investment Management LLC (“SCIM”) and Steele Creek Capital Corporation (the “Steele Creek BDC”). This Policy and its contents are confidential and must not be disclosed to any third-party without the express written consent of the SCIM and the Steele Creek BDC.

FOR INTERNAL USE ONLY

©2023 Steele Creek Investment Management LLC and Steele Creek Capital Corporation

Table of Contents	2

Policy overview	3
Scope	3
Overview of Your Responsibilities	3
Required Standard of conduct	4
Relationship between SCIM and Moelis Entities	5

Insider Trading Policy	6
Non-public Information	7
Compliance Restricted List Policy	7

Personal Trading Policy	8
Personal Securities Accounts	8
Personal Securities Transactions	8
Definition of Covered Securities Accounts	8
Discretionary Accounts	8
Opening Personal Securities Accounts	9
Covered Securities	9
Exceptions	10
Personal Trading Restrictions	11
Reporting Requirements for Personal Trading	11
Pre-clearance Requirements for Private Placements, Private Investment Companies, Private Equity, Hedge Funds	13
Managing Information Security	14

Conflicts of Interest	16
Diversion of Firm Business or Investment Opportunity	16
Use of Expert Consultants	16

Gifts and Entertainment Events	17

Outside Business Activities of Employees	18
Loans and Employees	19
Improper Use of Property or Titles	19
Employee Involvement in Litigation or Proceedings	19

Political Contributions and Public Office	20
Pay To Play	20
General Contribution Restrictions	21
Dealings with Government and Industry Regulators	22

ADDENDUM	23
Responsible Persons and Compliance Contacts	23

Code of Ethics, June, 2023	[2]

Policy overview

This is the Joint Code of Ethics (the “Code”) of SCIM and the Steele Creek BDC (collectively, “Steele Creek”, the “Company”, the “Firm” or “we/us/our”). The Code is intended to satisfy the code of ethics requirements of Rule 204A- 1 under the Advisers Act of 1940, as amended (the “Advisers Act”), and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). This Code sets forth standards of business and employee conduct reflecting the applicable fiduciary standards that mandates compliance with applicable federal securities laws and establishes monitoring and other procedures. Steele Creek is committed to upholding the highest standards of integrity with its clients, counterparties and regulators.

SCOPE

Currently, all of the policies included in the Code apply to all employees, officers, directors and other persons associated with Steele Creek as determined by the applicable CCO, and to any “Access Person” as defined in Rule 17j- 1 under the 1940 Act, which includes any director or officer of the Steele Creek BDC (collectively referred to herein as “Employees” or “you”/“your”). Certain Code provisions also apply to an Employee’s spouse, partner, parents, in- laws, siblings, children, or any other individual to whom an Employee provides material support, as well as trusts of which an Employee is trustee or other account in which an Employee has a beneficial ownership interest or legal title (collectively, “Immediate Family Members”).

The board of directors (the “Board”) of the Steele Creek BDC, including the independent directors, must approve any material change to the Code within six months of its adoption. Steele Creek will annually provide a written report to the Board of the Steele Creek BDC describing any material violations of the Code and other issues, as well as a certification that the Code is reasonably designed to prevent violations from occurring.

OVERVIEW OF YOUR RESPONSIBILITIES

●	Read, understand and comply with the Code, including the insider trading policy herein and the separate SCIM Compliance Policies and Procedures Manual and Steele Creek BDC Compliance Manual (each a “Compliance Manual”).

●	Complete required certifications as to your compliance with our policies, including the annual attestation certification as to your compliance with the Code of Ethics

●	Report and / or confirm your securities holdings quarterly

●	Obtain pre-approval from Compliance (as defined herein) for certain personal securities or investment transactions

●	Arrange for or provide copies of certain personal holdings and transaction reports

●	Protect confidential information obtained in the course of your employment

●	Obtain pre-approval for certain outside business activities

●	Obtain pre-approval for gifts received that are more than a nominal value

●	Obtain pre-approval for all political contributions

●	Promptly report any potential or actual conflicts of interest

●	Adhere to fiduciary standards

●	Promptly report any actual or potential compliance violations, or change in any required certification

Code of Ethics, June, 2023	[3]

Obtain Approval and Report Required Information

Generally, all of the reporting, approval and certification requirements of this Code will be made through the Firm’s online compliance system (the “Compliance System”), currently ComplySci. Compliance will arrange for a system user-id and password for all new Employees. If the Compliance System is not available for any functions, contact Compliance for the appropriate method to address the specific issue at hand.

Compliance Policy Violations

Employees have a personal and contractual responsibility to comply with the Code. A breach of the Code may lead to sanctions, penalties and disciplinary proceedings, including termination of employment.

Any breaches or possible breaches of the Code should be reported immediately to Compliance who will take any necessary follow up action. The applicable CCO or designee will be responsible for reporting material breaches as necessary to the Management Committee.

REQUIRED STANDARD OF CONDUCT

Fiduciary Commitment

Steele Creek has a duty to act on a reasonable and adequate basis in the interests of its Clients with respect to the assets it manages. As used herein, the term (i) “Client” or “Client Fund” means any investment vehicle organized or managed by Steele Creek, any successor vehicles thereto and other clients of Steele Creek and (ii) “Client Investor” means each passive investor in a Client or Client Fund. Except where noted, the clients of Steele Creek under the Advisers Act are the investment vehicles rather than the passive investors therein. Currently we have three types of investments vehicles, our CLO vehicles, our business development company (“BDC”), and our traditional loan fund. Our CLO investment vehicles exist in two successive stages: a “warehouse” stage during which portfolio assets for such vehicle are obtained, and during which investments by third-party Client Investors are generally not broadly sought, and a CLO stage, where the warehoused assets are managed on behalf of Client Investors. The CLO stage herein may be referred to as a “CLO Fund” to distinguish such vehicle from its existence in the warehouse stage.

As Employees, you are required to adhere to the following standard of conduct:

●	Seek to identify conflicts of interest and observe established resolution procedures as contemplated herein;

●	Avoid misleading or inaccurate statements;

●	Conduct all personal securities transactions in a manner consistent with the Code (including certain pre- clearance and transaction reporting requirements);

●	Be knowledgeable about and adhere to our compliance policies;

●	Promptly report any actual and potential compliance violations to Compliance;

●	Comply with applicable provisions of the federal securities laws; and

●	Maintain and preserve accurate books and records as necessary.

Code of Ethics, June, 2023	[4]

Prohibited Conduct

You must avoid any circumstances that might adversely affect, or appear to affect, your fiduciary duty to Steele Creek Clients. Additionally, neither the Firm nor any of its Employees shall:

●	Employ any device, scheme or artifice to defraud, or engage in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon any Client or any party to any securities transaction in which Steele Creek or any of its Clients is a participant;

●	Make any untrue statement of a material fact or omit to state to any person a material fact necessary in order to make a statement of Steele Creek, in light of the circumstances under which it is made, materially complete and not misleading;

●	Engage in any act, practice or course of business that is fraudulent, deceptive, or manipulative particularly with respect to any Client;

●	Unlawfully or in violation of obligations of confidentiality discuss trading practices, pricing, Clients, research, strategies, processes or markets;

●	Make any unlawful agreement with vendors, existing or potential investment targets, or other organizations; and

●	Compete directly or indirectly with the Firm or its affiliates or using corporate property, information or position for personal gain.

RELATIONSHIP BETWEEN SCIM AND MOELIS ENTITIES

SCIM operates as a wholly-owned subsidiary of Moelis Asset Management LP (“Moelis Asset Management”). Moelis Asset Management (formerly known as Moelis & Company Holdings LP) was the parent of Moelis & Company LLC, a registered broker dealer (“Moelis BD”). In connection with the initial public offering of the investment banking advisory business of the Moelis group, SCIM remained a subsidiary of Moelis Asset Management. Moelis BD became an indirect subsidiary of Moelis & Company, a public company. Moelis Asset Management and Moelis BD are separate legal entities. Kenneth Moelis remains the ultimate controlling shareholder of both Moelis Asset Management and Moelis & Company; however he does not exercise governance or investment control over the individual investment advisers of Moelis Asset Management.

The businesses of Moelis BD and of Moelis Asset Management are each operated on a separate and independent basis. However, SCIM and Moelis BD may use their relationships to help source deals for Client Funds, and Moelis BD may participate in the marketing of a Client Fund. The Moelis BD does provide some services to SCIM pursuant to a Shared Services Agreement which is annually reviewed for renewal. SCIM and Moelis BD have separate and independent information technology systems. SCIM and Moelis BD workspaces are segregated. Employees of SCIM will be subject to the provisions of the Code, while employees and other persons associated with Moelis BD will be subject to its compliance procedures. To the extent a person is subject to both such compliance procedures, the SCIM CCO may determine to adapt either such compliance procedures in view of the business activities of such person, or may rely on Moelis BD compliance procedures.

SCIM is also under common control with other registered and unregistered investment advisors which are wholly-owned subsidiaries of Moelis Asset Management. These entities include: Moelis Capital Partners LLC (“MCP”), Freeport Financial Partners LLC (“Freeport”), P&S Credit Management, L.P. (“P&S”) and Third Crest Capital LLC (“Third Crest”). MAM also has joint ventures with CoVenture Holding Company LLC and Fenway Capital LLC (Crossbeam Capital Partners LLC), Veritable LP (Archean Capital Partners LLC), David Capital Partners (DCP MAM LLC), and Voyager Capital Management (Collegium Global Partners LLC). MAM’s joint venture partners may be responsible for those entities’ regulatory compliance. The investment advisory businesses of each of Archean, Crossbeam, Collegium, SCIM, MCP, Freeport, P&S, and Third Crest are operated on an independent basis. SCIM maintains separate physical locations and workspaces and information technology systems, including email address domains and distribution lists from each of these entities.

Code of Ethics, June, 2023	[5]

Insider Trading Policy

You are prohibited from buying or selling any security if you are in possession of “material” non- public information (“MNPI”) relating to that security, and/or the issuer or the transaction, whether on behalf of yourself or others. You are also prohibited from disclosing such information to a third party.

Material Information

Generally, information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision. The United States federal courts also describe information as “material” if it affects the “total mix” of publicly available information. Material information does not have to relate to an issuer’s business or come from a source inside the issuer.

The following are some examples of information that may be deemed material:

●	A change in a company’s previously released earnings or earnings estimates, financial forecasts or projections, accounting policy, dividend policy or dividend to be paid

●	Significant change in operations

●	Purchase or sale of assets outside the ordinary course of business

●	Change in board, management or key personnel

●	An impending takeover, merger, acquisition, restructuring proxy contest or change in control

●	Financial liquidity problems

●	Proposed public or private securities issue

●	Extraordinary borrowing

●	Major litigation or regulatory action

●	Proposed legislation significantly affecting the issuer

●	A pending research report that changes rating, price target or projected financial results

●	Knowledge of client dealing intentions which are likely to impact the market price for those securities

Information concerning an impending securities transaction (e.g., private transactions in public entities (PIPEs), tender offers, exchange offers, corporate reorganizations, merger and acquisition activities, etc.) may also be “material.” In addition, pre-publication information regarding reports in the financial press may be material.

There is no simple test that exists to determine when information is material. Such assessments of materiality involve highly fact-specific inquiries and are often challenged with the benefit of hindsight.

Code of Ethics, June, 2023	[6]

NON-PUBLIC INFORMATION

Information is “non-public” until such time as it has been effectively communicated to investors in the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or other government agency, or appearing in The Wall Street Journal, or other publication of general circulation (i.e., information included in press releases issued by the issuer of the securities) would be considered public. Information relating to our business should generally be considered nonpublic, unless the information is generally known in the marketplace. In general, as part of its ordinary business activities, Steele Creek will receive nonpublic information regarding issuers under consideration for investment by a Client and will presume that any projections or other information regarding such issuers received during the course of the investment consideration process is confidential.

You are prohibited from using MNPI (or any confidential information about Clients) for manipulative, deceptive or fraudulent purposes. You are prohibited from disclosing material non-public or other confidential information to any person outside of Steele Creek, except to the extent that the person has a bona fide need to know in order to carry out the business of Steele Creek or its affiliates, including management and supervisory functions and the administration of compliance policies and procedures. Even after trading in a security has been restricted, the dissemination of material non-public or other confidential information concerning or relating to the security should continue to be on a need-to- know basis only.

It is important that you avoid any appearance of impropriety and remain in full compliance with the law and the highest standards of ethics. Accordingly, you must exercise good judgment and comply with applicable laws and Steele Creek’s policies when engaging in securities transactions and when relating to others information obtained as a result of employment with Steele Creek. If there is any doubt as to whether a particular situation requires refraining from making an investment or sharing information with others, this doubt should be resolved in favor of not taking the contemplated action.

The execution of non-disclosure agreements with public companies or the receipt of MNPI from a public company must be reported to Compliance. Consult with Compliance if you have any questions about whether other information should be treated as MNPI.

If you possess MNPI and purchase or sell a security to which the MNPI relates or disclose MNPI to others who purchase or sell such securities, you may be subject to Steele Creek disciplinary action, fines, sanctions, litigation and prosecution from Steele Creek as well as the SEC or other government agency and/or criminal prosecution. You may be liable for Steele Creek’s investigation, administrative and litigation expenses. You may also be subject to suspension and termination of employment, administrative, regulatory and civil actions, bar or suspension from the industry or from serving as an officer or director of a public company, money penalties of up to three times the profits made or losses avoided and criminal prosecution. Government regulators may also seek remedies against Steele Creek and management and Employees who participated in the act or supervised the employee(s) responsible for wrongful conduct. Steele Creek’s policy is to cooperate with government and regulatory investigations into the misuse of MNPI. Steele Creek reserves the right to waive attorney client privilege and to identify employees to investigators and their counsel.

COMPLIANCE RESTRICTED LIST POLICY

Steele Creek emphasizes the importance of compliance with the federal securities law prohibitions on insider trading. Steele Creek observes the following “Compliance Restricted List” policy:

●	If you receive MNPI, you are required to report the information to Compliance. If Steele Creek enters into a confidentiality or non-disclosure agreement with an issuer, Steele Creek will presume that it has received MNPI in respect of such issuer. Steele Creek generally will receive confidential information in respect of portfolio investments made in the debt of private issuers and a list of such issuers will be maintained internally at Steele Creek to track obligations with respect to such disclosure.

●	Such issuers do not issue publicly traded securities, but Compliance may determine to include such issuers on a Compliance Restricted List or other prohibited trading lists as may be established from time to time in its discretion. Whether or not a formal Compliance Restricted List is established, Employees will generally not be permitted to engage in personal securities transactions in such issuers where Steele Creek has MNPI.

●	You are strictly prohibited from misusing MNPI as set forth herein.

●	You may not communicate to anyone (other than an Immediate Family member with whom you share a brokerage account) that an issuer is on a Restricted List or that a trade request has been denied.

In connection with your quarterly transaction report, you will submit a certification through the Compliance System that any personal trading was conducted in compliance with these procedures.

Code of Ethics, June, 2023	[7]

Personal Trading Policy

PERSONAL SECURITIES ACCOUNTS

As a matter of policy, Steele Creek permits you to have an interest in a fully-disclosed securities account (domestic or foreign), subject to the definitions and requirements set forth herein. This Personal Trading Policy applies to you and to any holdings or accounts with which you have a “beneficial interest.” Beneficial interest includes not only securities owned by others specifically for your benefit, but also (i) securities held by your spouse, minor children and relatives who live full time in your home; and (ii) securities held by another person if by reason of any contract, understanding, relationship, agreement or other arrangement you obtain substantially the equivalent to ownership.

PERSONAL SECURITIES TRANSACTIONS

Steele Creek reserves the right to require an Employee to cancel any trade that may be construed to be in conflict with the best interests of its Clients, or is in violation of the Steele Creek’s general standards of conduct, including applicable fiduciary responsibilities. If Steele Creek receives MNPI about a security subsequent to the execution of a trade, Steele Creek may prohibit trading in that security going forward. This would prevent unwinding a particular trade and result in you being “frozen” in a position unexpectedly. Steele Creek will not be responsible for any losses in personal accounts arising from the implementation of the Code. Repeated failures to follow the requirements of Steele Creek’s Personal Trading Policy will result in the revocation of your personal trading privileges.

DEFINITION OF COVERED SECURITIES ACCOUNTS

Accounts in which you or your Immediate Family Members have positions or could obtain positions in Covered Securities are deemed Covered Securities Accounts. This Policy broadly construes Covered Securities Accounts to include accounts over which you or an Immediate Family Member:

●	has a direct or indirect financial interest, including discretionary accounts in which a third party makes all investment decisions;

●	has the power, directly or indirectly, to make investment decisions, regardless of beneficial ownership; or

●	provides investment advice.

401(k) accounts with Steele Creek or Moelis Asset Management and with former employers, 529 Educational Savings Accounts, cryptocurrency accounts and other accounts in which you can only hold mutual funds or other exempt securities are excluded from the definition of Covered Securities Accounts. Also excluded are bank accounts in which you can only hold cash or certificates of deposit.

DISCRETIONARY ACCOUNTS

If you maintain a Discretionary Account, as defined below, you must provide Compliance with disclosure about such account through the Compliance System or other approved method.

With a Discretionary Account, the funds are placed directly with an independent advisory firm under an arrangement where the account holder is completely removed from the investment decision-making process. Although Discretionary Accounts are exempt from the requirement for pre-clearance, you still must comply with other provisions of the Personal Trading Policy such as the reporting and certification requirements discussed herein.

Code of Ethics, June, 2023	[8]

Discretionary Accounts may, in the discretion of the applicable CCO, have additional review to confirm their discretionary status, including additional certifications.

If the accountholder discusses any specific strategies, industries or securities with the discretionary account’s independent fiduciary then the accountholder /Employee must pre-clear any related trades that result from the discussion.

Transactions in Discretionary Accounts governed by an agreement, blind trusts and involuntary transactions such as stock splits and dividends, and automatic investment plans, are not Covered Securities Transactions.

Any account or holding in which you are unsure is subject to the Code must be disclosed and will be reviewed by Compliance to determine if subsequent reporting will be necessary.

OPENING PERSONAL SECURITIES ACCOUNTS

Your personal securities account may be maintained with any financial institution as long as an arrangement has been made for the financial institution to provide Compliance with confirmations and monthly statements for the account in a manner that allows for effective Compliance monitoring. Compliance may be able to electronically obtain your confirms and statements directly from your broker with your assistance; please note that we are only able to get electronic information from certain brokerages. The provision of paper statements is the responsibility of the Employee. Please contact Compliance for a listing of electronic feeds. Compliance may restrict accounts where monitoring would be unduly burdensome.

When opening a securities account, you must promptly submit a disclosure to Compliance through the Compliance System or other approved method. Your personal transactions may only be executed through accounts disclosed to Compliance.

If you do not have any securities accounts or do not hold securities of any kind, you can certify as such during the disclosure process and in the applicable quarterly certifications.

Changes to Your Personal Securities Accounts

You must promptly report all personal account changes to Compliance (e.g. account closure, name changes) through the Compliance System if possible; otherwise contact Compliance to report changes.

COVERED SECURITIES

You are required to request pre-approval to personally trade in a Covered Security, and to submit Holdings Reports and Transaction Reports (each as described below), which are required to include all Covered Securities. Trades will then be approved by a designee of the applicable CCO. Currently Glenn Duffy will approve trades for both SCIM and the Steele Creek BDC. Trades requested by Marie Bober will be cleared by Laura Capicotto.

For purposes of this Policy, the Firm adopts a broad meaning of ‘security,’ as set forth in Section 202(a)(18) of the Advisers Act. It includes investments in public and private companies, sovereign debt (debt securities issued or guaranteed by a foreign government or a political subdivision of a foreign government), and municipal bonds and other taxable or tax exempt obligations of U.S., state and local governments.

“Covered Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing except as may be listed as an exception.

Code of Ethics, June, 2023	[9]

EXCEPTIONS

Transactions in the following securities (or instruments, as they may be classified) do not require pre-clearance and are not subject to holding period restrictions, other than a prohibition against day or excessive trading. However, some reporting requirements may still apply as noted.

●	U.S. Treasury Securities[1] or other direct obligations of the U.S. government

●	Sovereign Debt (debt securities issued or guaranteed by a foreign government or a political subdivision of a foreign government) (however, they are subject to the reporting requirements noted herein)

●	U.S. government agency securities issued by Ginnie Mae, Fannie Mae, Freddie Mac or the Federal Home Loan Banks

●	Municipal bonds and other taxable or tax exempt obligations of U.S., state and local governments

●	Money market instruments including bankers’ acceptances, bank certificates of deposit and time deposits, commercial paper, high-quality short-term debt instruments (including repurchase agreements), shares issued by money market funds

●	Shares issued by registered open-end investment companies including money market funds and mutual funds (however, if these investment companies are affiliated with Moelis Asset Management or its subsidiaries in any way, they are subject to the reporting requirements herein)

●	Fixed annuities

●	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds

●	Commodity futures (including agricultural futures, metals, oils, gas, etc.), currency futures, and their related options

●	All indicies (such as DOW, Wilshire, FTSE, etc.), index securities (Exchange Traded Funds & Exchange Traded Notes) and their related options (however they are subject to the reporting requirements noted herein).

●	Cryptocurrencies, such as bitcoin and its derivatives.

Involuntary transactions in securities you own such as stock splits and dividends, reclassification through merger, spin- off or reorganization, the vesting of awards or conversion of restricted stock units or phantom equity into the grantor’s actual equity securities, automatic investment plans or the exercise of a covered call you sold, do not require preclearance. Preclearance is not required for securities you receive as a gift or inheritance. You must pre-clear the subsequent sale of any securities you acquire through involuntary transactions.

[1]	U.S. Treasury Securities include Treasury Bills, Treasury Notes, Treasury Bonds, and Treasury Inflation-Protected Securities.

Code of Ethics, June, 2023	[10]

PERSONAL TRADING RESTRICTIONS

Restricted Securities

For the avoidance of doubt, Employees are strictly prohibited from personally trading any security on the Compliance Restricted List. Preclearance of Covered Securities in accordance with this policy is therefore required.

Given that certain associated persons of the Firm may also be deemed to have access to non-public information regarding the Moelis BD whose parent Moelis & Company is publicly listed on the New York Stock Exchange, such persons may from time to time be prohibited from engaging in any personal securities transactions in the securities of Moelis & Company. Additionally, the General Counsel of Moelis & Company has requested that no Employees of any affiliate of Moelis & Company may engage in short selling of the securities of Moelis & Company and Steele Creek has adopted this restriction.

Holding Period Requirements

The purchase or sale of securities of all equities or fixed income securities of individual companies and related derivatives and any other security linked to the performance of an underlying issue is subject to the following additional restrictions:

●	All positions must be held for at least 30 days from the date of first purchase.

●	Derivative trades must have an expiration date in excess of 30 days. You may exercise a derivative security after satisfying the 30 day holding period and pre-clearing the exercise

●	If you write a call, the buyer may exercise it earlier than 30 days after trade date

●	Excessive and day trading are both prohibited; Compliance will determine what may constitute ‘excessive’ on a case by case basis

REPORTING REQUIREMENTS FOR PERSONAL TRADING

In addition to the pre-approval requirement for certain personal transactions, you are required to provide periodic reports and information with respect to your personal accounts and holdings in Covered Securities.

Each financial institution at which you maintain a Covered Securities Account must provide Compliance with duplicate trade confirmations and statements for the Account. Confirmations and statements may be delivered electronically through the Compliance System. If your financial institution is unable to send confirmations and statements through the Compliance System, you must arrange for duplicate hard copies to be sent to Compliance.

Personal Holdings Report

You are required to submit to Compliance a report of your current holdings of Covered Securities (the “Holdings Report”) with respect to all holdings of Covered Securities not reported in confirmations and account statements from your broker-dealer. Each Employee’s Holdings Report is required to include securities holdings of any account which you manage or exercise (or share) investment discretion, as well as holdings of your Immediate Family Members. The Holdings Report will contain the:

●	title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which you have any direct or indirect beneficial ownership;

●	name of any broker, dealer or bank with which you maintain an account in which any securities are held for your direct or indirect benefit; and

●	date of the report.

Code of Ethics, June, 2023	[11]

The Holdings Report must be submitted no later than 10 days after commencement of employment and no later than 45 days after the beginning of each year thereafter. The Holdings Reports must provide information that is current as of a date no more than 45 days before you are first required to submit a Holdings Report or the date the report is submitted, as appropriate. The Holdings report certification will generally be available through the Compliance System.

You are also required to disclose any Immediate Family Members who have an employment or other relationship with a financial institution including a securities exchange, broker dealer, or investment adviser (whether registered or unregistered). This information should be included in your account certification in the Compliance System, or disclosed separately to Compliance.

Personal Transaction Reports

You must submit a quarterly securities transactions report (a “Transaction Report”) to Compliance with respect to all holdings of Covered Securities not reported in confirmations and account statements from your broker-dealer. Each Transaction Report must include securities transactions by you, as well as your Immediate Family Members. Each Transaction Report must contain the following information about each transaction in Covered Securities in which you had, or as a result of the transaction acquired, any direct or indirect beneficial ownership (as well as any other securities in accounts which you manage or exercise (or share) investment discretion):

●	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

●	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

●	The price of the security at which the transaction was effected;

●	The name of the broker, dealer or bank, if any, with or through which the transaction was effected; and

●	The date the report is submitted.

You must submit the Transaction Report (or otherwise certify that you did not engage in any transactions over the past quarter) no later than 30 days after the end of each calendar quarter. A transactions report certification will be generally available through the Compliance System.

Under certain circumstances, Compliance may allow you to confirm via electronic mail or other electronic solution that all holdings of Covered Securities required to be disclosed by you as of the applicable date have been disclosed in confirmations and account statements received by Steele Creek from applicable broker-dealers. Any such electronic confirmations will be retained in accordance with Steele Creek’s books and records policy.

Compliance will assist employees in arranging for copies of duplicate statements and setting up electronic mechanisms to obtain information from financial institutions when possible.

Code of Ethics, June, 2023	[12]

Exception for the Steele Creek BDC Independent Directors

Notwithstanding the reporting requirements set forth above, a director of the Steele Creek BDC who is not an “interested person” of the company within the meaning of Section 2(a)(19) of the 1940 Act (an “Independent Director”), who would be required to make a report under this solely by reason of being a director of the Steele Creek BDC is not required to make an initial Holdings Report upon becoming a director of the Steele Creek BDC or an annual Holdings Report. Such an Independent Director also need not make a quarterly Transaction Report unless such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Steele Creek BDC, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Covered Security by the director such Covered Security is or was purchased or sold by the Steele Creek BDC, or Steele Creek considered purchasing or selling such Covered Security.

PRE-CLEARANCE REQUIREMENTS FOR PRIVATE PLACEMENTS, PRIVATE INVESTMENT COMPANIES, PRIVATE EQUITY, HEDGE FUNDS

You must receive pre-clearance prior to investing in a private placement (i.e., any security not traded publicly). This requirement includes commitments to, and investments in, private investment companies such as private equity funds and hedge funds. You must pre-clear an investment in a fund that the Company or one of its affiliates manages, such as any Client Fund, or an investment opportunity that the Firm’s affiliates syndicates for Employees. Requests for pre- clearance should generally be made through the Compliance System or, with Compliance approval, by submitting a written request to Compliance. You may not make the investment until you have received written approval from Compliance or received an approval notification through the Compliance System.

You do not have to pre-clear the funding of draw downs if you previously pre-cleared the commitment, or withdrawal or liquidation elections.

IPO’s and private transactions require pre-approval before participation in such transactions, and you may not effect such an investment without the prior written consent from Compliance. This includes private transactions managed by MAM, the Moelis BD or the MAM Subsidiaries.

ANY EMPLOYEE SEEKING TO TRADE IN A COVERED SECURITY, PARTICIPATE IN AN INITIAL PUBLIC OFFERING (IPO) OR A PRIVATE PLACEMENT MUST SUBMIT A PRE-CLEARANCE FORM THROUGH THE COMPLIANCE SYSTEM.

For the avoidance of doubt, investments in private placements which are made in response to a solicitation by Moelis Asset Management, its affiliates, the Moelis BD or any affiliated entity are considered to be precleared but must be entered into the Compliance System. Subsequent transactions in these investments must be precleared in the same manner as other personal private investments.

Code of Ethics, June, 2023	[13]

Preclearance Window

If your trade request is approved by Compliance, you must:

●	effect execution for approved personal securities transactions on the day you received approval or by the end of the next business day;

●	not buy or sell more than the number of shares approved, but you may choose to purchase less or none at all; and

●	pre-clear and cause to be executed standard orders to trade within prescribed parameters, such as “limit,” “stop-loss,” “good-till-cancel,” or “standing buy-sell” orders on the day you received approval or the next trade day after approval.

If you fail to execute your trade within the time parameters, you must obtain permission for any subsequent trade (including standard orders) not executed within these time parameters. Subsequent trade requests should also be submitted through the Compliance System.

Compliance Review and Recordkeeping

Compliance will be responsible for periodically reviewing records obtained in connection with these policies and for reporting material issues, as needed, to management. Completed compliance reviews will be memorialized in the Compliance System on at least a quarterly basis. Compliance will, on a periodic basic, confirm that the Compliance System contains accurate account and trading information.

Compliance will keep a record of any additional restrictions upon personal account dealing. This record should be made at the time the restrictions are placed, if practicable. Copies of the Restricted List, Holding Reports, quarterly Transaction Reports and a record of each Transaction Preclearance will be maintained in accordance with Steele Creek’s books and records policy.

Managing Information Security

You will maintain the security of information that has been identified by Steele Creek as material non-public or otherwise confidential.

General Precautions

You should avoid discussions of confidential information relating to Steele Creek, its Clients, or its Client Investors with, or in the presence of, persons who have no need to know the information. You should use extreme caution when discussions take place in hallways, elevators, taxicabs, trains, subways, airplanes, airports, restaurants, social gatherings, and other public places. You should avoid using speakerphones in circumstances in which confidential information may be overheard. Mobile phones should be used with great care and circumspection, as they are not secure.

Code of Ethics, June, 2023	[14]

Access protections

IT has set password protections and automatic locking features on all Firm issued equipment. If you are working offsite, you must use the Firm’s approved remote access applications to maintain the confidentiality of materials.

Code names

Code names should be used for sensitive projects and deals, and the parties thereto. Code names should be sufficiently different from the actual names of the relevant parties so their real identities are disguised.

Conference Facilities

You must take care to protect confidential information and conversations in the conference areas. Do not conduct conversations in hallways or when doors are open and remove all confidential materials when your use of the conference room ends.

Document destruction

You must dispose of hard copy materials containing confidential information that Firm policy and applicable law and regulation permit you to destroy using secure shred bins. In no event should you destroy documents subject to legal record retention requirements.

Email Distribution Lists

Distribution Lists are a valuable tool to communicate with groups of people quickly and efficiently. When sending external email, you must confirm the email is properly addressed and report to Compliance any email containing confidential information that you discover was mistakenly sent to an unintended recipient.

Bring Your Own Device

The Firm allows Employees to use their own mobile devices to access their email and files remotely. The Firm has implemented security policies that require a form of password protection on mobile devices in order to use Firm applications. The Firm also disables access after a certain number of incorrect access attempts.

To assist the MAM Subsidiaries with compliance with recordkeeping provisions of the Investment Advisers Act of 1940 MAM will be maintaining and preserving electronic communications, including email and text messaging.

Employees of MAM and Steele Creek are required to communicate certain business activities through official channels. These include any communications related to: (i) any recommendation or investment advice; (ii) the receipt, disbursement or delivery of funds or securities; and (iii) the execution of any purchase or sale order. General market color, scheduling or logistical matters or texts regarding a personal relationship may, but are not required to be, sent any and all business activities through official channels. For email, the current approved channel is the email address specific to your employer, e.g.johnsmith@steelecreek.com. Steele Creek utilizes Microsoft Teams for internal messages. For text messaging, the current approved channel is Movius. MAM reserves the right to access and monitor all messages sent and received through email and Movius, as deemed necessary and appropriate. As the Firm allows Employees to utilize their own devices, the Firm reserves the right to monitor communications on these devices as needed to ensure compliance with this and other Firm policies. If an Employee fails to conduct business activities through the official channel they may be subject to sanctions, penalties and disciplinary proceedings, including termination of employment.

Code of Ethics, June, 2023	[15]

Conflicts of Interest

Steele Creek’s policy is to identify and manage conflicts appropriately, to comply with regulations and to meet Steele Creek’s fiduciary duties to its Clients. Conflicts and their procedures specific to Steele Creek will be discussed generally below, however, Steele Creek Employees are also subject to the Moelis Asset Management Conflicts of Interest policy which includes an additional discussion of conflicts.

Conflicts of interest may arise between a Client and Steele Creek, between two of Steele Creek’s Clients, between Steele Creek and Moelis Asset Management, between Steele Creek and other Moelis Asset Management Affiliates or between Steele Creek and Moelis BD. You may have personal conflicts, such as (i) a material interest in a transaction to be entered into with or for a Client; (ii) a relationship that gives or may give rise to a conflict of interest in relation to a transaction or (iii) another interest in a transaction that is, or may be, in conflict with the interest of any of Steele Creek’s Clients. You are responsible for alerting Compliance to any actual and potential conflicts you may identify.

Affiliated Transactions

Steele Creek must adequately disclose, avoid, obtain informed consent for, or otherwise resolve conflicts of interest that may arise in connection with the investments of a Client Fund. You will comply with the restrictions provided in the applicable Client Fund agreements relating to principal transactions, cross trades or other affiliated transactions, in which Steele Creek, its Employees or other related persons may have interests that are adverse to, or in any event not aligned with, the interests of one or more Client Funds.

The Investment Committee is responsible for confirming whether a proposed transaction for a Client Fund would present any conflicts of interest, and that any such conflict of interest issues have been resolved. See “Portfolio Management – Affiliated Transactions” in SCIM’s separate Compliance Manual and “Investment Policies and Procedures - Transactions with Affiliates” in the Steele Creek BDC’s separate Compliance Manual, as applicable.

If you are aware of any circumstances which may give rise to a conflict of this kind, you must refer such matter immediately to Compliance. In particular, if you become aware of information that makes carrying out your functions difficult – for example, you obtain inside information about a company – you must inform the applicable CCO.

DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

You may not acquire, or receive personal gain or profit from, any business opportunity that comes to your attention and in which you know Steele Creek might be expected to participate or have an interest. You must disclose all necessary facts in writing of such business opportunity to the Investment Committee, offering the particular opportunity to Steele Creek, and thereafter obtaining written authorization to participate from the Investment Committee. You must immediately disclose to the Management Committee any personal or family interest in any Steele Creek business activity or transaction. In addition, such interests are to be assessed in the portfolio management process.

Refer to “Portfolio Management” in SCIM’s separate Compliance Manual and “Fiduciary Duties of Directors” in the Steele Creek BDC’s separate Compliance Manual, as applicable.

USE OF EXPERT CONSULTANTS

Steele Creek may from time to time contract with an expert, either through an expert network or independently, to provide non-confidential information and analysis on their employer or field of expertise. Consultations with experts must be precleared prior to usage. Additionally, in the event an expert consultant is part of any network or other third- party arrangement, the applicable CCO will review the compliance procedures, including the terms and conditions of the expert network or third party arrangement, and make a determination as to whether these procedures are satisfactory. Currently, Steele Creek uses Third Bridge for sponsored calls and presentations as well as access to their write ups. If the usage expands, additional procedures will be put in place.

Code of Ethics, June, 2023	[16]

Gifts and Entertainment Events

You must not give or accept gifts or other benefits where a gift may be regarded as an inducement to the recipient or to you to act contrary to your duties to Steele Creek or any of its Clients or otherwise improperly.

You may not, directly, or indirectly through an intermediary or agent, authorize, pay, or receive any rebate, bonus, fee or other consideration, to or from any person for business sought or procured or to any official or candidate for office of any governmental or regulatory body, except as expressly authorized by Compliance.

When participating in or sponsoring business meals or entertainment, you should not engage in any activities or conduct that could subject Steele Creek to disrepute or to legal or regulatory risk.

Limitations

You are limited to giving and receiving reasonable and customary gifts or anything of value to or from any person who could be viewed as a business contact including if such gift could be reasonably construed as an attempt to garner influence. Steele Creek policy considers meals or entertainment for which you are not present or which is non- customary in nature as a gift. The reasonable and customary standard is applied in relation to the event itself.

Pre-approval and Records

Pre-approval is required of all gifts given to Steele Creek Clients, including any non-customary gifts, meals or entertainment. You must send a pre-approval request to Compliance through via email or as otherwise directed.

Government Staff

Providing of meals, gifts or entertainment to a government employee is generally prohibited by applicable laws. (See also Pay-to-Play and Dealings with Government and Industry Regulators below.)

Exceptions

Pre-approval and record requirements set forth above do not apply in the following circumstances:

Personal relationships

Gifts and entertainment to or from individuals with which you have a familial or pre-existing personal relationship apart from your association with Steele Creek are not subject to these limitations or to pre-approval requirements. It should be clear that it is the personal relationship and not Steele Creek’s business that is a prerequisite for the giving or receiving the gift.

Code of Ethics, June, 2023	[17]

Life events

Gifts and entertainment to or from individuals in connection with certain life events, such as a wedding or the birth or adoption of a child, are not subject to limitations or to pre-approval requirements. You are expected to use good judgment and avoid lavish or excessive gifts.

Business meals or entertainment

Ordinary and reasonable business meals and entertainment of a Client Investor are not subject to gift limitations, provided you host and are present at the meal or event. Ordinary and reasonable business meals and entertainment that suppliers/service providers offer are not subject to this limitation, provided a representative of the supplier/service provider is present and hosts you at the event or meal. The meals and entertainment must not be so frequent as to create the appearance of impropriety in selecting Steele Creek’s suppliers/service providers.

Promotional items and deal mementos

Items that display Steele Creek’s or another company’s name and have a nominal value (such as pens, tote bags, clothing or caps) are not considered gifts subject to this policy. Similarly, customary deal mementos such as Lucite tombstones or plaques that are purely decorative are not subject to the policy. These promotional items and deal mementos may be given and received without preapproval or reporting.

Compliance Review

Compliance will review and approve (or deny) all gift-giving or non-customary meal or entertainment requests. Compliance will maintain such records in electronic form.

Outside Business Activities of Employees

In general, you are expected to dedicate all of your business time and attention to Steele Creek and its business. Unless disclosed to and pre-approved by Compliance, you may NOT:

(i) engage in any other business activities,

(ii) serve as an officer, director or employee of, or in any similar capacity with, any person or entity engaged in business- related activities (other than executives who also hold the position of Managing Director of Moelis Asset Management)

(iv) serve as general partner or managing member of, or in any similar capacity with (including as a member of an investment committee), any partnership, limited liability company or other entity operating as a private investment fund.

You must also report any material change in duties or responsibilities with respect to any previously-approved outside business activity. Compliance may impose such additional restrictions or limitations on your outside endeavors as it deems appropriate.

These policies apply whether or not you receive compensation for such activity.

Code of Ethics, June, 2023	[18]

Pre-Approvals

Pre-approval for outside business activities should be submitted through the Compliance System. You are required to complete an Outside Business Activities form initially upon hire, prior to engaging in any subsequent activity and promptly upon any changes. With respect to any outside activities permitted to be engaged in, you must not (i) imply that you are acting on behalf of or as a representative of Steele Creek or Moelis Asset Management, and (ii) imply that Steele Creek or Moelis Asset Management has endorsed or approved the outside business activity.

You are not required to seek pre-approval prior for informal association with charities, civic foundations or similar non- profit organizations unless you will hold investment or financial discretion.

Loans and Employees

You may not borrow funds from or become indebted to any person, business or company having business dealings or a relationship with Steele Creek or Moelis Asset Management, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from Compliance. Loans, whether or not customary, from any person, business or company having business dealings with Steele Creek or Moelis Asset Management with respect to which you have had personal involvement will require the prior written approval of Compliance. You may not use Steele Creek or Moelis Asset Management’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of Compliance.

Improper Use of Property or Titles

You may not improperly utilize property of Steele Creek or Moelis Asset Management or improperly utilize the services of Steele Creek or Moelis Asset Management, their principals or employees. For purposes of this restriction, “property” means both tangible and intangible property, including Steele Creek or Moelis Asset Management’s premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes. You must at all times use Steele Creek business cards and other personal Steele Creek- branded items that accurately reflect your status and title within Steele Creek.

You may not use your position with Steele Creek in respect of any non- Steele Creek business, or to advance interests (personal or otherwise) other than those of Steele Creek.

Employee Involvement in Litigation or Proceedings

You must advise Compliance immediately if you become involved in or are threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority. Contact Compliance with any questions about the types of litigation or proceedings that should be reported.

Code of Ethics, June, 2023	[19]

Political Contributions and Public Office

●	You are required to seek pre-approval for any political contribution. Compliance may maintain a “restricted list” of jurisdictions or categories of officials for which contributions are prohibited by Employees as a matter of policy. Pre-approval requests should be submitted through the Compliance System or in such other manner approved by Compliance.

●	You are prohibited from holding a public office if it in any way conflicts with Steele Creek’s business; any campaign must be pre-approved prior to commencement.

●	You or Immediate Family Members are prohibited from:

o	making any contributions in cash or in-kind except as permitted by this policy; or

o	giving any gift or anything of value except as permitted by this policy; or

o	offering any favors or preferential treatment to any public official; or

o	having investment discretion or the involvement with any pension plan or other governmental body that may become a Client or Client Investor, including any employee of such a plan or government body, or to any member of any such person’s immediate family.

This policy does not restrict political contributions to:

●	Candidates for the presidency or vice-presidency of the US, unless the candidate is at the time of the contribution a holder of a state or local government office

●	Members of the US House of Representatives or candidates for a House seat, unless the candidate is at the time of the contribution a holder of a state or local government office

●	Members of the US Senate or candidates for a Senate seat, unless the candidate is at the time of the contribution a holder of a state or local government office

●	Broad-based PACs, such as GOPAC, that do not target contributions to a single candidate or group of candidates; candidates in a particular state; or candidates only for state or local government office.

PAY TO PLAY1

Steele Creek is subject to various pay-to-play restrictions limiting contributions to officials of issuers and certain political and party committees.

To ensure that Steele Creek complies with applicable rules, you must obtain pre-clearance from Compliance before making a contribution of any kind, including contributions to any political candidate, political committee or to a political fundraising event. Contributions include cash, donations of services, the use of your home for an event, etc. Contributions do not include speaking or volunteering for a campaign.

[1]	Rule 206(4)-5 under the Advisers Act.

Code of Ethics, June, 2023	[20]

Generally, you are prohibited from doing anything indirectly that, if done directly, would violate relevant prohibitions. Consequently, contributions made by a spouse or other Immediate Family Member must be pre-cleared given that such contributions may be attributed to the employee.

GENERAL CONTRIBUTION RESTRICTIONS

●	Prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates.

●	Prohibits an adviser from providing or agreeing to provide, directly or indirectly, payment to any third party for a solicitation of advisory business from any government entity on behalf of such adviser, unless such third parties are registered broker-dealers or registered investment advisers, in each case themselves subject to pay to play restrictions.

●	Prevents an adviser from soliciting from others, or coordinating contributions to certain elected officials or candidates or payments to political parties where the adviser is providing or seeking government business.

If certain executives or employees of Steele Creek make or makes a political contribution to an official in a position to influence the selection of an adviser or an investment in the Client Fund, then Steele Creek will be prohibited from receiving advisory fees attributable to a government investor connected to that official for two years following the date of such payment. It is not anticipated that Steele Creek itself or any of its affiliates will make any political contributions.

Permitted Contributions

Contributions to candidates falling under the Pay to Play rules may be permitted in an amount of up to $350 if the employee is entitled to vote for the candidate and $150 if the employee is not entitled to vote for the candidate.

Refer to SCIM’s Compliance Manual for additional information on use of solicitors and associated pay-to play rules.

Recordkeeping

Steele Creek is required to maintain certain records of the political contributions made by Steele Creek or certain of its executives or employees.1 Recordkeeping requirements apply to contributions made to both incumbents and candidates. Recordkeeping requirements apply to all covered persons, including new hires.

[1]	In addition, an adviser must keep records of all government entities to which it provides or has provided advisory services, including government entities in any covered investment pool to which the adviser provides or has provided advisory services. The “Pay to Play Rule”; see SEC Release IA-3043 release date 6/30/2010; and the SEC’s website for current FAQs related to these rules: http://www.sec.gov/divisions/investment/pay-to-play-faq.htm).

Code of Ethics, June, 2023	[21]

Compliance Review

Compliance will maintain a list of all political contributions (including gifts) made by Steele Creek and Employees, a list of government clients and potential government clients of Steele Creek, a list of “covered associates” and a list of all third-party solicitors used to solicit government entity business. A list may not be maintained for the SCIM entities as they do not generally make political contributions. The SCIM CCO will approve all political contributions; political contributions made by the SCIM CCO will be approved by Moelis Asset Management CCO. Compliance also reviews contributions made by new hires in onboarding certifications. Compliance reviews employee expenses quarterly to confirm political contributions (including gifts), are appropriately cleared and logged. Compliance performs random sampling internet searches on political contributions annually.

DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

Steele Creek policy prohibits payments of any kind by Steele Creek and its Employees including any Immediate Family Members, and discourages such payments by any agent or other intermediary, to any government official, self- regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. You are encouraged to avoid even the appearance of impropriety in your dealings with industry and government regulators and officials. As a result, you should not have any contacts with any such government or regulatory agency or official without the approval of the SCIM CCO.

You are required to cooperate fully with Steele Creek in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against the Firm. You are expected, if requested, to provide Steele Creek with reasonable assistance including, but not limited to, meeting or consulting with Steele Creek and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

Code of Ethics, June, 2023	[22]

Compliance Education, Questionnaire and Disclosures:

In connection with compliance with Steele Creek’s policies, Compliance will:

●	arrange an educational program to familiarize all personnel with Steele Creek’s policies and procedures, and hold compliance meetings and other compliance education sessions as circumstances warrant (at which attendance will be mandatory for relevant Employees);

●	require that all personnel, at the time of their initial association with Steele Creek and thereafter on at least an annual basis, complete certifications to update Compliance records, through our Compliance System;

●	review, on a regular basis, and update, as necessary, Steele Creek’s policies and procedures and make such changes to Steele Creek’s compliance program and the Code as deemed necessary or appropriate;

●	Ensure Steele Creek’s Form ADV Part 2 includes a description of Steele Creek’s current Code of Ethics policies; and

●	Upon request make copies of the Code available to Steele Creek Clients.

Recordkeeping

Compliance will maintain records required by the foregoing procedures, and records of any material breaches of the Code (including the response and resolution thereof). These records will be maintained according to Steele Creek’s document retention procedures. Records will be maintained in accordance with each Compliance Manual, as applicable.

Code of Ethics, June, 2023	[23]

ADDENDUM

RESPONSIBLE PERSONS AND COMPLIANCE CONTACTS

●	CCO	Matthew Stouffer for SCIM; Marie Bober for the Steele Creek BDC

●	Management Committee	Glenn Duffy, Matthew Stouffer, Christopher Ryan

●	Compliance Personnel	Marie Bober, Laura Capicotto

●	Trade Approvers	Glenn Duffy, Marie Bober, Laura Capicotto

Code of Ethics, June, 2023	[24]

Steele Creek Capital Corporation Compliance Manual

Effective: September, 2020 As Updated: January, 2025

The Compliance Manual (the “Policy”) is the exclusive property of Steele Creek Capital Corporation (the “Steele Creek BDC”). This Policy and its contents are confidential and must not be disclosed to any third-party without the express written consent of the Steele Creek BDC.

FOR INTERNAL USE ONLY

Introduction

This Compliance Manual summarizes the reporting obligations and other duties imposed by the U.S. federal securities laws upon externally managed, closed-end, non-diversified management investment companies that have elected to be treated as business development companies and their officers, directors and certain of their stockholders.

In an effort to maximize its readability and usefulness as a day-to-day guide, this Compliance Manual constitutes only a general and non-technical summary of legal requirements that are often extremely complex; a number of details, refinements and exceptions have been omitted. As a working guideline for action, we suggest that, in any case where doubt exists as to personal or corporate responsibility under the securities laws, you should seek further information and guidance from compliance, legal, or outside counsel. In addition, please be aware that the legal matters covered in this Compliance Manual have been updated through January 2025 and do not reflect changes made after such date. Similarly, the forms and instructions of the Securities and Exchange Commission included in this outline are for reference purposes only. Before using any of them as official guide for preparation, the user should ascertain whether any amendments to the text of the form have been made.

Staff Operational Amendments

The Chief Compliance Officer and designated compliance personnel of Steele Creek Capital Corporation (the “Company” or the “Steele Creek BDC”) review the text of this Compliance Manual at least annually and, in connection with the review of Dechert LLP, may recommend amendments designed to update and streamline internal compliance and operational policies and procedures. The Compliance Manual will be submitted to the Board of Directors annually for its review and approval, and the Compliance Manual’s provisions have been designed for use in the operations of the Company in anticipation of such review and approval.

Use and Distribution of this Compliance Manual

This Compliance Manual, including the Joint Code of Ethics, applies to the officers and directors of the Company and the managers, partners, officers and employees of Steele Creek Investment Management LLC (the “Advisor”). Each of these persons will receive a copy of this Compliance Manual and be subject to these policies and procedures. Keep this Compliance Manual available for easy reference. You are asked and encouraged to raise questions or comments about the Compliance Manual. In those situations where an answer cannot be found in the Compliance Manual, you should direct any question to the Company’s Chief Compliance Officer.

Director, Chief Executive Officer, Chief Investment Officer, and President	Glenn Duffy	201 S. College St, Suite 1690 Charlotte, NC 28244 (704) 343-6012
Chief Financial Officer	Doug Applegate	399 Park Ave, 5th Fl New York, NY 10022 917-719-5750
Chief Compliance Officer and Secretary	Marie Bober	399 Park Ave, 5th Fl New York, NY 10022917-719-5775
Chairman of the Board of Directors and Treasurer	Christopher Ryan	399 Park Ave, 5th Fl New York, NY 10022 (212) 883- 3555
Investment Adviser	Steele Creek Investment Management LLC	201 S. College St, Suite 1690 Charlotte, NC 28244 (704) 343-6012
Custodian	U.S. Bank National Association	Global Corporate Trust One Federal Street, 3rd Floor Boston, MA 02110
Counsel	Dechert LLP Harry Pangas	1900 K Street, NW Washington, DC 20006 (202) 261-3300
Independent Accountant	Grant Thornton	757 Third Avenue, 9th Floor New York, NY 10017 (212) 599 0100

Periodic Reporting Obligations Under the U.S. Federal Securities Laws	1
Introduction: Requirements, Objectives and Procedures	1
Legal Requirements	1
Objectives of Reporting Process	2
Procedures of Reporting Process	3
Record breakdowns in disclosure controls	3
Filing Under EDGAR	3
Internet Reporting of Current Reports	3

Annual Report on Form 10-K	4
Due Date	4
Filing Requirements	4
Information Required	5
Disclosure Issues	5
Combining Form 10-K with Annual Report to Shareholders	5

Annual Report to Shareholders	6
General	6
Distribution to Stockholders	6
Filing	6
Information Required	6

Proxy Statements	7
General	7
Notice and Access Proxies	7
Filing Requirements	8
Distribution to Stockholders and Disclosure of the Effect of Broker Non-Votes	8
Information Required	9
Disclosure Issues	10

Quarterly Reports on Form 10-Q	11
Due Date	11
Filing Requirements	11
Information Required	11
Disclosure Issues	12

Periodic Reporting Obligations Under the U.S. Federal Securities Laws	13
Quarterly Reports to Stockholders	13
Current Reports on Form 8-K	14
Submission Deadlines	14
Procedures	14
Filing Requirements	14

Extension of Time for Filing Information on Form 12b-25	15
General	15
Beneficial Ownership Reports	16
Liability of Officers and Directors Under the Exchange Act	17

Disclosure of Material Information	18

i

Introduction: Disclosure	18
Prompt Public Disclosure	18
Liability for Inadequate or Misleading Disclosure	18
Sarbanes-Oxley	19
Disclosure Controls and Procedures	20
Internal Control Over Financial Reporting	21
CEO/CFO Certifications	23
No Selective Disclosure	24
“Forward-Looking” Information and Projections	24
Management’s Discussion and Analysis	26
Communications with the Press	26
Website Maintenance	26
Share Repurchases by the Company	27

Disclosure of Material Information	28

Securities Trading by Officers, Directors and Affiliates	28
Applicable Legal Principles	28
Preclearance	29
Compliance Policies and Procedures	29

Duty To Disclose	30
Policy	30
Duty to Correct	30
Bases for Delaying Disclosure	30

The Foreign Corrupt Practices Act	31

Other	32
Prohibition of Personal Loans to Executive Officers and Directors Under Sarbanes-Oxley	32
Fiduciary Duties of Directors	32

Investment Company Act Requirements and Internal Revenue Code Reporting	33
Codes of Ethics	33
Fidelity Bond	34
Legal Background	34
Policies and Procedures	34

Management Agreement and Fees	35
Legal Background	35
Policies and Procedures	35

Investment Policies and Procedures	36
Legal Background	36
Policies and Procedures	37

Transactions with Affiliates	38
Legal Background	38
Policies and Procedures	39

Asset Coverage Requirements for Borrowing	40
Legal Background	40
Policies and Procedures	41

Derivatives	42
Legal Background	42
Policies and Procedures	43

Dividends and Distributions	44
Legal Background	44
Policies and Procedures	44

Filing Exemptive Applications or Requests for Other Relief and Compliance with Exemptive Orders and Other Relief	45
Legal Background	45
Policies and Procedures	45

Investments in Other Investment Companies – Anti-Pyramiding	46
Legal Background	46
Policies and Procedures	46

Investments in Insurance Companies and Securities-Related Businesses	47
Legal Background	47
Policies and Procedures	47

Portfolio Valuation	48
Legal Background	48
Policies and Procedures	48
Fair Value Measurements	49

RIC Status	52
Legal Background	52
Policies and Procedures	52

Custody Arrangements	53
Legal Background	53
Policies and Procedures	53

Transfer Agent	54
Legal Background	54
Policies and Procedures	54

Advertisements and Marketing	55
Legal Background	55
Policies and Procedures	55

Cybersecurity	57

Customer Financial Privacy – Regulation S-P	58

Record Keeping and Retention	59

Legal Background	59
Policies and Procedures	60

Board of Directors	61
Investment Company Act	61
Exchange Independence Requirements	62

Audit Committee	63
Investment Company Act	63
Sarbanes-Oxley and Exchange Requirements	63
Form 10-K Disclosure Requirements	64
Audit Committee Report	65
Ongoing Auditor Reporting to the Audit Committee	65
Financial Expert	65

Nominating and Corporate Governance Committee	65
Investment Company Act	65

Standards of Conduct For Attorneys	66

EXHIBITS	67

Periodic Reporting Obligations
Under the U.S. Federal Securities Laws

Introduction: Requirements, Objectives and Procedures

Legal Requirements

Once it has registered its shares of common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Steele Creek Capital Corporation (the “Company”), a Maryland corporation, will be required to file the following ongoing reports with the Securities and Exchange Commission (the “SEC”) under Section 13(a) of the Exchange Act:

●	annual reports on Form 10-K;

●	quarterly reports on Form 10-Q; and

●	current reports on Form 8-K.

Further, the Company is obligated under Maryland law to hold annual meetings of stockholders and, under Rule 14a- 3(b) under the Exchange Act, to send annual reports to stockholders.

Business development companies are unusual among public reporting companies in the United States in being required to comply with elements of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 38a-1 under the Investment Company Act requires that a business development company adopt and implement written policies and procedures reasonably designed to prevent violation of the “federal securities laws,” including policies and procedures that provide for the oversight of compliance by each investment adviser, principal underwriter, administrator and transfer agent (collectively, “service providers”) of such business development company. The policies and procedures therefore must address a business development company’s obligations not only under the Investment Company Act, but also under the following: the Securities Act; the Exchange Act; the Investment Advisers Act of 1940, as amended (the “Advisers Act”); Title V of the Gramm-Leach-Bliley Act; the Bank Secrecy Act; and any rules adopted under these Acts. Business development companies are subject to all the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”), and they must review at least annually the adequacy of their and of their service providers’ policies and procedures as well as the effectiveness of the implementation of such policies and procedures.

Rule 38a-1 also requires a business development company to designate one individual to serve as chief compliance officer (“CCO”) to administer the compliance policies and procedures, and requires the CCO to present the board of directors (the “Board”) annually with a written report on the operations of the business development company’s policies and procedures, as well as those of the company’s service providers. This written report should also address any material changes made to those policies and procedures since the CCO’s last report; any material changes to the policies and procedures that were recommended as a result of the annual review; and each material compliance matter 1  that occurred since the date of the last report. In addition, Rule 38a-1 imposes specific recordkeeping requirements. Among other things, business development companies are required to maintain any records documenting their annual compliance reviews as well as copies of the written compliance reports required to be provided by the CCO.

[1]	Rule 38a-1(e)(2) under the Investment Company Act defines “material compliance matter” as any compliance matter about which the fund’s board of directors would reasonably need to know to oversee fund compliance, and that involves (without limitation) a violation of the fund’s policies and procedures.

Objectives of Reporting Process

The objectives of the U.S. federal securities laws are twofold: first, to ensure that investors receive adequate, accurate and balanced information concerning the operation and financial condition of a company whose securities are owned by public investors, thereby permitting informed investment decisions; and second, to prevent fraudulent and manipulative practices in relation to the purchase and sale of securities. The burden placed upon the Company and its directors and officers to ensure that these objectives are met is significant and is reinforced by the potential imposition of liability for any failure to comply with the various rules and regulations that support these objectives. The implementation of effective procedures from the inception of its public existence will enable the Company to perform its functions as a public company competently and reduce the risk of liability.

Focusing on the first objective, the dissemination of adequate, accurate and balanced information to the investing public, the Company must maintain disclosure controls and procedures that will enable it (i) to meet its obligations for the timely filing of all reports with the SEC in a form that complies with the SEC’s rules and regulations, (ii) to gather on an ongoing basis information concerning all “material”2  events that should be reported to the SEC and (iii) to support the certifications provided by the Company’ chief executive officer (“CEO”) and chief financial officer (“CFO”) in connection with certain of the Company’s Exchange Act filings.

The elements involved in successfully meeting ongoing reporting obligations are scheduling (which is a year-round activity), coordination of the numerous participants involved in the preparation process and the ability to assess objectively and to disclose accurately information about the Company dictated by the SEC’s rules and regulations.

Being in a position to report, when appropriate, all “material” events as they occur throughout the year will help to (i) prevent such information from being disclosed by persons other than the Company and (ii) ensure compliance with the current reporting obligations of the SEC on Form 8-K. If the Company has adopted internal procedures regarding the monitoring of significant corporate events and their disclosure, it will be in a position to comply with the SEC’s periodic reporting requirements relating to the release of information that might reasonably be expected to affect materially the market for the Company’s securities.

In addition, Section 18 of the Exchange Act expressly creates a private remedy for “false or misleading” statements contained in “any application, report or document” filed with the SEC in favor of any person “who, in reliance upon such statements”, purchased or sold a security “at a price which was affected by such statement.” A person who made or caused the making of such statement may avoid liability by showing that he or she acted in good faith and had no knowledge that the statement was false or misleading.

Many actions for violation of Exchange Act reporting requirements against corporations, directors and officers are brought under the general anti-fraud provisions of Section 10(b) and Rule 10b-5, pursuant to which a defendant may be held liable only if he or she acted recklessly or with intent to defraud in making a material misstatement or omission. Although reliance is required to recover money damages or other remedies in such an action, reliance is generally presumed once the materiality of a misstatement or omission is established.

See “Periodic Reporting Obligations Under the U.S. Federal Securities Laws – Liability of Officers and Directors Under the Exchange Act.”

[2]	Generally speaking, material information under U.S. federal securities laws means any information that a reasonable investor would consider significant in making an investment decision or that would significantly alter the total mix of publicly available information about the Company. See “Disclosure of Material Information” for a more detailed discussion.

Procedures of Reporting Process

The Company has designated a CCO to administer the compliance policies and procedures of the Company. The CCO works with the Legal team to implement a year-round schedule of compliance and reporting activities. The CFO shall coordinate with internal financial personnel and the Company’s independent auditors concerning the preparation of all financial information, including the year-end audit. The CFO works with senior personnel of Steele Creek Investment Management LLC (“Steele Creek”) as well as senior personnel of its parent, Moelis Asset Management LP (“MAM”) to conduct business due diligence sessions on a quarterly basis in connection with filing the Company’s quarterly reports and more extensive due diligence sessions in connection with filing the Company’s annual report. The Chief Compliance Officer coordinates with Steele Creek’s outside counsel relating to reportable legal issues and, importantly, compliance of all documents with the substantive disclosure requirements of the SEC’s rules and regulations. The executive officers consult with senior management concerning disclosure issues.

In addition, pursuant to Rules 13a-15 (and 15d-15, following an effective registration under the Securities Act) of the Exchange Act, the Company will implement controls and procedures for the monitoring and disclosure of material corporate and legal events as they occur throughout the year. The Company’s disclosure controls and procedures seek to ensure full, timely, accurate and reliable disclosure in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

As required by the SEC, the Company discloses in its annual reports on Form 10-K and quarterly reports on Form 10- Q its conclusions about the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by each such report. The Company’s CEO and CFO disclose to the audit committee of the Board (the “Audit Committee”) any deficiencies in the design or operation of the Company’s disclosure controls and procedures and identify for the Company’s auditors any material weaknesses in internal controls and any fraud, whether or not material, that involved any member of management or other employee who has a significant role in the Company’s internal controls.

Record breakdowns in disclosure controls

The SEC staff has taken the position that if a reporting company maintains a written report of the company’s internal disclosure and control errors and the appropriate remediation it has undertaken to prevent similar errors from occurring in the future, such information will be a mitigating factor during any SEC audit of the company. This demonstrates the Company’s good faith efforts to comply with applicable law and regulation and should have the added benefit of mitigating an SEC response arising from an SEC compliance audit.

Filing Under EDGAR

All public reporting companies file most of their reports, forms, registration statements and exemptive relief applications required by the Securities Act, the Exchange Act and the Investment Company Act, among others, through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. Some filings, such as requests for confidential treatment, stockholder proposals and no-action and interpretive requests, are not required to be made electronically via EDGAR. EDGAR is governed and defined by several specific SEC releases.

The Company coordinates its EDGAR filings through its outside legal counsel or otherwise as applicable. The Company has been assigned the necessary codes and passwords to access EDGAR and filed its initial Registration Statement on Form 10 via EDGAR. Signatures on electronic filings must be conformed, and the original signed document must be retained by the Company for five years and furnished to the SEC upon request. Pursuant to Regulation S-T, wet signatures must be in place prior to the use of conformed signatures in the EDGAR system. Most filings must be received, not sent, by the EDGAR system by 5:30 p.m., E. T., in order to meet the filing deadline for a given day. Generally, the EDGAR system will receive filings until 10:00 p.m., E. T.; however, all filings (other than beneficial ownership filings on Forms 3, 4 and 5) received after 5:30 p.m., E. T., will be dated the following date. The EDGAR system will receive filings only on weekdays other than federal holidays.

Any amendment to a filing must be filed under the cover of the form amended and be indicated by the addition of “A” after the form title. For example, an amended Form 10-K would be filed as a 10-K/A.

See Regulation S-T and the latest EDGAR Manual for complete EDGAR rules and instructions.

Internet Reporting of Current Reports

Under certain conditions, a reporting company’s website may be used to transmit disclosure of material information to the public while satisfying the applicable selective disclosure rules under Regulation FD (for “Fair Disclosure”). See “Disclosure of Material Information—No Selective Disclosure.”

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Annual Report on Form 10-K

Due Date

The Company’s annual report on Form 10-K (“Form 10-K”) is required to be filed within 90 days after the end of each fiscal year until (1) the aggregate worldwide market value of the Company’s voting and non-voting common equity held by its non-affiliates3  is at least $75 million, but less than $700 million, as of the last business day of its second fiscal quarter, (2) it has been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act for one year and (3) it has filed at least one annual report pursuant to Section 13(a) or 15(d). Upon meeting these three conditions, the Company will be deemed to be an “accelerated filer” and will have only 75 days after the end of each fiscal year to file its Form 10-K. When the Company’s aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates is equal to or greater than $700 million as of the last business day of its second fiscal quarter, it will have only 60 days to file its Form 10-K after the end of each fiscal year. However, all schedules required by Article 12 of Regulation S-X may, at the Company’s option, be filed as an amendment to Form 10-K not later than 30 days after the report is due, and all information included in Part III on Form 10-K may be filed in a definitive proxy statement not later than 120 days after the end of the fiscal year covered by the report.

To determine the exact due date of Form 10-K, the number of days should be counted beginning with the first day after the fiscal year-end date (i.e., January 1). In accordance with paragraph (a) of Rule 0-3 under the Exchange Act, if the filing date is a Saturday, Sunday or legal holiday, the due date becomes the next business day. This procedure is also applicable to other periodic reports filed under the Exchange Act. The filing must be received by the SEC on or before the due date.

If all or any part of Form 10-K cannot be filed on time, a notice under Form 12b-25 must be filed. However, the Form 10-K must nevertheless be filed within 15 business days of the original due date. See “Extension of Time for Filing Information on Form 12b-25.”

Filing Requirements

Signatures and Powers of Attorney. The Form 10-K must be signed by the Company (i.e., on its behalf by an executive officer) and by its CEO and CFO. It must also be signed by at least a majority of the Company’s directors. The originally executed signature pages are maintained in the Company’s records for five years and are furnished to the SEC upon request.

There may be instances in which it is extremely difficult to have either the majority of the Board or the required officers available for manual signatures at the time that signatures are required. Accordingly, the Company intends to utilize a power of attorney so that following the initial filing of a Form 10-K for any fiscal year the CEO or CFO of the Company will be authorized to sign any amendments to the form on behalf of the independent directors if necessary. However, use of a power of attorney should not be viewed as diminishing the personal responsibility of the directors whose signatures are required, with respect to the adequacy of the Form 10-K disclosures. Each of the independent directors is given a meaningful opportunity to review the Form 10-K during the course of its preparation, even if he or she is not available personally to affix his or her manual signature to the final form as filed.

[3]	The aggregate worldwide market value of an issuer’s outstanding voting and non-voting common equity is computed by use of the price at which the common equity was last sold, or the average of the bid and ask prices of such common equity, in the principal market for such common equity, if applicable.

Filing Fee. None.

Information Required

Disclosure Relating Access to Information. We will furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Because we do not currently maintain a public corporate website, we do not, except as required in the context of proxy statements, intend to make available on a website our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. We do intend, however, to provide electronic or paper copies of our filings free of charge upon request. Requests may be made in writing addressed to us at 201 S. College St, Suite 1690, Charlotte, NC 28244.

General. The information required to be disclosed in the Form 10-K include a description of the business, pertinent risk factors, selected financial data, management’s discussion and analysis of financial condition and results of operations (“MD&A”), controls and procedures, details regarding the directors, executive officers and corporate governance, the annual financial statements and certain other enumerated information.

The requirements as to financial statements and schedules are included in Regulation S-X under the Securities Act, and the requirements for each of the other items of information in Form 10-K are set forth in Regulation S-K under the Securities Act and the SEC’s instructions to Form 10-K.

Financial. Regulation S-X sets forth the form and content of, and requirements for, the financial statements and schedules to be included in the Form 10-K and the dates and periods for which they are required to be presented.

The balance sheet and statements of operations, cash flows and stockholder’s equity and financial statement schedules must be audited for each period that they are required.

●	A signed accountants’ consent is required to be included in each filing of the Form 10-K.

●	Non-GAAP Financial Measures. See “Disclosure of Material Information—Introduction: Disclosure— Use of Non-GAAP Financial Measures—Additional Requirements for SEC Filings.”

●	Prohibited Disclosures. See “Disclosure of Material Information—Introduction: Disclosure—Use of Non-GAAP Financial Measures—Prohibited Disclosures.”

Disclosure Issues

Much of the information required to be disclosed in the Form 10-K is also provided in the Company’s Registration Statements on Form 10 or Form N-2, as applicable. Accordingly, many decisions were made by the Company’s management at that time concerning the nature, extent and format of the disclosures required for each of these items. As the financial community expects the nature, extent and format of these disclosures to remain consistent unless something important has happened to change them, alteration should occur only after careful consideration, except for the requisite updating of certain financial and other information. Where it appears that alteration is necessary, the Company’s legal counsel and the Company’s independent registered public accounting firm should be consulted to ascertain whether the matter has been previously considered and to discuss the approach that should be adopted.

Combining Form 10-K with Annual Report to Shareholders

Much of the information contained in Form 10-K (especially financial information) is also required to be included in the Annual Report to Shareholders, which is frequently prepared at the same time (see next section for a discussion of the requirements of the Annual Report to Shareholders). Currently, the Company uses the commonly accepted practice of complying with both of these requirements by providing one report that serves as both a Form 10-K and an Annual Report to Shareholders.

While the Company intends to use a combined report for all of its subsequent reporting periods, use of the combined report for one fiscal year does not preclude the Company from using separate reports in a subsequent period.

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Annual Report to Shareholders

General

Currently, the Company produces one report that serves as both a Form 10-K and an Annual Report to Shareholders.

Distribution to Stockholders

Rule 14a-3(b) under the Exchange Act requires that an Annual Report to Shareholders accompany or precede any solicitation of a proxy by a company for an annual meeting at which directors are to be elected. The Company is obligated to send copies of the Annual Report to Shareholders to each holder of record in sufficient numbers for such holder’s beneficial owners. The Company currently satisfies this requirement by sending the Form 10-K to the Company’s stockholders. Substantially the same information must be transmitted to a company’s stockholders prior to an annual meeting even if proxies will not be solicited with respect to the election of directors.

Filing

The Company’s Annual Report to Shareholders, which is filed as the Form 10-K by the Form 10-K due date, must be filed through EDGAR not later than the date on which such report is first sent or given to stockholders. Although exchange rules require the Annual Report to Shareholders to be filed with the exchange as well, this requirement is deemed to be met by filing the Form 10-K with the SEC via EDGAR.

Information Required

See Periodic Reporting Obligations Under the U.S. Federal Securities Laws—Annual Report on Form 10-K— Information Required.” The Form 10-K includes all of the information required by Rule 14a-3(b) under the Exchange Act.

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Proxy Statements

General

Section 14 of the Exchange Act regulates the solicitation of proxies by companies whose securities are registered under the Exchange Act. A proxy, which is granted by a stockholder, authorizes the recipient thereof to cast the stockholder’s vote in accordance with the stockholder’s directions, thereby enabling such stockholder to avoid attending a stockholders’ meeting.

Regulation 14A under the Exchange Act and Rule 14a-3(a) thereunder require every company that solicits proxies to distribute to its stockholders, and to file with the SEC on Schedule 14A, a proxy statement setting forth detailed information largely concerning a company’s management. Solicitations commenced solely on the basis of either a publicly filed preliminary or definitive proxy statement are permitted, so long as no form of proxy is delivered to stockholders without an accompanying definitive proxy statement.

Rule 14a-3 further states that if management is soliciting proxies relating to an annual meeting of stockholders at which directors are to be elected, each proxy statement must be accompanied (or preceded) by an Annual Report to Shareholders that complies with certain specified requirements (for a discussion of the Annual Report to Shareholders, refer to previous section). Note that the Company currently produces one report that serves as both a Form 10-K and an Annual Report to Shareholders.

The Annual Report to Shareholders is not considered to be “soliciting material” or to be “filed” or subject to liabilities under Section 18 of the Exchange Act, except to the extent that the company specifically requests that the Annual Report to Shareholders be treated as part of the proxy soliciting material or incorporates it by reference into the proxy statement in its entirety. Sections of the Annual Report to Shareholders that are intended to be incorporated by reference are generally so designated to distinguish them from the parts of the report that are not considered “filed” and therefore not subject to liabilities under Section 18.

Notice and Access Proxies

For all proxy distributions, the Company’s CFO or his designee will work with the Company’s outside counsel to ensure proper notice and distribution.

With the exception of proxies distributed in connection with business combinations or transactions for cash consideration requiring disclosure under Item 14 of Schedule 14A, the Company may take advantage of a “notice and access” method of providing proxy materials to stockholders via the internet. For purposes of this rule, proxy materials include proxy statements on Schedule 14A, proxy cards, information statements on Schedule 14C, annual reports to security holders required by Rules 14a-3 and 14c-3 under the Exchange Act, notices of stockholder meetings, additional soliciting materials (other than materials filed under Rule 14a-12) and any amendments to such materials. Under the “notice only option”:

●	The Company must post its proxy materials on its website and mail, or email those stockholders who have previously agreed to receive by email, a Notice of Internet Availability of Proxy Materials (the “Notice”) at least 40 calendar days before the stockholders’ meeting date or the date that consents or authorizations may be used to effect the corporate actions;

●	The Notice must contain a prominent legend in bold-face type that states, “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on [insert meeting date],” and certain other enumerated information;

●	The Company may not send a proxy card along with the Notice; however, the Company may send a form of proxy to security holders if: (1) at least 10 calendar days or more have passed since the date it first sent the Notice to security holders and the form of proxy is accompanied by a copy of the Notice; or (2) the form of proxy is accompanied or preceded by a copy, via the same medium, of the proxy statement and any annual report to security holders that is required by Rule 14a-3(b); and

●	At the time the Notice is sent, stockholders must have a means to execute a proxy. Therefore, the Company may not simply wait 10 days to send a proxy card – it must post the proxy card on its website with the proxy statement no later than the time the Notice is sent to stockholders.

Alternatively, under the “full set delivery option,” the Company may deliver a full set of proxy materials to stockholders, along with the Notice.

Filing Requirements

The preliminary and definitive proxy statements and proxy cards required by the SEC pursuant to Rule 14a-6 under the Exchange Act are to be filed via EDGAR. The preliminary materials are to be filed at least 10 calendar days prior to public distribution of the definitive copies (with certain exceptions). However, the Company is not required to file a preliminary proxy statement, proxy card or other preliminary solicitation materials if the solicitation relates to an annual or special meeting at which the only matters acted upon are the election of directors or a security holder’s proposal under Rule 14a-8 under the Exchange Act or certain other specified matters. If material or fundamental changes are made to the preliminary materials, a filing of revised preliminary materials must be made and the 10-day review period recommences. All EDGAR proxy filings are coordinated by the Company’s CFO through the Company’s outside counsel.

Filing Fee. No filing fee is required for routine proxy materials.

Prefiling is not required for speeches, press releases and certain other communications, as long as no proxy is provided to security holders in connection with the communication and a definitive proxy statement is on file with the SEC at the time the communication is made.

All filed proxy materials and forms of proxy must be immediately available for public inspection unless confidential treatment is requested in a business combination transaction. Confidential treatment, however, will not be available for roll-up and going-private transactions.

SEC practice is not to review each proxy statement filed pursuant to the above rules. If the Company hears nothing from the SEC within 10 days after receipt by the SEC of the preliminary proxy materials, the proxy materials may be mailed or delivered to stockholders. However, as a matter of good practice, counsel to the Company should call the SEC prior to mailing the materials.

Distribution to Stockholders and Disclosure of the Effect of Broker Non-Votes

The Company must send copies of the proxy statement to each holder of record in sufficient numbers for such holder’s beneficial owners. On some issues brought before a stockholder meeting, referred to as “routine matters,” brokers may cast a vote on behalf of a beneficial holder if such holder does not vote such shares. The ratification of the Company’s independent accountant is an example of a routine matter. However, in certain situations, a broker holding shares for a beneficial owner lacks the authority to vote on a specific matter and, as a result, the vote is withheld. “Broker non-votes” are votes that are not cast at a stockholder meeting on “non-routine” matters because the beneficial holder did not cast a vote and the related broker lacks discretionary authority to vote such shares. The election of directors is a proscribed matter not permitted to be voted on by brokers.

Certain rules of the New York Stock Exchange (“NYSE”) prevent broker non-votes from counting towards the votes required to approve directors at a meeting of stockholders. NYSE Rule 452 applies at the broker level, not the company level. This means that a broker is not permitted to exercise a broker non-vote on a national securities exchange other than the NYSE if that broker is subject to NYSE Rule 452. As a practical matter, regardless of the national securities exchange on which a company is listed, broker non-votes for the election of directors will not count toward the election of its directors.

After the Company lists its shares on an exchange, pursuant to applicable exchange rules (e.g. NASDAQ Rule 5635(e)(4) or NYSE Rule 312.07), in order to satisfy an exchange’s stockholder approval requirement, a majority of the total votes cast for a proposal must be voted in favor of such proposal for the proposal to take effect. The exchanges generally do not define the term “votes cast”. As such, a company must calculate the “votes cast” in accordance with its governing documents and any applicable state law.

The SEC requires a company to disclose the votes required to pass a proposal and the method by which votes will be counted, including the treatment and effect of abstentions and broker non-votes under applicable state law as well as the company’s charter and bylaw provisions.

Maryland law permits the articles of incorporation or bylaws to set forth the voting requirements for the election of directors. In the absence of such specification, the default requirement for the election of directors is the affirmative vote of a plurality of the votes present at a duly called meeting and entitled to vote thereon. To pass any other proposal, unless otherwise specified in the articles of incorporation or bylaws, an affirmative vote of a majority of the shares cast at a duly called meeting is required.

The Company’s bylaws provide that a proposal shall pass with respect to the election of directors upon the affirmative vote of a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote.

Information Required

General. Schedule 14A sets forth the requirements as to the contents of proxy statements. The items of information and related instructions in the schedule are applicable to specified situations, depending on the matters to be acted upon at the stockholders’ meeting. While solicitations may pertain to a variety of matters, their general purpose is to obtain proxies either in connection with the annual meeting at which directors are to be elected or for a special meeting.

While Schedule 14A sets forth the general requirements for the content of proxy statements, Items 14(d) and 22 of Schedule 14A specifically apply to business development companies. Item 14(d) requires a business development company to provide certain information for the company instead of the information specified by Item 14(c). Item 22 requires that additional information be included in a proxy statement of a business development company that is not required for operating companies, including (i) the election of directors and (ii) the approval of investment advisory agreements.

The scope of the information that may have to be furnished pursuant to Schedule 14A includes the date, time and place of the stockholders’ meeting, revocability of the proxy, voting procedures and certain other enumerated information.

Financial. Consolidated financial statements of the Company are generally required to be included in a proxy statement if action is to be taken on the authorization or issuance of securities otherwise than for exchange or the modification or exchange of securities. Certain supplementary data are also required. Regulation S-X governs the form, content and requirements for such statements.

Paragraph (b)(2) of Item 13 provides that a proxy statement may, under certain conditions, incorporate by reference the financial statements contained in the Annual Report to Shareholders.

Stockholders’ Proposals. The Company must include in its proxy materials proposals put forward by stockholders under certain circumstances as set forth in Rule 14a-8.

Form of Proxy Card. The Company must send stockholders a proxy card in addition to the proxy statement. Rule 14a- 4 requires the proxy card to:

●	indicate in bold-face type whether the proxy is being solicited by the Company’s Board or, if not, on whose behalf the solicitation is made;

●	provide a space for a date;

●	identify clearly and impartially each matter to be acted upon, whether proposed by the Company or by the stockholders;

●	provide boxes for approval, disapproval or abstention with respect to each of the matters (other than the election of directors) being voted on, which the person being solicited can mark;

●	indicate in bold-face type that proxies will be voted a particular way if signed and returned without marking appropriate boxes; and

●	provide the name of each person nominated to serve as director of the Company and provide a means by which the party solicited can withhold votes for individual directors.

Disclosure Issues

The disclosure relating to a number of the items in the Company’s proxy statement is included in the Company’s Registration Statement on Form 10 or Form N-2, as applicable. Accordingly, as with the preparation of the Company’s Form 10-K and Annual Report to Shareholders, the nature, extent and format of these disclosures, such as voting securities and the principal holders thereof and directors and executive officers and the compensation thereof should not be altered from that provided in the Registration Statement on Form 10 or Form N-2, as applicable, except for the requisite updating of information, without consulting with the Company’s counsel and the Company’s independent public accountants. See “Duty to Disclose.”

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Quarterly Reports on Form 10-Q

Due Date

Assuming timely filings of all prior reports, each of the Company’s quarterly reports on Form 10-Q (“Form 10-Q”) must be filed within 45 days after the end of each of the first three fiscal quarters of each fiscal year. Assuming timely filings of all prior reports for a period of one year, at such time as the Company (1) has an aggregate worldwide market value of at least $75 million but less than $700 million as of the last business day of its second fiscal quarter, (2) has been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act for one year and (3) has filed at least one annual report pursuant to Section 13(a) or 15(d) , the Company must file its Form 10-Q within 40 days after the end of each of the first three fiscal quarters of each fiscal year. Upon meeting such requirements, the Company will be an accelerated filer under the Exchange Act.

A quarterly report on Form 10-Q is not required to be filed for the fourth fiscal quarter, as this information will be included in the annual report on Form 10-K filed for the fiscal year. If all or any part of the Form 10-Q cannot be filed on time, a notice under Form 12b-25 must be filed, but the Form 10-Q may only be delayed for five business days. See “Extension of Time for Filing Information on Form 12b-25.”

Filing Requirements

Signatures. A Form 10-Q may be signed by either the CEO or the CFO of the Company. As with all of the Company’s filings, the original signature pages are kept by the Company for five years and are furnished to the SEC upon request.

Filing. A complete copy of the Form 10-Q with all exhibits must be filed with the SEC through EDGAR.

Filing Fee. None.

Information Required

The Form 10-Q is both a financial and a special events report and consists of Part I, Financial Information, and Part II, Other Information. The detailed requirements of these items are set forth in Regulation S-K and in the SEC’s instructions to Form 10-Q. Any required exhibit not filed under cover of a Form 8-K when it is signed or becomes effective must be filed as an exhibit in the next Form 10-Q or Form 10-K.

Part I, Financial Information, is intended to disclose the financial position of the Company and includes the financial statements, MD&A and certain other enumerated information.

The detailed requirements for financial statements are set forth in Rule 10-01 under Regulation S-X. The disclosure requirements for MD&A are set forth in Item 303 of Regulation S-K; for quantitative and qualitative disclosures about market risk in Item 305 of Regulation S-K; and for controls and procedures in Item 307 of Regulation S-K.

Part II, Other Information, is intended to disclose the nature of special events, if any, occurring during the quarter that are reportable and includes updates to risk factors and certain other enumerated information. While the item numbers and captions of Part II are required, textual disclosure is optional and may be excluded to the extent it has already been disclosed in Part I and is incorporated by reference into Part II or is inapplicable.

The information included in Part II of Form 10-Q is considered filed for the purpose of Section 18 of the Exchange Act and is therefore subject to the liabilities under that section.

Disclosure Issues

The types of disclosure to be provided in Part I, the financial information and MD&A, and Part II, legal proceedings, may be included in the Company’s Registration Statement on Form 10 or Form N-2, as applicable. Accordingly, the scope and format of these disclosures should generally not be altered from that provided in the Registration Statement on Form 10 or Form N-2, as applicable, except for the requisite updating of certain financial and other information. No other changes to the Form 10-Q should be made without consulting with the Company’s counsel and the Company’s independent accounting firm. See “Duty to Disclose.”

Non-GAAP Financial Measures. See “Disclosure of Material Information—Introduction: Disclosure—Use of Non-GAAP Financial Measures—Additional Requirements for SEC Filings.”

Prohibited Disclosures. See “Disclosure of Material Information—Introduction: Disclosure—Use of Non-GAAP Financial Measures—Prohibited Disclosures.”

Disclosure of Quarterly Information and Procedures for Preparation. Although the Form 10-Q is not required to be filed with the SEC until 45 days or 40 days, depending on the Company’s filing status, after a fiscal quarter ends, the Company may want to announce its quarterly financial results sooner. Accordingly, the Form 10-Q preparation schedule should allow sufficient time to ensure that any information that the Company intends to disclose in its Form 10-Q is in substantially final form shortly after each fiscal quarter ends and prior to the time of any analysts’ meeting or conference call. In addition, to avoid the need to revise or supplement any announcement of financial results, the Company should substantially complete its review, and the Company’s independent accounting firm should complete its review, of the Company’s financial statements before releasing any financial information publicly.

The preparation process for the Form 10-Q will involve coordination each quarter by various personnel of the Company and its service providers, including that of the Company’s internal accounting and financial staff and the Company’s independent registered public accounting firm, concerning the preparation of the unaudited quarterly financial data and MD&A. See “Periodic Reporting Obligations Under the U.S. Federal Securities Laws—Annual Report on Form 10- K—Preparation Process” for more information.

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Quarterly Reports to Stockholders

It is currently the Company’s policy not to distribute interim periodic financial data to stockholders.

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Current Reports on Form 8-K

Submission Deadlines

The reporting requirements for current reports on Form 8-K (“Form 8-K”) are organized into topical categories. Among the most significant requirements is that most Form 8-K disclosures must be submitted within four business days after the occurrence of a material event. There is no provision for filing for an extension on Form 12b-25. Reports for Regulation FD disclosure must be furnished to the SEC prior to or concurrently with any disclosure of material non-public information, or within 24 hours of any unintended selective disclosure of material non-public information, in accordance with Regulation FD. See “Duty to Disclose.” The SEC has adopted a provision granting a limited safe harbor from liability for failure to file certain of the required Form 8-K reports.

Procedures

A Form 8-K must be filed if certain significant events occur, and a report on Form 8-K may be filed to report any event that the Company deems of importance to its security holders. The reportable significant events include entry into or termination of a material definitive agreement, results of operations and financial condition, an unregistered sale of equity securities, departure or election or appointment of directors and officers, Regulation FD disclosure and certain other enumerated events. Although Form 8-K contains a number of detailed and specific disclosure obligations, the SEC has noted that any disclosure made in a Form 8-K must include all other material information, if any, that is necessary to make the required disclosure, in light of the circumstances under which it is made, not misleading.

Specific events described in Items 1 through 9 of Form 8-K will usually come to the attention of the Company outside legal counsel and compliance staff in the ordinary course of business. Nevertheless, the Company has a continuous diligence and reporting network to ensure that reportable corporate and legal events are brought to the Company’s attention on a timely basis. If there is any doubt concerning the significance of an event, business personnel should report the event to the legal or compliance teams, who will coordinate with outside legal counsel and compliance personnel to determine its “materiality.”

The disclosure documents that must be submitted are prepared by the Company and supervised by the CFO. Form 8-K disclosures will be reviewed in final or substantially final form by the appropriate personnel and outside counsel prior to filing.

Filing Requirements

Signatures. Form 8-K must be signed by a duly authorized officer of the Company. As with all of the Company’s filings, the signature pages are kept by the Company for five years and are furnished to the SEC upon request.

Filing. The complete copy of Form 8-K with all exhibits must be filed with the SEC through EDGAR.

Filing Fee. None.

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Extension of Time for Filing Information on Form 12b-25

General

If the Company is unable to file timely all or any portion of a periodic report due on Form 10-K or Form 10-Q, Rule 12b-25 under the Exchange Act requires that a notification form (Form 12b-25) be filed with the SEC. Form 12b-25 is due no later than one business day after the due date for the filing of the form to which it relates. If the delay in filing is caused solely by the independent accountant’s inability to complete his or her examination and to furnish his or her audit report by the due date, an explanatory statement from the independent accountant must be attached to Form 12b-25 as an exhibit.

Under Rule 12b-25, the late Exchange Act report will be considered to have been timely filed if:

●	the missing information could not have been filed by the due date prescribed in the form without unreasonable effort or expense;

●	the required notification on Form 12b-25 is made; and

●	the missing information is filed within the specified period (15 days for Form 10-K and five days for Form 10-Q).

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Beneficial Ownership Reports

The Company’s does not anticipate investing in the types of securities that would require the Company to submit beneficial ownership of securities reports under, Sections 13(d) and 13(g) of the Exchange Act (Schedules 13D and G) and Section 16 of the Exchange Act (Forms 3, 4 and 5).

Periodic Reporting Obligations

Under the U.S. Federal Securities Laws

Liability of Officers and Directors Under the Exchange Act

Liability for acts and omissions in violation of the reporting obligations of the Exchange Act is a complex and evolving subject. Statutorily, Section 18 of the Exchange Act expressly creates a private remedy for “false or misleading” statements made or caused to be made by any person and contained in “any application, report or document” filed with the SEC in favor of any person “who, in reliance upon such statements” purchased or sold a security “at a price which was affected by such statement” unless the person sued proves that he or she acted in good faith and had no knowledge that such statement was false or misleading. Further, Section 20(a) of the Exchange Act provides that every person who, directly or indirectly, controls any person liable under the Exchange Act or any rule or regulation thereunder will also be liable jointly and severally with and to the same extent as such controlled person to any person to whom such controlled person is liable, unless the controlling person acted in good faith and did not directly or indirectly induce the act or acts constituting the violation or cause of action.

Personal liability for directors and signing officers who file a report containing false or misleading statements varies based upon such person’s role with the company and such person’s involvement in and level of responsibility for the misleading statements. However, it is clear that the courts and the SEC take the duties imposed by the periodic filing requirements very seriously. Any breach of the reporting obligations of the Exchange Act may expose the Company, the individuals involved and the “control group” to severe penalties, including fines, monetary damages, injunctive relief, rescission, suspension of trading of the Company’s stock (if applicable) and, in egregious cases, criminal sanctions.

Moreover, Section 21C of the Exchange Act authorizes the SEC to enter “cease and desist” orders against any person who has violated or been the cause of a violation of the Exchange Act, or any rule or regulation thereunder, due to an act or omission the person knew or should have known would contribute to such violation. Indeed, in one case, the SEC instituted administrative proceedings under Section 21C of the Exchange Act against several officers, including the chief executive officer and chairman of the board of directors, of a company that the SEC (pursuant to a complaint filed in district court) claimed had issued false and misleading earnings announcements and had filed false financial statements in its Forms 10-K and 10-Q filed with the SEC. The SEC ultimately ruled that the chief executive officer and chairman of the board of directors, by failing to take appropriate steps to ensure that the company had complied with the reporting, internal controls and recordkeeping provisions of the Exchange Act, had created “an atmosphere” that contributed to the company’s violations of the Exchange Act by failing to set the proper “tone at the top.” According to the SEC, “the tone set by top management — the corporate environment or culture within which financial reporting occurs — is the most important factor contributing to the integrity of the financial reporting process.”

Often, reporting violations generate actions against issuers, directors and officers under the general anti-fraud provisions of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. Pursuant to those provisions, a defendant may be liable if he or she acted either recklessly or with intent to defraud in making a material misstatement or omission. Conversely, the person who made or caused a statement to be made may avoid liability by showing that he or she acted in good faith and had no knowledge that the statement or omission was false or misleading. Also, the party bringing such an action must prove reliance on the statement or omission. However, such reliance generally is presumed once the materiality of an omission is established or if a material misrepresentation affected the price of the securities traded on the open market.

Disclosure of Material Information

Introduction: Disclosure

Prompt Public Disclosure

It is the Company’s policy to make prompt public disclosure of material events affecting the company. There is no mechanical standard for determining what information is “material.” The Company’s guideline is whether or not a reasonable investor would attach significance to the information in making an investment decision.

SEC’s Materiality Guidelines. The SEC requires disclosure of any matter with respect to which there is a “substantial likelihood that a reasonable investor would attach importance in determining whether to purchase the security.” The SEC has directed companies to consider the following in determining whether a piece of information is material:

●	size in numerical or percentage terms of the impact of the event (the “quantitative factor”);

●	factual context in which an investor would view the event (the “qualitative factor”); and

●	“total mix” of both quantitative and qualitative factors.

Duty to Disclose. While there is legal liability for material misstatements or omissions, it is difficult to determine with precision when a legal obligation arises to disclose material information. It is the Company’s policy to evaluate each situation on a case-by-case basis in consultation with the Company’s outside counsel and compliance personnel.

The Company Anti-fraud Rule. It is the Company’s policy to review each disclosure report to determine whether any material information is being omitted and remedy any omission prior to issuance.

Liability for Inadequate or Misleading Disclosure

Exchange Act & Rule 10b-5. The Exchange Act imposes liability on any person who makes a statement with respect to a material fact in any report filed under the Exchange Act that was false or misleading at the time and in light of the circumstances under which it was made. Such person is liable for damages caused by any person’s reliance upon the misleading statement in purchasing or selling a security at a price affected by the statement. This statutory liability under Section 18 of the Exchange Act does not apply to material furnished to the SEC (but not filed) on Form 8-K, but would apply to Forms 10-K and other filed information. A defense against such liability is that the person who made the statement acted in good faith and had no knowledge that the statement was false or misleading.

The Exchange Act also contains a broad “catch-all” liability provision – Rule 10b-5. Rule 10b-5 states that, in connection with the purchase or sale of any security, “it shall be unlawful for any person, directly or indirectly . . . to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.” Liability under Rule 10b-5 requires some element of “scienter” or knowledge of the statement’s falsity on the part of the person making it.

Information furnished to the SEC, all filed information and any other information given to the market, is subject to Rule 10b-5. In addition, a person who “willfully and knowingly” makes a false or misleading statement with respect to a material fact is subject to a significant fine and criminal penalties.

SEC Action. The SEC is empowered by Congress to enforce the securities laws and, over the years, the SEC’s enforcement powers have been significantly expanded. The SEC has the ability to seek treble damage penalties for insider trading violations, and it can impose civil penalties in administrative proceedings for non-compliance with disclosure regulations. In addition, the SEC has “cease and desist” injunctive power, which allows it to order companies accused of violating any securities law to stop committing such violation immediately and vow never to commit such violation again.

Private Litigation. Reporting companies also face the risk of private civil securities litigation. Such litigation, even if ultimately resolved successfully by the Company, can be costly both financially and in terms of management time, public perception and business development. For many companies, an important part of the litigation risk is simply having to incur the expense and loss of management time involved in being sued, together with the practical consideration that the cost of settlement may be less expensive than mounting a successful defense.

Sarbanes-Oxley

Personal Liability of the Company’s CEO and CFO

●	Sarbanes-Oxley provides that the Company’s CEO and CFO, if they knowingly provide false certification under Sections 302 and 906 (see “Disclosure – CEO/CFO Certifications” below), face personal civil and criminal liability. Sarbanes-Oxley does not create incremental substantive liability for material misstatements and omissions in disclosure. Nonetheless, the certification process is intended to make more transparent any involvement of the Company’s CEO and CFO in disclosure giving rise to liability.

●	Section 906 is a criminal statute under which the Company’s CEO and CFO could be liable for a fine of up to $1 million and/or a prison term of up to 10 years. The penalty is increased to $5 million and/or 20 years if the violation is “willful.”

Statute of Limitations

●	Sarbanes-Oxley extends the statute of limitations for private rights of action involving fraud, deceit, manipulation or other contrivance in violation of federal securities laws (i) to two years after it is discovered or (ii) to five years after it occurs, whichever is earlier.

Criminal Antifraud Liability

●	Section 807 of Sarbanes-Oxley provides for fines and/or a prison term of up to 25 years for any person who knowingly executes, or attempts to execute, a scheme to defraud any person in connection with any security of a registered reporting company or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property in connection with the purchase or sale of any such security.

Destroying Audit Records

●	Sarbanes-Oxley requires the Company’s independent accounting firm or any other independent auditors of the Company to maintain all audit or review work papers for five years from the end of the fiscal period in which the audit or review was concluded. Failure to do so carries criminal penalties, including fines and/or a prison term of up to 10 years.

Whistleblower Protection

●	The Company and its officers, employees, contractors and agents are prohibited from taking retaliatory action against any employee who provides information or assists in investigations regarding any alleged securities fraud or securities violations. If the Company were to take retaliatory action, it would be forced to pay the employee a comprehensive list of compensatory damages, including litigation costs. Individuals that intentionally take such retaliatory action are subject to fines and up to 10 years imprisonment. See Exhibit D.

Director and Officer Bars

●	If an employee of the Company is found guilty of violating certain provisions of the federal securities laws, the SEC may issue an order prohibiting this person from acting as an officer or director of the Company or any other public company if his or her conduct demonstrates unfitness to serve.

Disgorgement of Bonuses and Profits

●	If the Company has to prepare an accounting restatement due to its material noncompliance, as a result of misconduct, with any financial reporting requirements, the CEO and the CFO must disgorge:

o	any bonus or other equity or incentive-based compensation paid to him or her during the 12-month period following the first public issuance or filing of the noncompliant financial document; and

o	any profits realized from sale of the Company’s securities during the same 12-month period.

Disclosure Controls and Procedures

In connection with the SEC rules implementing the Section 302 CEO/CFO certification requirements of Sarbanes- Oxley (see “Disclosure – CEO/CFO Certifications” below), the Company must maintain and periodically evaluate a system of disclosure controls and procedures. The Company must disclose in its Forms 10-Q and Forms 10-K the conclusions of the Company’s CEO and CFO about the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter and fiscal year, respectively.

Definition of “Disclosure Controls and Procedures.” “Disclosure controls and procedures” are defined as “controls and other procedures designed to ensure that information required to be disclosed in Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms.” This includes an obligation on companies to maintain controls and procedures designed to ensure that information required to be disclosed is “accumulated and communicated to the company’s management, including the certifying officers, as appropriate to allow timely decisions regarding required disclosure.” Accordingly, the Company has implemented controls and procedures to ensure reporting that is “timely, accurate and reliable.”

Broader than Internal Controls for Financial Reporting. The SEC has not specified what constitutes adequate disclosure controls and procedures. It has emphasized that disclosure controls and procedures are meant to cover a broader range of information than covered by a company’s traditional internal controls related to financial reporting (see the next section for a discussion of internal controls for financial reporting). Disclosure controls and procedures are intended to ensure compliance with disclosure requirements generally, including both financial and non-financial information.

As described in this Compliance Manual, the Company has designed and maintains a system of disclosure controls and procedures that is appropriate for its size, organization, industry and culture.

Internal Control Over Financial Reporting

General Requirement

●	The Company has designed effective internal controls over financial reporting.

●	The CEO and CFO each make ongoing certifications with respect to the status of the Company’s internal control over financial reporting (see “CEO/CFO Certifications” below).

●	The Company’s management, with the participation of the CEO and CFO, evaluate on a quarterly basis, and report such evaluation in each Form 10-Q and Form 10-K, any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to affect materially, its internal control over financial reporting.

●	The Company’s management, with the participation of the CEO and CFO, file an annual report in each Form 10-K that evaluates the effectiveness of the Company’s internal control over financial reporting. See “Content of Management’s Report” below.

Content of Management’s Report. Once required under applicable law,4  management’s report on the Company’s internal control over financial reporting must include:

●	A statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company.

●	Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the Company’s most recent fiscal year, including a statement as to its effectiveness and disclosure of any “material weaknesses” identified by management.

o	Management is precluded from determining that the Company’s internal control over financial reporting is effective if there are any “material weaknesses.”

o	“Material weakness” means a deficiency in the design or operation of internal control that could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with management’s assertions in the financial statements.

●	A statement identifying the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

o	This framework must be suitable and recognized. While no particular framework is required, the SEC explicitly recognizes the following frameworks as satisfying this criteria:

●	The framework developed by the Committee of Sponsoring Organizations of the Treadway Commission.

[4]	A registrant need not include the report until it has been required to file an annual report on Form 10-K for the prior fiscal year. A registrant that does not include the report until required to do so must include a statement in its first Form 10-K in substantially the following form: “This annual report does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of the company's registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.”

●	The Turnbull Report, published by the Institute of Chartered Accountants in England and Wales.

●	Guidance on Assessing Control, published by the Canadian Institute of Chartered Accountants.

●	A statement that the Company’s external auditors have issued an attestation report on management’s assessment of the Company’s internal control over financial reporting.

Procedures. In order to ensure that the Company meets these requirements, the Company has implemented the following ongoing procedures which are performed by the Company and the CFO in conjunction with the Company’s auditor:

●	document and evaluate the current controls environment for all personnel with responsibilities for the Company;

●	assess weaknesses in the controls environment;

●	fix any weaknesses prior to the year-end evaluation date;

●	communicate and report on the status of the controls environment on an ongoing basis; and

●	develop a program or process for the ongoing maintenance of documentation and monitoring of controls.

Auditors’ Attestation Standards & Timing

The Company’s Board will approve Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 2 for the auditor’s attestation of management’s internal control report, which implemented the requirements of Sarbanes-Oxley.

The Company currently is and expects to remain an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) signed into law in April 2012, until the earliest of:

●	the last day of the Company’s fiscal year following the fifth anniversary of the first sale of the Company common equity securities in a public offering;

●	the last day of the Company’s fiscal year in which the Company’s total annual gross revenues (as presented on the income statement) first exceed $1 billion;

●	the date on which the Company has, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

●	the last day of a fiscal year in which the Company (1) has an aggregate worldwide market value of common stock held by non-affiliates of $700 million or more, computed at the end of each fiscal year as of the last business day of the Company’s most recently completed second fiscal quarter and (2) has been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act, while the Company is an emerging growth company, it is exempt from the provisions of Section 404(b) of Sarbanes-Oxley, which would require that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

CEO/CFO Certifications

General Requirement

●	The Company must file two exhibits to its periodic reports filed with the SEC, each containing the certifications of the CEO and CFO: (1) a “Section 906” certification and (2) a “Section 302” certification. The section numbers refer to sections of Sarbanes-Oxley. The Section 906 and 302 certifications are separate from the regular signing of the periodic reports. Knowingly false certification may result in criminal liability. See “Disclosure – Liability for Inadequate or Misleading Disclosure” above.

Section 906 Certification

●	The CEO and CFO each must certify that the periodic report:

o	meets all applicable requirements under the Exchange Act; and

o	fairly presents, in all material respects, the financial condition and results of operations of the Company.

Section 302 Certification

●	The CEO and CFO each must make the following certifications:

o	Material correctness and completeness of the report;

o	Fair presentation of the financial statements/information;

o	Effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting;

o	Material changes in the Company’s internal control over financial reporting; and

o	That, based on their most recent evaluation of internal control over financial reporting, management has disclosed to the independent auditors and the Audit Committee:

●	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

●	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

●	The SEC has made clear that this certification must be in the exact form set forth in the applicable rules. The language of the required certification may not be changed in any respect even if the change would appear to be inconsequential in nature.

No Selective Disclosure

General. Most disclosure to the public is channeled through press releases or contacts with the financial community. In particular, with respect to contacts with the financial community, the Company may have individual discussions with analysts to give background information, but not “selective disclosure” (i.e., disclosure to some but not to the public generally) of material information. For example, selective communication that the Company’s anticipated earnings will be higher than, lower than or even the same as what analysts have been forecasting, would constitute prohibited “selective disclosure” if not disclosed to the public generally. Accordingly, it is the Company’s policy not to disclose material information to one person without such information being simultaneously released to the market as a whole.

Regulation FD. Regulation FD requires the Company to make a public announcement or filing with the SEC of any material non-public information it may disclose on a non-confidential basis to certain persons outside the Company, including securities market professionals and large money managers as well as investors, where it is reasonably foreseeable that the investor would trade on the basis of the information.

Remedying a Selective Disclosure. If the Company makes selective disclosures, either intentionally or unintentionally as defined below, it will implement established procedures to prevent the dissemination of selective disclosure.

Regulation FD permits disclosure of material non-public information when there is a duty of trust or confidence owed to the Company. For example, “temporary insiders” such as investment bankers, lawyers or accountants owe such a duty of trust or confidence in many circumstances. In addition, material nonpublic information can be disclosed to individuals with whom the Company enters into an express confidentiality agreement.

Often, certain forums may generate unintentional selective disclosure. Accordingly, the Company monitors the following activities to ensure that material non-public information is not disclosed selectively by limiting the individuals who participate in such activities on behalf of the company and training all company personnel on the company’s policy:

●	one-on-one sessions with analysts or institutional investors;

●	“breakout” sessions at industry conferences; and

●	follow-up calls after public earnings conference calls.

If selective disclosure of material information occurs, the Company will publicly disseminate such information promptly after the event.

“Forward-Looking” Information and Projections

The SEC draws a distinction between statements concerning facts known to management, such as existing trends that may impact future operations or known future events, such as scheduled future cost or price changes, on the one hand, and forward-looking statements that involve anticipating a future trend or event or anticipating the impact of a future trend or event, on the other hand.

In general, the first type of information, if material, is required to be disclosed, while the second constitutes forward- looking information that need not be disclosed. Disclosure of forward-looking information, particularly of financial projections, obviously involves risk that the failure to meet such projections could result in litigation for misleading disclosure.

Safe Harbor for Forward-Looking Statements. The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) contains a “safe harbor” provision providing that a forward-looking statement will not give rise to liability if either:

●	the statement is identified as such and accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement; or

●	the complaining party cannot prove that the author of the statement had actual knowledge that the forward-looking statement was false or misleading.

While the Company is not eligible to invoke the protections of the safe harbor with respect to forward-looking statements, it endeavors to comply with the requirements for safe harbor protection set forth in the Reform Act. Each use of forward-looking statements requires a review of the Company’s filings to ensure that all factors are adequately disclosed and, if necessary, updating of forward-looking statements from prior periods.

The safe harbor applies to oral as well as written forward-looking statements. In order to qualify for safe harbor protection, oral statements must:

●	be identified as forward-looking and caution must be given that the actual results could differ materially; and

●	identify the document that contains the factors relating to the forward-looking statement. Such document must be “readily available.” The Reform Act provides that all documents filed with the SEC “or generally disseminated” (such as annual reports and press releases) are deemed to be “readily available.”

Disclaimers. The Company includes, at a minimum, a disclaimer regarding forward-looking information in its Form 10- K and all other public disclosures containing financial results or significant financial information including press releases. The Company will review its forward-looking statement disclaimers at least annually. The total mix of information, not the mere cautionary language, invokes the safe harbor. Forward-looking statements must be based on reasonable factors, made with reasonable care and in good faith. Disclosure of the relevant assumptions and risk factors should help reduce the risks of liability. Boilerplate disclosure that does not effectively disclose key risk factors that could affect whether particular forward-looking information proves correct would not achieve protection from liability under the Reform Act.

A disclaimer is only part of the disclosure used to help protect against liability, and the adequacy of the disclaimer will generally depend on whether a company has, either in the document itself or in other documents that are referred to, provided a substantive, particularized discussion of the risks that will affect the forward-looking information.

Projections. The Company, as a matter of policy, does not disclose financial projections.

Duty to Update. The Company expressly disclaims any duty to update its forward-looking statements. Disclosure of forward-looking information has also been held to create a duty to correct and update the information over time. Such a duty can impose a potentially onerous burden on members of management, who are thereby obligated to monitor the status of disclosed projections.

Management’s Discussion and Analysis

Any annual or quarterly report that is filed pursuant to the Exchange Act must conform to the standards set by Regulation S-K under the Securities Act. Item 303 of that Regulation requires that every filing of either a Form 10-K or Form 10-Q must include “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Item 303 requires that in this section, commonly called MD&A, issuers of registered securities discuss their liquidity, capital resources and results of operation and “provide such other information that the registrant believes to be necessary to an understanding of its financial condition, changes in financial condition and results of operations.” The registrant is also required to “[d]escribe any unusual or infrequent events or transactions . . . that materially affected the amount of reported income from continuing operations and, in each case, indicate the extent to which income was so affected,” and to “[d]escribe any known trends or uncertainties that have had or that the registrant reasonably expects will have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations.”

To assist in the determination of whether the information may be reasonably expected to have a material impact, the SEC has issued guidelines that can be found in a 1989 SEC Release. Such Release stated that, as to prospective information where a trend, demand, commitment, event or uncertainty is known, management must make two assessments:

●	Is the known trend, demand, commitment, event or uncertainty likely to come to fruition? If management determines that it is not reasonably likely to occur, no disclosure is required.

●	If management cannot make that determination, it must evaluate objectively the consequences of the known trend, demand, commitment, event or uncertainty, on the assumption that it will come to fruition. Disclosure is then required unless management determines that a material effect on the registrant’s financial condition or results of operations is not reasonably likely to occur.

In 2003, the SEC issued interpretive guidance regarding MD&A (available athttp://www.sec.gov/rules/interp/33-8350.htm).

Communications with the Press

Communications with the press are subject to the same general principles as communications to security holders, analysts and other interested parties, namely that such communications must not contain false or misleading statements. The Company may communicate with the press; however, the Company’s communications with the press are restricted in connection with future offerings by the Company of its securities.

Only the CEO and CFO are authorized to respond to press or public queries on behalf of the Company. In the event of a press inquiry, do not provide any comment or information; all press inquiries must be promptly referred to the Company’s CFO or CEO.

“No Comment” Policy. Where there are facts related to the Company in development that may not be ripe for disclosure those individuals authorized to respond to press or public queries on behalf of the Company will consistently respond on the subject with “no comment” until the point in time when the Company either wishes or is legally required to disclose the relevant facts.

During any private offering, the Company will not communicate with the press in any manner that would constitute general solicitation or advertising with respect to such offering.

Website Maintenance

The Company does not currently have a public website.

Share Repurchases by the Company

Investment Company Act Requirements. A business development company is generally prohibited from repurchasing its securities unless such repurchases are in compliance with the following rules adopted under Section 23(c) of the Investment Company Act:

●	The Company may repurchase its securities listed on a securities exchange; provided, that if such securities are stock, it must, within the preceding six months, have informed stockholders of its intention to purchase stock of such class by letter or report addressed to stockholders of such class; or

●	The Company may make repurchase offers pursuant to Rule 23c-3 under the Investment Company Act to repurchase the stock for cash at the net asset value determined on the repurchase pricing date, subject to further restrictions.

The Company would announce any such repurchase program through the issuance of a Form 8-K.

Form 10-K and Form 10-Q Disclosure Requirements. If the Company is permitted to repurchase its securities and elects to do so, it will disclose in its Form 10-Ks and Form 10-Qs repurchases of all its equity securities registered under Section 12 of the Exchange Act.

Details of the Disclosure. The Company is required to disclose the following in tabular format:

●	The total number of equity securities repurchased (reported on a monthly basis);

●	The average price paid per equity security;

●	The total number of equity securities that were repurchased as part of a publicly announced purchase plan or program; and

●	The maximum number (or approximate dollar value) of equity securities that may yet be purchased under the plan or program.

The Company must also disclose in a footnote to its financial statements the principal terms of publicly announced repurchase plans or programs, including:

●	The date of announcement;

●	The share or dollar amount approved;

●	The expiration date (if any) of the plan or program;

●	Each plan or program that has expired during the period covered by the table; and

●	Each plan or program that the Company has determined to terminate prior to expiration or under which the Company does not intend to make further repurchases.

The disclosure table also must include footnotes disclosing the nature of the transaction for purchases made other than through a publicly announced plan or program. These include, for example, open-market and privately negotiated transactions, tender offers and repurchases made by the Company upon another person’s exercise of outstanding put rights. The price information and other data are required to be stated in the same currency as is used in the Company’s primary financial statements.

The Company will seek the advice of outside counsel when and if establishing a share purchase program.

If required, the Company will provide the applicable exchange with notice of any repurchase or disposition by the Company of its issued and listed stock.

Disclosure of Material Information

Securities Trading by Officers, Directors and Affiliates

As a matter of good corporate practice, and because of the anti-fraud provisions of the Exchange Act, the Company will make prompt public disclosure of all material information, unless it has a valid business purpose for not doing so. The determination to refrain from making a disclosure will be made by the Company’s CEO, CFO and CCO in consultation with outside legal counsel.

If the Company refrains from making the disclosure, each officer, director or employee of the Company or its affiliates, and any other person who by virtue of his or her relationship with the Company or its affiliates, has access to material non-public information about the Company (collectively, the “Covered Persons”) is prohibited from trading and is forbidden from selectively informing others. The potential consequences for violating this mandate, that corporate management “disclose or abstain,” include civil liability, criminal penalties, suspension of trading, injunctive remedies and disgorgement of any profits realized.

However, Covered Persons may implement a so-called “Rule 10b5-1 plan”, which is a written plan for trading securities that is designed in accordance with Rule 10b5-1(c) under the Exchange Act. A Rule 10b5-1 plan that is established in good faith at a time when a person is unaware of material non-public information provides such person with an affirmative defense against accusations of insider trading when such person executes pre-planned trades. Covered Persons are required to consult with and receive the approval of the CCO prior to entry into a Rule 10b5-1 plan. These plans have attracted regulatory scrutiny and require careful planning and execution in consultation with counsel. In addition, the Company may make certain disclosures in its filings regarding Rule 10b5-1 plans and the Company’s insider trading policies. The Company will make disclosures as required by applicable law.

Applicable Legal Principles

Disclose-or-Abstain Rule. Section 10(b) of the Exchange Act and Rule 10b-5 thereunder broadly prohibit all fraudulent or manipulative practices or the employment of manipulative or deceptive devices or contrivances in connection with the purchase or sale of a security. These antifraud provisions impose an affirmative duty to refrain from trading on information that is not available to the other party to a transaction. It is the Company’s policy that any Covered Person who is in possession of material non-public information must abstain from trading in or recommending the securities of the Company while the inside information remains undisclosed by the Company.

Non-public. Non-public information is any information that has not been disclosed to the marketplace. As a rule, one should be able to point to some fact to show that information is generally available. Moreover, a person possessing material information concerning a company must refrain from trading in its securities not only until the information has been released to the press but also until sufficient time after publication has elapsed to provide investors with an opportunity to make informed investment judgments based on the information. A good faith belief of the Covered Person possessing material information that it has been made public at the time he or she trades in the Company’s securities does not relieve him or her from liability if in fact the information has not been publicized.

Materiality. “Material” information under U.S. securities laws means any information that a reasonable investor would consider important in making an investment decision or that would significantly alter the total mix of publicly available information about the Company. In practice, any important development affecting the business or financial condition of a company or its subsidiaries may be material. Since the determination of materiality will be made by courts and regulators with the benefit of hindsight, insiders should act cautiously in assessing whether a particular development is material.

Liability for “Tipping”. Covered Persons of the Company have a duty not only to refrain from making personal use of material, non-public information, but must also to refrain from passing such information to outsiders except in the course of properly conducting business activities on behalf of the Company. “Tipping” is viewed as a means of indirectly violating the disclose-or-abstain rule.

Breach of the prohibition against tipping may, under certain circumstances, result in liability both for the tippee who uses inside information to trade advantageously in a company’s securities and for the Covered Person who makes the prohibited disclosure (even if the insider does not share in any profit realized by the tippee or otherwise receive any payment for such information).

Liability and Penalties. A Covered Person who purchases or sells securities while in possession of material non-public information may be sued under Section 20A of the Exchange Act by any person who traded securities contemporaneously with, and on the opposite side of, the insider in a transaction in the same class of securities. The insider may be held liable for damages not in excess of the profits gained or loss avoided through the transaction.

In addition to liability to private plaintiffs, a Covered Person who violates the antifraud provisions of the securities laws may be subject to civil penalties. Under the Insider Trading and Securities Fraud Enforcement Act of 1988, potential penalties for violations are significant. An individual trader is subject to a civil penalty of up to three times the profits gained or loss avoided, as well as criminal penalties not exceeding either or both of $5 million or 20 years imprisonment. The amount of any civil penalty will reduce the amount that can be recovered in a private claim brought under Section 20A. A controlling person (including an employer) of such a violator may be subject under certain circumstances to a civil penalty equal to the greater of $1 million or three times the profit gained or loss avoided by the violator.

The prohibition against insider trading has received much attention in the media because of numerous high-profile investigations and criminal prosecutions. The SEC continues to place great emphasis on enforcing the law and there has been an increasing amount of private litigation.

Preclearance

The Company requires that all purchases and sales of the Company securities by Covered Persons be cleared by the CCO or her designee prior to placing the order for such transactions. Employees of the Advisor should follow the procedure for Securities Trading set out in the Steele Creek Investment Management LLC Code of Ethics.

Avoidance of Speculative Transactions. Certain types of transactions by Covered Persons as well as the timing of trading may raise an inference of the improper use of inside information. In order to avoid even the appearance of impropriety, the Company discourages trades by all Covered Persons that are of a short-term nature rather than for investment purposes. Short-selling and margining of (borrowing against) the Company’s securities or the securities of existing or prospective portfolio companies is prohibited.

Limited Disclosure. Covered Persons who have access to material information regarding the Company or its operations should exercise the utmost caution in preserving the confidentiality of that information. If any Covered Person becomes aware of a leak of material information, whether inadvertent or otherwise, he or she should so report immediately to the CCO or the CFO. Any insider who “leaks” inside information to a “tippee” may be equally liable with the tippee to third parties for the profit of the tippee.

Disclosure of material information for legitimate business reasons to persons outside the Company such as commercial bankers, investment bankers or other companies with whom the Company may be pursuing a joint project is permissible; however, in such situations, material non-public information should not be conveyed until an express understanding, typically in the form of a non-disclosure agreement (“NDA”) has been reached that it is not to be used for trading purposes and may not be further disclosed other than for legitimate business reasons. Covered Persons must contact the Company’s CEO, CFO or CCO before disclosing any material non-public information regarding the Company to a third party or entering into an NDA.

Compliance Policies and Procedures

In order to comply with the legal requirements and policies set forth above, the Company has developed an insider trading policy that is set forth in Exhibit E. This policy and the provisions of this Section of the Compliance Manual apply to all Covered Persons and their immediate family members. The insider trading policy will be delivered to all Covered Persons on at least an annual basis and to all new Covered Persons at the start of their employment or other relationship with the Company or its affiliates, as applicable. These policies and procedures address material non-public information as it relates to the Company. Certain personnel may also be subject to the Adviser’s material non-public information policies.

Disclosure of Material Information

Duty To Disclose

Policy

It is the Company’s policy to make prompt public disclosure of all material information related to a disclosure unless there is a valid purpose for not doing so. Disclosure will be made in a manner sufficient to ensure its availability to the investing public including press releases and SEC filings, as appropriate.

Duty to Correct

It is the Company’s policy to correct prior disclosures that it is aware are no longer accurate and may be misleading. The courts and the SEC have recognized that a company’s failure to correct a prior statement when the company became aware of a subsequent event that rendered those prior statements misleading gives rise to a violation of the Exchange Act. This duty ceases only after enough time has passed to render any reliance on the information unreasonable, but generally does not extend to rumors or statements made by third parties as long as the Company is not attributed to having made or endorsed the statements.

Bases for Delaying Disclosure

Two general bases for delaying disclosure have emerged under the federal securities laws. The first is based upon the principle that managers must act in the best interests of their companies and their stockholders and that, in certain circumstances, immediate disclosure would harm those constituencies. Thus, companies may withhold immediate disclosure in some circumstances to serve legitimate corporate interests, such as when disclosure could expose the Company to a significant risk of loss. The second basis for delayed disclosure can be thought of as a corollary to the completeness and accuracy requirement — a company need not disclose information until it has determined in good faith that the information is ripe for disclosure. This basis recognizes that time is often needed to assess new information in order to avoid the risks of premature disclosure of unverified or unverifiable information. In addition, time is also needed to ensure that a company is accurately conveying the new information to the public. Even if the Company is justified in delaying disclosure for the reasons listed above, it must not trade in the securities while the information is withheld and it must still meet the filing deadlines and disclosure requirements of its reporting obligations under the Exchange Act. Note, however, that a company cannot delay disclosure if it is required to disclose information by applicable line item requirements in its periodic or current reports.

Disclosure of Material Information

THE FOREIGN CORRUPT PRACTICES ACT

It is the Company’s policy to comply with the Foreign Corrupt Practices Act. The Advisor has adopted policies and procedures reasonably designed to ensure compliance with the Foreign Corrupt Practices Act. These policies and procedures are incorporated by reference from the Steele Creek Investment Management LLC Compliance Manual.

Other

Prohibition of Personal Loans to Executive Officers and Directors
Under Sarbanes-Oxley

Under Section 402 of Sarbanes-Oxley, the Company is prohibited from, directly or indirectly (including through a subsidiary), extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to or for any director or executive officer of the company. Violations of Section 402 are subject to criminal sanctions against the Company under the Exchange Act.

Fiduciary Duties of Directors

Under Maryland law, directors of a corporation are the fiduciaries of the corporation and its stockholders and are held to the utmost fidelity in their dealings with the corporation and its stockholders. As fiduciaries, the Company’s directors owe the Company and its stockholders a duty of loyalty and a duty of care and must observe the corporate opportunities doctrine. Directors are prohibited from making any communications with the public regarding the Company’s affairs unless they have obtained specific written permission from the Company.

To satisfy the duty of care, directors must discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions. Directors must act to further the best interests of the corporation and may not utilize their powers to further a personal interest. As in many other jurisdictions, in Maryland, directors are given the protections of the “business judgment rule,” which, under certain circumstances, protects directors who act in good faith. The business judgment rule requires that directors keep informed of all relevant and reasonably available information regarding the Company’s affairs. The business judgment rule also requires directors to inform themselves of alternatives to a particular course of action. As the gravity of the subject matter of a decision increases, so does the duty of directors to inform themselves and to consider alternative courses of action.

To satisfy the duty of loyalty, directors must act in good faith, must avoid potential conflicts of interest with their company and must not allow their personal interests to prevail over the interests of the Company – a principle derived from the fundamental prohibition on self-dealing by fiduciaries.

The doctrine that prohibits self-dealing by fiduciaries is known as the “corporate opportunities doctrine.” Generally, the corporate opportunities doctrine dictates that when a director of the Company is presented with a business opportunity that falls within the Company’s line of business, of practical advantage to it, and which the Company is financially able to undertake and one in which the Company has an actual interest or reasonable expectancy, the director may not take such opportunity for himself or herself unless he or she first offers the opportunity to the Company and the Company has rejected it. If the business opportunity is not essential or desirable to the Company or is one in which the Company does not have an actual interest or an expectancy, the director may treat the business opportunity as his or her own; provided that he or she did not wrongfully use the Company’s assets to acquire it. The basic test for determining whether a business opportunity is a corporate opportunity is one of fairness: whether it would be fair to the Company and its stockholders for the director to take a business opportunity for himself or herself.

Accordingly, it is the Company’s policy that if any director acquires knowledge of a corporate opportunity, that opportunity is deemed to belong to the Company, unless it is offered to the director in his or her individual capacity. The director will only be permitted to pursue the opportunity if a majority of the Company’s independent directors determine not to pursue the opportunity. A director that acts in compliance with this policy will be deemed to have satisfied his or her fiduciary obligations.

Investment Company Act Requirements and

Internal Revenue Code Reporting

Codes of Ethics

Rule 17j-1 Code of Ethics

Officers and directors of the Company and the Advisor are subject to fiduciary duties with respect to their activities and how they impact the Company. Accordingly, the Company and the Advisor have adopted and will maintain a code of ethics in compliance with the requirements of Section 17(j) of and Rule 17j-1 under the Investment Company Act (the “Joint Code of Ethics”). The Joint Code of Ethics is also intended to satisfy the code of ethics requirements of Rule 204A-1 under the Advisers Act. The Joint Code of Ethics is attached as Exhibit A. All directors, managers, partners, officers and employees of the Company or the Advisor are subject to the Joint Code of Ethics. The Joint Code of Ethics was adopted by the Board, including a majority of the independent directors, within the meaning of Section 2(a)(19) of the Investment Company Act.

As it relates to Rule 17j-1 of the Investment Company Act, the purpose of the Joint Code of Ethics is to establish standards and procedures that are reasonably designed to detect and prevent activities through which persons having knowledge of the investments and investment intentions of the Company may abuse their fiduciary duties to the Company and otherwise deal with the types of conflicts of interest situations to which Rule 17j-1 are addressed.

Sarbanes-Oxley Code of Conduct and Ethics

General. The Company has adopted and will maintain a Code of Conduct (the “Code of Conduct”). The Code of Conduct was adopted by the Board, including a majority of the independent directors.

Exchange Requirements. In accordance with anticipated exchange requirements that are expected to apply to the Company, the Code of Conduct addresses (i) avoidance of conflicts of interest; (ii) restrictions on insider trading; (iii) restrictions on taking advantage of corporate opportunities; (iv) record keeping; (v) confidentiality; (vi) fair dealing; (vii) protection and proper use of Company assets; (viii) compliance with laws, rules and regulations (including insider trading laws); (ix) waivers of the Code of Conduct; and (x) the reporting of any illegal or unethical behavior. The Code of Conduct is intended to help each director and officer of the Company to recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability.

Sarbanes-Oxley Requirements. In compliance with Section 406 of the Sarbanes-Oxley, the Code of Conduct is also designed to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (ii) full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with or submits to the SEC or in other public communications by the Company; (iii) compliance with governmental laws, rules and regulations; (iv) prompt internal reporting violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct; and (v) accountability for adherence to the Code of Conduct.

Annual Certification. On an annual basis, each Covered Officer must sign a certification that he or she has read and is in compliance with the Code of Conduct. The signed certifications are filed in the corporate minute books and records maintained by the Company.

The Code of Conduct is attached as Exhibit B.

Fidelity Bond

Legal Background

Rule 17g-1 under the Investment Company Act requires the Company to maintain a bond against larceny and embezzlement that covers each of its officers and employees, if any, with access to the Company’s securities or assets. The bond must be reviewed and approved by a majority of the Company’s independent directors at least annually.

Within 10 days of the execution of a bond or an amendment to the bond, the Company must file with the SEC a copy of the bond, a copy of the resolution adopted by a majority of the independent directors approving the bond and a statement as to the period for which premiums have been paid.

Policies and Procedures

Fidelity Bond. The Company has entered into and maintains a fidelity bond covering officers and employees of the Company, if any.

Annual Review. The bond is reviewed and approved annually by a majority of the Board, including a majority of the independent directors. The CCO is responsible for coordinating all required SEC filings through the Company’s outside legal counsel and to give all notices required under Rule 17g-1.

Records and Filings. Copies of the policies, filings and notifications required by Rule 17g-1(g) and of other pertinent records relating to the Company’s fidelity bond will be maintained.

Management Agreement and Fees

Legal Background

Section 15 of the Investment Company Act requires the annual approval of an investment advisory agreement by the full board of directors as well as by a majority of its independent directors, acting separately, in person, at a meeting called for that purpose. In addition, Section 15 imposes a duty on the Company directors to request and evaluate, and a duty on the Advisor to provide, such information as may be reasonably necessary to evaluate the terms of such investment advisory agreement.

Section 36(b) of the Investment Company Act imposes a fiduciary duty on the investment adviser with respect to the receipt of compensation for services, or of payments of a material nature, paid by an investment company, including a business development company, to the investment adviser or its affiliates. Section 36(b) authorizes actions by the stockholders and the SEC against an investment adviser for breach of this duty.

Policies and Procedures

Initial Approval. The investment advisory agreement (the “Investment Advisory Agreement”), between the Company and the Advisor, and any related amendments, will be reviewed by the Company’s counsel and counsel to the Company’s independent directors, if any, and will comply with the requirements of Section 15(a). The Investment Advisory Agreement was approved initially for a two-year term by the Company’s Board and by a vote of a majority of the stockholders of the Company as required by Section 15(a).

Annual Approval. After the initial two-year term, the Investment Advisory Agreement will be reviewed at least annually by the Company’s Board, in consultation with the Company’s counsel and counsel to the Company’s independent directors, if any, and approved at least annually by a vote of either: (i) the Board, including a majority of directors who are not parties to such contract or interested persons of any such person or (ii) a majority of the outstanding voting securities of the Company. Legal will maintain an executed copy of the Investment Advisory Agreement.

Approval Disclosure. The CFO will ensure that a discussion of the reasons for the Board’s annual renewal of the Investment Advisory Agreement be included in the next stockholder report following such approval. This disclosure must comply with SEC form requirements.

Investment Policies and Procedures

Legal Background

The Company must invest in the securities of “eligible portfolio companies” and must make available significant managerial assistance to portfolio companies.

Section 55(a) of the Investment Company Act imposes a general prohibition on the acquisition of certain assets, unless at the time of acquisition, at least 70% of a business development company’s total assets are invested in the following types of investments (the “70% basket”):

●	securities purchased from companies who are “eligible portfolio companies” (including certain affiliated persons) in transactions not involving a public offering;

●	securities of eligible portfolio companies that are controlled by the business development company and of which an affiliated person of the business development company is a director;

●	privately issued securities from non-investment company issuers subject to a bankruptcy, reorganization, insolvency or similar proceeding or otherwise unable to meet its obligations without assistance;

●	securities of eligible portfolio companies acquired in private transactions when no public market for the securities exists and the business development company owned at least 60% of the outstanding equity of the company immediately before the acquisition;

●	securities received in exchange or distributed with respect to any of the foregoing securities (including securities obtained pursuant to the exercise of options, warrants or rights relating to such securities);

●	cash, cash items, government securities and certain short-term, high quality debt securities; and

●	office furniture and equipment, real estate and other similar non-investment assets incidental to the business development company’s operations.

An “eligible portfolio company” is generally defined in Section 2(a)(46) of the Investment Company Act to be a company that: (1) is organized under the laws of a U.S. state and has its principal place of business in a U.S. state or states; (2) is not an investment company defined by Section 3 of the Investment Company Act or a company excepted from the Investment Company Act as a private investment company under Section 3(c) of the Investment Company Act; and (3) (A) either does not have outstanding securities that are “margin securities,” (B) is controlled by the business development company (with an affiliated person of the business development company as a director of the eligible portfolio company) or (C) has total assets of not more than $4 million and capital and surplus of not less than $2 million. Rule 2a-46 under the Investment Company Act expands the definition of an “eligible portfolio company” to include any domestic operating company that has no class of securities listed on a public exchange or has a class of securities listed on a public exchange but has a market value of outstanding voting and non-voting common equity of less than $250 million.

The 70% basket also may include securities of eligible portfolio companies already controlled by the business development company, without regard to the nature of offering, as well as securities of certain financially distressed companies that are not eligible portfolio companies and whose securities were offered and sold in transactions not involving any public offering.

Pursuant to Rule 55a-1 under the Investment Company Act, the Company is also permitted to include in its 70% basket any follow-on investments, not involving a public offering, in a company that would have been an eligible portfolio company at the time of the business development company’s initial investment in such company regardless of whether the company satisfies the requirements at the time of the follow-on investment. However, at the time of any such follow-on investment, (1) the business development company must own at least 50% of the greatest amount of debt and equity securities it held in such company at any time while such company was an eligible portfolio company and (2) be one of the 20 largest holders of the company’s outstanding voting securities.

The Company must either control the portfolio company or must offer to make available significant managerial assistance to each eligible portfolio company in the 70% basket. Making available “Managerial Assistance” means, among other things, any arrangement whereby the business development company, through its directors or officers, offers to provide and, if accepted, provides guidance and counsel concerning the management, operations or business objectives and policies of the portfolio companies. Steele Creek Investment Management LLC (the “Administrator”) or one of its affiliates will provide such managerial assistance on the Company’s behalf to portfolio companies that request this assistance. The Company may receive fees for these services and will reimburse the Administrator or its affiliate for its allocated costs (without any profit) in providing such assistance, subject to the review and approval by the Board, including the independent directors.

Policies and Procedures

70% Basket. The Company will invest in the securities of “eligible portfolio companies” and will make available significant managerial assistance to portfolio companies.

Prior to the purchase of any portfolio investment and on an ongoing basis thereafter, the Company will monitor its portfolio holdings to ensure compliance with Section 55(a) of the Investment Company Act.

Managerial Assistance. The Company will send an offer letter to each portfolio company offering managerial assistance.

Transactions with Affiliates

Legal Background

Pursuant to Section 57 of the Investment Company Act, transactions involving a business development company and certain affiliated persons of the business development company, including officers, directors, employees, members of an advisory board (if any), any investment adviser and any person controlling or under common control with the business development company, are generally prohibited, absent an SEC exemptive order or other relief. Transactions involving a business development company and companies that it controls (e.g., those in which it owns more than 25% of the voting securities) generally are not subject to this limitation.

Section 57(a) of the Investment Company Act generally prohibits certain affiliated persons of a business development company, acting as principal, from knowingly selling to or purchasing from such business development company (or any company controlled by such business development company) any security or other property unless certain limited exceptions apply. It also prohibits such a person from knowingly borrowing money or other property from such business development company (or any company controlled by such business development company) or from entering into a joint arrangement with the business development company and a third-party. The prohibitions of Section 57(a) are broad and may preclude transactions that are favorable for a business development company and its stockholders. Thus, an exemptive order may be sought from the SEC with respect to any transaction within the scope of Section 57(a) pursuant to Section 57(c), and orders ordinarily may be granted if the applicants can demonstrate that the proposed transaction is in the best interest of the business development company’s stockholders.

Transactions For Which SEC Relief Is Required. Section 57(b) of the Investment Company Act defines the types of persons that are subject to the restrictions set forth in Section 57(a) and refers generally to persons closely related to the business development company, including any director, officer, employee or member of an advisory board of a business development company or any person who is an affiliate of the business development company within the meaning of Section 2(a)(3)(C) of the Investment Company Act, which defines “affiliated person” to include any person directly or indirectly controlling, controlled by or under common control with, another person or entity. Section 57(b)(2) also refers to any investment adviser or promoter of, general partner in, principal underwriter for, or person directly or indirectly either controlling, controlled by, or under common control with, the business development company, or any person who is, within the meaning of Section 2(a)(3)(C) or (D), an affiliated person of any such person. Section 2(a)(3)(D) defines affiliated person to include any officer, director, partner, copartner or employee of another entity.

However, despite the reach of Section 57(b)(2), Rule 57b-1 under the Investment Company Act provides that the restrictions set forth in Section 57(a) are not applicable to any person: (1) solely because that person is directly or indirectly controlled by a business development company; or (2) solely because that person is an affiliated person, within the meaning of Section 2(a)(3)(C) or (D), of a person described in (1). Thus, business development companies generally can enter into transactions with “downstream” affiliates.

Trade Aggregation and Allocation. Section 57(a) is often implicated in the context of investment transactions involving a business development company and other funds managed by the business development company’s investment adviser or an affiliate thereof. Under these circumstances, the business development company and such other fund could be deemed to be under “common control” and such other fund could be deemed to be an affiliate of the business development company for purposes of Section 57(b) (a “Section 57(b) Affiliate”). Thus, absent an exemption, a business development company (or a person controlled by a business development company) and a Section 57(b) Affiliate could be limited in their ability to effect transactions involving simultaneous or related investments in the same portfolio company to the extent such investments constitute prohibited joint transactions.

Cross Trades. In general, Section 57(a)(1) and (2) prohibit a business development company and a Section 57(b) Affiliate from selling securities to each other absent SEC relief. However, pursuant to Rule 17a-7 under the Investment Company Act, such trades can be effected if certain conditions are met.

Board Approval Required. Section 57(d) of the Investment Company Act generally prohibits certain affiliated persons of a business development company, acting as principal, from knowingly selling to or purchasing from such business development company (or any company controlled by such business development company) any security or other property unless certain limited exceptions apply. It also prohibits such a person from knowingly borrowing money or other property from such business development company (or any company controlled by such business development company), or from effecting any transaction in which such business development company (or company controlled by such business development company) is a joint and/or joint and several participant with such person, in contravention of any rule the SEC may adopt. A business development company or affiliated person may seek the approval of the business development company’s board of directors for any transaction subject to Section 57(d), in accordance with the procedures set forth in Section 57(f) of the Investment Company Act. Among other things, Section 57(f) calls for a review of the fairness of the terms of the proposed transaction, as well as a consideration of the interest of the stockholders of a company involved in the transaction.

Section 57(e) of the Investment Company Act defines the scope of parties that are subject to the restrictions set forth in Section 57(d), and refers generally to non-controlling persons or other affiliates, including any person who directly or indirectly owns, controls or holds with the power to vote, 5% or more of a business development company’s outstanding voting securities, as well as an executive officer or a director of, or general partner in, any such affiliated person or person who directly or indirectly either controls, is controlled by or is under common control with, such affiliated person. Section 57(e) also refers to persons who are affiliated persons of a director, officer, employee, investment adviser, member of an advisory board or promoter of, principal underwriter for, general partner in, or an affiliated person of any person directly or indirectly either controlling or under common control with, a business development company.

Adoption of Policies. Section 57(h) of the Investment Company Act requires a board of directors to adopt, and to periodically review and update, as appropriate, procedures reasonably designed to ensure that reasonable inquiry is made, prior to the consummation of any transaction in which the business development company or a company controlled by the business development company proposes to participate, with respect to the possible involvement in the transaction of persons described in Section 57(b) or 57(e) of the Investment Company Act.

Affiliates Acting as Agent. Section 57(k) of the Investment Company Act restricts the ability of certain individuals affiliated with the business development company 5  from accepting brokerage commissions. In particular, Section 57(k) prohibits (1) any such person, acting as an agent, from accepting from any source any compensation (other than regular salary or wages from the business development company) for the purchase or sale of any property to or for such business development company or any controlled company of the business development company, except in the course of such person’s business as an underwriter or broker or (2) any such person, acting as a broker, in connection with the sale of securities to or by the business development company or any controlled company of the business development company, to receive from any source a commission, fee or other remuneration for effecting such transaction which exceeds any of the following: (i) the usual and customary broker’s commission if the sale is effected on a securities exchange; (ii) 2% of the sales price if the sale is effected in connection with a secondary distribution of such securities; or (iii) 1% of the purchase or sale price of such securities if the sale is otherwise effected.

5	Section 57(l) of the Investment Company Act provides that the following persons are subject to brokerage commission restrictions: (1) any affiliated person of a business development company; (2) any person who is, within the meaning of Section 2(a)(3)(B), (C) or (D), an affiliated person of any director, officer, employee, or member of an advisory board of a business development company; (3) any person who is, within the meaning of Section 2(a)(3)(A), (B), (C) or (D), an affiliated person of any investment adviser of, general partner in, or person directly or indirectly either controlling, controlled by, or under common control with, the business development company; and (4) any person who is, within the meaning of Section 2(a)(3)(C), an affiliated person of any person who is an affiliated person of the business development company within the meaning of Section 2(a)(3)(A).

Policies and Procedures

General. The Company intends to take all necessary steps to ensure compliance with the requirements of Section 57 of the Investment Company Act and the applicable rules thereunder, including the adoption and updating of a policy pursuant to Section 57(h), attached hereto as Exhibit C.

Periodic Review. The Board will: (1) on an annual basis, review the Section 57(h) (Affiliated Transactions) Procedures to determine whether they remain reasonably designed to ensure compliance with Section 57(h); and (2) on a quarterly basis, review reports prepared by the Company detailing any transaction that it reviewed pursuant to these procedures (as applicable).

Asset Coverage Requirements for Borrowing

Legal Background

Section 18 of the Investment Company Act generally restricts an investment company’s ability to issue “senior securities.”6  In addition, a closed-end investment company or mutual fund may not issue any senior security unless, immediately after such issuance or sale, it will have an asset coverage of at least 300%. However, pursuant to Section 61 of the Investment Company Act, which makes Section 18 applicable to a business development company to the same extent as if it were a registered closed-end investment company (with certain noted exceptions), a business development company is subject to a less restrictive asset coverage requirement than that imposed on closed-end investment companies and mutual funds. Pursuant to Section 61, a business development company generally may not issue any senior security unless, immediately after such issuance or sale, it will have an asset coverage of at least 200% or 150%, with the latter, reduced asset coverage only available to a business development company that has obtained certain board or shareholder approval and that provides certain required disclosures in its periodic filings under the Exchange Act (as described below). The Company’s initial stockholders approved the asset coverage requirement decrease to 150% from 200% in accordance with Section 61(a)(2) of the Investment Company Act. The reduced asset coverage requirement permits the Company to have a ratio of total consolidated assets to outstanding indebtedness of 2:1 as compared to a maximum of 1:1 under the 200% asset coverage requirement.

Under Section 61 of the Investment Company Act, the following are the ongoing disclosure requirements allowing a business development company to continue using the reduced asset coverage of at least 150%:

●	with respect to all business development companies, disclosing in each periodic filing required under the Exchange Act: the aggregate outstanding principal amount or liquidation preference, as applicable, of the senior securities issued by the business development company and the asset coverage percentage as of the date of the business development company’s most recent financial statements included in that filing, as well as the effective date of the approval by the business development company’s board or shareholders; and

●	with respect to a business development company that is an issuer of common equity securities, disclosing in each periodic filing required under the Exchange Act: (i) the amount of senior securities (and the associated asset coverage ratios) of the business development company, determined as of the date of the most recent financial statements of the business development company included in that filing; and the principal risk factors associated with the senior securities described therein, to the extent that risk is incurred by the business development company.

In particular, Section 18(a)(1), as modified by Section 61(a)(1), makes it unlawful for a business development company to issue any class of senior security representing indebtedness 7  unless:

●	Immediately after such issuance or sale, it will have an asset coverage of at least 200% or 150% (as applicable);

●	Provision is made to prohibit the declaration of any dividend (except a dividend payable in stock of the issuer), or the declaration of any other distribution, upon any class of the capital stock of such investment company, or the purchase of any such capital stock, unless such class of senior securities has at the time of the declaration of any such dividend or distribution or at the time of any such purchase an asset coverage of at least 200% or 150% (as applicable) after deducting the amount of such dividend, distribution or purchase price, except that dividends may be declared upon any preferred stock if such senior security representing indebtedness has an asset coverage of at least 200% or 150% (as applicable) at the time of declaration thereof after deducting the amount of such dividend; and

6	Section 18(g) of the Investment Company Act defines “senior security” to mean “any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends.”

7	Section 18(g) of the Investment Company Act defines “senior security representing indebtedness” to mean “any senior security other than stock.”

●	Provision is made either:

o	That, if on the last business day of each of 12 consecutive calendar months, such class of senior securities will have an asset coverage of less than 100%, the holders of such securities voting as a class will be entitled to elect at least a majority of the members of the board of directors of such registered company, such voting right to continue until such class of senior security will have an asset coverage of 110% or more on the last business day of each of three consecutive calendar months; or

o	That, if on the last business day of each of 24 consecutive calendar months such class of senior securities will have an asset coverage of less than 100%, an event of default will be deemed to have occurred.

A business development company may, pursuant to Section 61(a)(2), issue more than one class of senior security representing indebtedness. In addition, Section 18(a)(2), provides that it is unlawful for a business development company to issue any class of senior security that is stock (i.e., preferred stock) unless:

●	immediately after such issuance or sale, it will have an asset coverage of at least 200% or 150% (as applicable);

●	provision is made to prohibit the declaration of any dividend (except a dividend payable in common stock of the issuer), or the declaration of any other distribution, upon the common stock of such investment company, or the purchase of any such common stock, unless in every such case such class of senior security has at the time of the declaration of any such dividend or distribution or at the time of any such purchase an asset coverage of at least 200% or 150% (as applicable) after deducting the amount of such dividend, distribution or purchase price, as the case may be;

●	provision is made to entitle the holders of such senior securities, voting as a class, to elect at least two directors at all times and, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, to elect a majority of the directors if at any time dividends on such class of securities will be unpaid in an amount equal to two full years’ dividends on such securities, and to continue to be so represented until all dividends in arrears will have been paid or otherwise provided for;

●	provision is made requiring approval by the vote of a majority of such securities, voting as a class, of any plan of reorganization adversely affecting such securities or of any action requiring a vote of security holders as provided in Section 13(a) of the Investment Company Act; and

●	such class of stock will have complete priority over any other class as to distribution of assets and payment of dividends, which dividends will be cumulative.

Policies and Procedures

It is the Company’s policy to adhere to the 150% asset coverage requirements at all times, except that it may borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes without regard to asset coverage. Prior to the consummation of any transaction or arrangement that may involve the issuance of a senior security subject to the prohibitions and asset coverage requirements of Section 188  and on an ongoing basis thereafter, the Company will monitor its portfolio holdings to ensure compliance with Sections 18 and 61 of the Investment Company Act.

8	The Company understands that the SEC and its staff have taken the position that reverse repurchase agreements, firm commitment agreements, standby commitment agreements, short sales, written options, forwards, futures, and certain other derivative transactions may involve the issuance of a senior security subject to the prohibitions and asset coverage requirements of Section 18 of the Investment Company Act.

Derivatives

Legal Background

Derivative Securities Issued by the Company

Notwithstanding Section 18(d) of the Investment Company Act, a business development company may, pursuant to Section 61(a)(3) of the Investment Company Act, issue derivative securities.

A business development company may issue warrants, options or rights to subscribe to or convert to voting securities of such company accompanied by securities, provided that: (1) the warrants, options or rights must expire by their terms within 10 years; (2) the warrants, options or rights must not be separately transferable unless no class of such warrants, options or rights and the securities accompanying them has been publicly distributed; (3) the exercise of the conversion price is not less than the current market value at the date of issuance or, if no such market exists, the current net asset value of such voting securities; and (4) the proposal to issue such securities is authorized by stockholders and approved by the required majority of the directors on the basis that such issuance is in the best interest of the business development company and its stockholders.9

A business development company may also issue warrants, options and rights to purchase voting securities of such company to its directors, officers and employees pursuant to an executive compensation plan, subject to certain conditions.

A business development company may issue warrants, options or rights to subscribe to, convert to or purchase voting securities of such company not accompanied by securities provided that: (1) the warrants, options or rights must expire by their terms within 10 years; (2) the exercise of the conversion price is not less than the current market value at the date of issuance or, if no such market exists, the current net asset value of such voting securities; and (3) the proposal to issue such warrants, options or rights is authorized by the stockholders of the business development company and approved by the majority of the directors.10

In general, the amount of voting securities that would result from the exercise of all derivative securities at the time of issuance is not permitted to exceed 25% of the outstanding voting securities of the business development company.

The Company’s Investments in Derivative Securities

The Commodity Exchange Act (“CEA”) and regulations adopted thereunder generally require that a person that falls within the definition of a “commodity pool operator” (“CPO”) under the CEA must register with the Commodity Futures Trading Commission (“CFTC”). The Dodd-Frank Wall Street Reform and Consumer Protection Act and related rulemaking recently expanded the type of instruments subject to regulation by the CFTC. As a result, a business development company and/or its sponsor or adviser (operator) may be required to register as a CPO if the business development company enters into certain swap agreements or other instruments, including certain swap agreements or other instruments entered into for hedging purposes. However, the staff of the CFTC has stated that it would not recommend that the CFTC take an enforcement action against the operator of a business development company that does not register as a CPO if the business development company complies with certain marketing and trading restrictions.

9	See Section 61(a)(3)(A)(i)-(iv). Section 57(o) of the Investment Company Act defines “required majority” to mean “both a majority of a business development company’s directors … who have no financial interest in such transaction, plan or arrangement and a majority of such directors … who are not interested persons of such business development company.”

10	See Section 61(a)(3)(C)(i)-(ii).

A CPO that is eligible for this relief must file a claim with the CFTC. This claim is effective upon filing and must:

●	(1) state the name, main business address, and main business telephone number of the business development company for which the relief is being claimed;

●	(2) be signed by a person authorized to bind the business development company; and

●	(3) be filed with the CFTC, Division of Swap Dealer and Intermediary Oversight (using the email address dsionoaction@cftc.gov, with “BDC” in the subject line of such email) within 30 days after it begins to operate as a business development company or otherwise becomes subject to regulation by the CFTC.

Policies and Procedures

It is the Company’s policy to comply with Section 61 of the Investment Company Act and applicable CFTC rules and regulations with respect to the issuance of, or the investment in, derivative securities. Prior to the issuance of, or the investment in, derivative securities, the Company will review any proposed transaction to determine compliance with Section 61 of the Investment Company Act and applicable CFTC rules and regulations.

Dividends and Distributions

Legal Background

Section 19(a) of the Investment Company Act prohibits a business development company from paying any dividend, or making any distribution in the nature of a dividend payment, from a source other than net income or capital gains without accompanying such payment with a written statement disclosing the source of the payment. 11

Furthermore, in order to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), and to avoid the imposition of an excise tax on undistributed earnings, a business development company must distribute substantially all of its net income and net realized capital gains to stockholders each year.

Policies and Procedures

It is the Company’s policy to comply with Section 19(a) of the Investment Company Act.

[11]	See also Rule 19a-1 under the Investment Company Act (describing the contents of such written statement).

Filing Exemptive Applications or Requests for Other Relief and Compliance with

Exemptive Orders and Other Relief

Legal Background

From time to time, it may be necessary for the Company to file an application for an exemption with the SEC or seek other relief in order to engage in a transaction or activity that would or might otherwise be prohibited by the Investment Company Act, such as certain affiliated transactions. Section 6(c) of the Investment Company Act specifically authorizes the SEC to conditionally or unconditionally exempt any person or transaction from any provision of the Act “if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions” of the Act. Other sections of the Investment Company Act provide more specific exemptive authority to the SEC (e.g., Section 57(c) with regard to affiliated transactions).

Policies and Procedures

The Company’s personnel will keep the CCO informed regarding plans and developments relating to the Company so that determinations can be made regarding the need to make filings and/or disclosures. In addition, the Company or service provider personnel preparing, or providing information for inclusion in, exemptive applications will take all reasonable steps necessary to determine that the information they prepare or provide is correct and complete. An application should be reviewed by the CEO, CFO and CCO of the Company before filing, and such executive officers should make such inquiries as are necessary or appropriate under the circumstances to determine that the persons preparing or providing information for the application have taken reasonable steps as described above. The Company’s designated employee will retain records of all inquiries and responses gathered in connection with any exemptive application or request for other relief and will be responsible for monitoring compliance with the terms of any applicable exemptive order or relief once granted.12

[12]	The policies and procedures contained in this compliance manual are intended to be fully consistent with applicable law and any guidance or interpretations provided thereunder. In this regard, any action taken by the Company or the Advisor that is consistent with any no-action or interpretative position or exemptive or other relief provided by the SEC, the CFTC or their staff shall be deemed consistent with such policies and procedures.

Investments in Other Investment Companies – Anti-Pyramiding

Legal Background

Section 12(d)(1) of the Investment Company Act, as made applicable to business development companies by Section 60 thereof, significantly restricts the ability of registered funds and business development companies to invest in securities of other funds, a practice referred to as “pyramiding,” except in limited circumstances. Section 12(d)(1) limits the amount a registered fund and business development company can invest in another fund, including shares of ETFs. Similarly, registered funds and business development companies are limited in the amount of their own shares they can knowingly sell to other investment companies. Section 12(d)(1) is designed to prevent the concentration of control of funds, which could lead to duplication of advisory, administrative, and sales expenses without a corresponding benefit.13

Policies and Procedures

Prior to the purchase of any investment company and on an ongoing basis thereafter, the Company will monitor its portfolio holdings to ensure compliance with Section 12(d)(1)(A) of the Investment Company Act.

[13]	Under Section 12(d)(1)(A) of the Investment Company Act, as made applicable to business development companies by Section 60 thereof, a business development company (and any company or companies controlled by such company) may not: (1) purchase or otherwise acquire more than 3% of the outstanding shares of another investment company; (2) invest more than 5% of its total assets in any one other investment company; and (3) invest more than 10% of its total assets in other investment companies generally. These restrictions are intended, in part, to protect stockholders from the “layering” of fees.

Investments in Insurance Companies and Securities-Related Businesses

Legal Background

Section 12(d)(2) of the Investment Company Act (as made applicable to business development companies by Section 60 of the Investment Company Act) makes it unlawful, subject to a limited exception, for a business development company to purchase or otherwise acquire any security issued by or other interest in an insurance company, to the extent the business development company and each of the companies it controls would hold in the aggregate greater than 10% of the insurance company’s outstanding voting stock. Section 12(d)(2) provides an exemption, however, to the extent a business development company and the entities that it controls already hold in excess of 25% of the subject insurance company’s outstanding voting stock prior to the additional purchase.

Section 12(d)(3) of the Investment Company Act (as made applicable to business development companies by Section 60 of the Investment Company Act) prohibits registered funds and business development companies from purchasing or otherwise acquiring any security issued by, or other interest in, companies engaged in a securities related business (e.g., a broker-dealer; an underwriter; an adviser to the registered funds or business development companies; or an investment adviser registered under the Advisers Act). Section 12(d)(3) is designed to prevent funds from being organized and operating in the interests of brokers, dealers, underwriters, and investment advisers. Derivatives counterparties may be “issuers” for purposes of Section 12(d)(3).

Rule 12d3-1 under the Investment Company Act provides a blanket and a conditional exemption from the Section 12(d)(3) prohibition, as follows: (i) the blanket exemption is for acquisitions of securities of issuers that derive 15% or less of their gross revenues from “securities-related activities,” i.e., one of the prohibited businesses; and (ii) the conditional exemption applies when securities are acquired from an issuer that derives more than 15% of its gross revenues from prohibited businesses, in which case a registered fund or business development company can buy up to 5% of an issuer’s equity securities and up to 10% of an issuer’s debt securities. However, the conditional exemption is available only if, among other things, immediately after any acquisition of equity or debt securities, the funds have not invested more than 5% of their total assets in securities (whether equity or debt) of the issuer. Rule 12d3-1 may not be available for purchases of securities issued by a Restricted Affiliate.

Policies and Procedures

Prior to the purchase of any security issued by an insurance company or a securities-related business and on an ongoing basis thereafter, the Company will monitor its portfolio holdings to ensure compliance with Sections 12(d)(2) and (3) of the Investment Company Act.

Portfolio Valuation

Legal Background

Section 2(a)(41) of and Rule 2a-4(a)(1) under the Investment Company Act provide that the “value” of a company’s portfolio securities means: (i) with respect to securities for which market quotations are readily available, the market value of such securities; and (ii) with respect to other securities and assets, fair value as determined in good faith by or under the supervision of the Company’s Board.

In December of 2020, the SEC adopted rule 2a-5 under the Investment Company Act which sets forth the requirements for “fair value determined in good faith.” This new rule requires the Company to have certain procedures in place to make this determination, which include:

●	Assessing and managing valuation risks;

●	Establishing and applying fair value methodologies;

●	Testing fair value measurements for appropriateness and accuracy; and

●	Monitoring and evaluating pricing services used.

Rule 2a-5 also allows a board to appoint a valuation designee that will be in charge of valuation for some or all of a fund’s investments under the board’s oversight. Currently, the Board has delegated authority to the Advisor for valuation of Company investments, with the Board retaining the oversight.

Policies and Procedures

General. The procedures are designed to comply with Section 2(a)(41), Rule 2a-4(a)(1) and Rule 2a-5 under the Investment Company Act.

Valuation. Where market prices are readily available, the Company will value its investments at the current market price. Investments for which reliable market quotations are not available shall be valued in accordance with the following section, “Fair Value Measurements”.

Procedures. With respect to investments for which market quotations are not readily available, the Advisor, as designee of the Board, will undertake a multi-step valuation process each quarter, as described below:

●	The Company’s quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the Advisor responsible for the portfolio investment;

●	Preliminary valuation conclusions are then documented and discussed with the Company’s senior management and the Advisor;

●	At least once annually, the valuation for each portfolio investment will be reviewed by an independent valuation firm; and

●	The Advisor, as designee of the Board, will discuss valuations and determine the fair value of each investment in the Company’s portfolio in good faith, under the oversight of the Board.

Fair Value Measurements

Risk Assessments –

The Company has reviewed and assessed what it believes to be the material risks associated with the determination of the fair value of fund investments. This assessment is a fact and circumstance dependent assessment. The Company has also reviewed what it considers to be material conflicts of interest. At least annually, or more frequently if circumstance require, the Company will update these risk factors and review with the Board.

Methodology —

Under Rule 2a-5, the Board, or its designee, must establish and apply fair value methodologies by:

●	selecting and applying appropriate fair value methodologies,

●	periodically reviewing the appropriateness and accuracy of the methodologies selected and making any necessary changes or adjustments, and

●	monitor for circumstances that may necessitate the use of fair value.

The Company’s fair value methodology accords with the fair value principles established by Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three broad levels listed below:

Level 1 – Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Valuations are based on quoted prices for similar assets or liabilities in active market inputs that are observable, either directly or indirectly, for substantially the full term of the assets or liabilities.

Level 3 – Valuations are based on significant unobservable inputs and include situations where there is little, if any, market activity for the assets or liabilities. The inputs are based upon the best information available and may require significant management judgement or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The majority of the Company’s assets will be Level 2 assets and require the use of fair value methodologies under Rule 2a.5. Given the asset class, the Company would receive notification prior to a change from a level 2 asset. The Company does not anticipate any level 2 asset it would hold would switch to level 1.

The Company determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. When available, the Company bases the fair value of its investments on directly observable market prices or on market data derived for comparable assets. The Company primarily uses an outside pricing service to value its investments, however, the Company’s valuation policy considers the fact that no ready market may exist for some of the securities in which it invests and that a service provider may determine fair value for its investments using unobservable inputs. The Company’s valuation policy is intended to provide a consistent basis for determining the fair value of the portfolio.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may differ from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize.

The Company will review its valuation methodologies at least annually to determine whether any changes are required due to new markets, changes in information availability, market conditions, or improvement in valuation techniques.

Testing fair value measurements

Rule 2a-5 also requires the testing of the appropriateness and accuracy of the methodologies used to calculate fair value. This requirement is designed to help ensure that the selected fair value methodologies are appropriate and that adjustments to the methodologies are made where necessary.

Currently, the Company uses a pricing service to assist with the valuation its investments. For investments such as broadly syndicated loans where there is directly observable pricing, the Company will review reporting regarding the service provider’s internal back testing and price changes.

For investments where a third party service provider may utilize assumptions in its valuation, the Advisor runs cashflow models to verify the valuations and assumptions made by the provider. The Advisor may also request more thorough analysis from the service provider on any valuation. Upon unanimous approval, the Valuation Committee of the Advisor will challenge the valuations of the third party service provider based on its own internal testing.

The Company’s assets are also audited annually. In the process of that audit, the assets of the Company are independently verified, including procedures around pricing.

Monitoring and evaluating pricing services used –

Under Rule 2a-5, the Board, or its designee, is required to oversee pricing service providers, and establish a process for approving, monitoring, and evaluating each pricing service provider and initiating price challenges as appropriate.

Factors that can be used in overseeing a pricing service provider include:

●	The pricing service’s qualifications, experience and history;

●	The valuation methods, inputs and assumptions the pricing service uses for different asset classes, and how changing market conditions affect them (if at all);

●	The quality of the pricing service’s information, and the extent to which the pricing service determines pricing information as close as possible to the time the fund calculates its NAV;

●	The pricing service’s process for considering price challenges, including how information from a price challenge is incorporated into pricing information;

●	The pricing service’s potential conflicts of interest and steps taken to mitigate them; and

●	The pricing service’s testing process.

The Advisor receives back-testing information from its pricing service which allows it to review previous marks and the number of challenges across the provider’s business.

The Advisor will review these factors no less than annually to determine whether a pricing service provider is appropriate.

Board Reporting

Quarterly

The Company will report to the board, in writing, on at least a quarterly basis, on (1) any reports or materials requested by the Board related to the fair value of designated investments or the process for fair valuing fund investments and (2) a summary or description of “material fair value matters” that occurred in the prior quarter. The Company will monitor for such changes.

“Material fair value matters” include:

i.	Any material changes in the assessment and management of valuation risks, including any material changes in conflicts of interest of the valuation designee (and any other service provider);

ii.	Any material changes to, or material deviations from, the fair value methodologies; and

iii.	Any material changes to the valuation designee’s process for selecting and overseeing pricing services, as well as any material events related to the valuation designee’s oversight of pricing services.

Annually

The Company will provide to the Board an annual assessment, in writing, of the adequacy and effectiveness of the process for determining fair value of the designated portfolio investments. This annual report must include (1) a summary of the results of the testing of fair value methodologies and (2) an assessment of the adequacy of resources allocated to the process for determining the fair value of designated investments, including any material changes to the roles or functions of the persons responsible for determining fair value.

Other Reporting

Prompt notification to the Board is required on the occurrence of matters that materially affect the fair value of investments whose fair value is determined by the Company within a time period determined by the Board, but in no event later than five business days after the valuation designee becomes aware of the material matter, except as set forth below. A “material matter” includes one that affects the fair value of the designated portfolio of investments, include discovery of a significant deficiency or material weakness in the design or effectiveness of the fair value determination process, or material errors in the calculation of net asset value.

If the materiality of an event is not immediately apparent or determined by a third party, the Company may take up to 20 business days to determine the materiality of a matter, provided that if a materiality determination has not been made within 20 days, the prompt reporting requirement within five business days is automatically triggered.

Recordkeeping

All relevant records with respect to the Company’s valuation policies and procedures will be maintained as required under Rule 31a-4 of the Investment Company Act

Responsible Personnel

The Board maintains oversight of the Advisor for the valuation of investments of the Company. The Advisor maintains a valuation committee which makes determinations on investment value according to its internal valuation policy. Valuations are ultimately approved by the Chief Financial Officer of the Company.

RIC Status

Legal Background

Under Subchapter M of the Code, a company may elect to be treated as a “regulated investment company” (“RIC”) for tax purposes. A company that is a RIC is not taxed at the company level to the extent that it makes distributions to company stockholders. Failure to continue to qualify as a RIC would subject a company to corporate income tax on all of its net investment income and net realized gains, and any distributions to stockholders would generally be subject to income tax as ordinary dividends.

To qualify for treatment as a RIC, a company must meet a threshold distribution test:

●	90% Test: At least 90% of the (i) company’s taxable income, generally including certain interest income less certain deductions (collectively roughly equivalent to the securities term “Net Investment Income”), (ii) any net tax exempt income and (iii) net short-term capital gains in excess of realized net long-term capital losses, if any, must be paid out to stockholders in dividend distributions, according to applicable provisions of the Code. (As a matter of best practice, paying dividends in excess of the 90% minimum is often done by RIC management teams and boards of directors because the RIC would pay corporate tax (at a 35% rate) on any undistributed net income or net capital gains. Note that net long-term capital gains are normally distributed to avoid tax at the RIC level.)

●	Excise Tax Avoidance Requirement: Although not required to qualify for or maintain RIC status, in order to preclude the imposition of a 4% non-deductible federal excise tax imposed on RICs, the company would be required to distribute during each calendar year an amount at least equal to the sum of (1) 98% of the company’s net ordinary income for the calendar year, (2) 98.2% of the company’s realized net capital gains (both short-term and long-term) for the one year period generally ending on October 31st and (3) any net ordinary income and net capital gains for preceding years that were not distributed during such years.

In addition, to qualify for treatment as a RIC, a company generally must meet the following income test with respect to each of its taxable years and asset diversification requirements as of the close of each quarter of the company’s taxable year:

●	90% Income Test: At least 90% of the company’s gross income must be derived from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies, net income from certain qualified publicly-traded partnerships or other income derived with respect to the company’s business of investing in such stock, securities or foreign currencies.

●	50% Test: At least 50% of the value of the company’s total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs and other securities generally limited in respect of any one company to an amount not greater in value than 5% of the value of the total assets of the company and to not more than 10% of the outstanding voting securities of the issuer of the relevant securities; and

●	25% Test: Not more than 25% of the company’s total assets may be invested in (i) the securities (other than Government securities and the securities of other RICs) of any one company, (ii) two or more companies in the same or similar trades or business if the RIC owns 20% of the voting stock or (iii) investments in qualified publicly-traded partnerships.

Policies and Procedures

RIC Qualification. The Company seeks to qualify as a RIC under Subchapter M of the Code to meet the various tax- related distribution, income and diversification tests. Each of these tests will be performed on an ongoing basis by the Company in consultation with the Company’s outside auditors, legal counsel and compliance personnel.

Custody Arrangements

Legal Background

Section 17(f) of and Rule 17f-2 under the Investment Company Act sets forth the following requirements for custody arrangements relating to a company’s portfolio securities:

●	Securities must be kept in the safekeeping of a bank or other supervised entity;

●	Securities must be kept segregated;

●	Access persons must be designated by resolution of the company’s board of directors; and

●	Specific record keeping requirements for notations of deposits and withdrawals.

Policies and Procedures

General. The Company maintains custody of its portfolio securities and similar investments with an entity or entities qualified to provide such services under, and in compliance with, Section 17(f) and related rules. Each contract between the Company and a custodian will be reviewed by the Company’s counsel and will, with the approval of the Board, be executed on behalf of the Company by an officer of the Company.

U.S. Bank, National Association (“US Bank”) currently acts as the Company’s custodian for all of the Company’s assets.

The Company’s Board has designated, and the CCO will maintain, the access persons relating to the Company’s portfolio securities by resolution.

Annual Report. The CCO will annually report, or cause the custodian to report, to the Company’s Board concerning any custodial arrangements. The annual review will include a report on the custodian’s internal policies and procedures.

Transfer Agent

Legal Background

The term “transfer agent” is defined in Section 3(a)(25) of the Exchange Act to mean any person who engages on behalf of an issuer of securities or on behalf of itself as an issuer of securities in: (i) countersigning such securities upon issuance; (ii) monitoring the issuance of such securities with a view to preventing unauthorized issuance, a function commonly performed by a person called a registrar; (iii) registering the transfer of such securities; (iv) exchanging or converting such securities; or (v) transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates.

Transfer agents are subject to certain registration and reporting requirements under Sections 17 and 17A of the Exchange Act.

Policies and Procedures

Transfer Agent. The Company has retained US Bank as the transfer agent to, among other things, maintain stockholder accounts, handle dividend disbursements, and provide proxy, stockholder information, compliance reporting, escheatment and lost stockholder services.

Contract Terms. In any contract between the Company and its transfer agent, the transfer agent will represent that it will be in substantial compliance with Section 17A of the Exchange Act and related rules.

Records. Executed copies of the transfer agency agreement and a copy of any current SSAE 16 reports issued with respect to the transfer agent will be maintained.

Advertisements and Marketing

Legal Background

The SEC has instructed investment advisers and companies to maintain policies and procedures to address the “accuracy of disclosures made to investors, clients and regulators, including account statements and advertisements.” The SEC views these policies and procedures for client and regulatory communications as one of several necessary requirements: for companies to comply with Rule 38a-1 under the Investment Company Act.

A company’s advertisements and other marketing materials are regulated by, among other provisions, Rules 156 and 482 under the Securities Act and Rule 34b-1 of the Investment Company Act, as applicable. However, Rules 156 and 482 under the Securities Act do not address many of the communication issues encountered by business development companies, including the Company, during the securities offering process. For example, business development companies may use shelf offerings or at-the-market (“ATM”) offerings for follow-on offerings of securities unlike traditional investment companies. Thus, while these rules technically apply to business development companies, they do not provide a practical framework in which to analyze communications with investors. As a result, the Company has developed certain guidelines that may be used in determining whether an advertisement or presentation should be filed with the SEC.

Although BDC’s are exempt under the new adviser marketing rule, the adviser to SCCC is subject to the revised Rule 206(4)-1. SCIM personnel may be responsible for creating and distributing any marketing materials for SCCC and must follow the advertising rules. SCIM has written policies and procedures that govern its advertising practices. The term “advertisement” for the BDC includes any notice, circular, letter or other written communication addressed to more than one person or any notice or other announcement in any publication or by radio or television and encompasses materials designed to maintain existing clients or to solicit new clients. An advertisement includes website material and standardized written material in booklets that an adviser uses for presentations. It also includes written communications only directed to sophisticated or institutional investors.

Fees and Expenses for BDC Advertisements

The amendments to Rule 156 under the Securities Act provide that representations about fees or expenses associated with an investment in a registered fund or BDC could be misleading because of statements or omissions involving a material fact, including where portrayals of the fees and expenses associated with an investment in such registered fund or BDC omit explanations, qualifications, limitations or other statements necessary to make the portrayals not misleading.

Policies and Procedures

General Policy. The Advisor, a registered investment adviser under the Advisers Act, currently acts as the Company’s investment adviser. The Company’s goal is to ensure that disclosures made to investors and regulators are accurate in all material respects and not misleading. The use and recordkeeping of all advertising and other sales literature relating to shares of the Company will comply with the legal requirements.

General Prohibitions. The Marketing Rule includes seven principles-based general prohibitions that apply to any advertisement directly or indirectly disseminated by Steele Creek as well as to any performance presentations or testimonials and endorsements. The nature of the audience to which the advertisement is directed is a key consideration in determining how to apply the general prohibitions. Under the Rule, Steele Creek is prohibited from making:

●	Untrue Statements and Omissions. An advertisement may not contain any untrue statement of material fact, or omit to state a material fact necessary in order to make the statement made, in the light of the circumstances under which it was made, not misleading;

●	Unsubstantiated Material Statements of Fact. An advertisement may not include a material statement of fact that the adviser does not have a reasonable basis for believing it will be able to substantiate upon demand by the SEC.

●	Untrue or Misleading Implications or Inferences. An advertisement may not include information that would likely to cause an untrue or misleading implication or inference to be drawn concerning a material fact relating to the investment adviser.

●	Omit Material Risks or Material Limitations. An advertisement may not discuss any potential benefits associated with the adviser without also providing a “fair and balanced” treatment of any material risks or material limitations of those benefits.

●	Cherry-Pick Current or Past Recommendation. An advertisement may not include a reference to specific investment advice provided by the investment adviser where such investment advice is not presented in a manner that is fair and balanced.

●	Presentation of Performance Results. An advertisement may not include or exclude performance results, or present performance time periods, in a manner that is not fair and balanced; or

●	Otherwise Materially Misleading. An advertisement may not otherwise be materially misleading. This catch-all provision captures any misleading practices not otherwise covered above (e.g. an adviser provides accurate disclosure that is presented in an unreadable font).

Performance Advertising. Steele Creek will present performance in line with the Marketing Rule. The CCO will ensure the Steele Creek BDC advertisements do not include or exclude performance results, or present time periods for performance, in a manner that is not fair and balanced. The Company prohibits the use of performance-based advertising without the prior approval from the CCO.

Procedures for Marketing Materials and Approval Process. The Company generally does not engage in direct marketing or advertising other than statutorily required reporting, such as the annual and quarterly reports and press releases intended for mass distribution. The Company’s Advisor is responsible for initially creating advertising pieces on behalf of the Company in accordance with the Marketing Rule in conjunction with the Company’s broker-dealer, 2K Servicing LLC. All advertising pieces and other sales literature, including websites sponsored by or relating to the Company, are reviewed and approved for use by the CCO.

Cybersecurity

The Company is subject to the MAM Cybersecurity Policy, and employees of the Advisor are responsible for knowing their obligations thereunder. MAM also maintains cybersecurity insurance which provides coverage to the Company and the Advisor.

Customer Financial Privacy – Regulation S-P

Regulation S-P provides that a customer’s financial information must be subject to certain safeguards. It is the Company’s policy to comply with Regulation S-P. The Advisor has adopted policies and procedures reasonably designed to ensure compliance with Regulation S-P. These policies and procedures are incorporated by reference from the Steele Creek Investment Management LLC Compliance Manual. The transfer agent’s service provider policies and procedures are also incorporated herein.

Record Keeping and Retention

Legal Background

General Requirements. Section 31 of and related Rules 31a-1 and 31a-2 under the Investment Company Act require the Company to maintain and preserve certain books, accounts and other documents. Rules 31a-1 and 31a-2 under the Investment Company Act require the Company to preserve its records as follows:

●	Those maintained with respect to subparagraphs (1) through (4) of Rule 31a-1(b), including journals and other records of original entry containing an itemized daily record in detail of all purchases and sales of securities, all receipts and deliveries of securities, all receipts and disbursements of cash and all other debits and credits, general and auxiliary ledgers or other records reflecting all asset, liability, reserve, capital, income and expense accounts, a securities record or ledger reflecting separately for each portfolio security as of trade date all “long” and “short” positions carried and the certificate of incorporation, bylaws and minute books of stockholder, director and committee meetings: permanently, with the most recent two years’ records easily accessible.

●	Those maintained with respect to subparagraphs (5) through (11) of Rule 31a-1(b) and all other records of a company maintained pursuant to Rule 31a-1(a), including a record of each brokerage order given by or on behalf of the Company, of all other portfolio purchases or sales, of all puts, calls, spreads, straddles and other options, of the proof of money balances in all ledger accounts, other than stockholder accounts, in the form of trial balances, for each fiscal quarter showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made, a memorandum identifying the person, committee or group authorizing the purchase or sale of portfolio securities and files of all advisory material received from the Advisor or any other persons from whom the Company accepts investment advice, other than material which is furnished solely through uniform publications distributed generally: at least six years after the end of the fiscal year in which any transaction occurred, with the most recent two years’ records easily accessible.

●	Those maintained by any investment adviser to the company pursuant to Rule 31a-2(e) under the Investment Company Act (such records required under Section 204 of the Advisers Act as are necessary or appropriate to record its transactions with the Company): six years.

Compliance Policies and Procedures. Rule 38a-1 under the Investment Company Act requires the Company to maintain the following records in the following manner:

●	A copy of the Company’s policies and procedures that are in effect, or at any time within the past five years were in effect, in an easily accessible place; and

●	Copies of materials provided to the Board in connection with its approval of the policies and procedures, and written reports provided to the Board by the CCO pursuant to Rule 38a-1, for at least five years after the end of the fiscal year in which the documents were provided, the first two years in an easily accessible place; and

●	Any records documenting the Board’s annual review of the policies and procedures for at least five years after the end of the fiscal year in which the annual review was conducted, the first two years in an easily accessible place.

Emails. There has been no formal SEC guidance regarding the retention of email. However, members of the staff of the SEC have expressed the view that any email related to any business of the Company should be maintained in electronic and searchable form.

Policies and Procedures

General Procedures. The Company will maintain, or cause the appropriate service provider to maintain, and keep current all records required by the provisions of Section 31 of the Investment Company Act, related Rules 31a-1, 31a-2 and 38a-1 under the Investment Company Act and industry convention.

The Company requires certain business activities to be communicated through official channels. These include any communications related to: (i) any recommendation or investment advice; (ii) the receipt, disbursement or delivery of funds or securities; and (iii) the execution of any purchase or sale order. General market color, scheduling or logistical matters or texts regarding a personal relationship may, but are not required to be, sent any and all business activities through official channels. For email, the current approved channel is the email address specific to your employer, e.g.johnsmith@steelecreek.com. The Company utilizes Microsoft Teams for internal messages. For text messaging, the current approved channel is Movius. The Company reserves the right to access and monitor all messages sent and received through email and Movius, as deemed necessary and appropriate. As the Company allows Supervised Persons to utilize their own devices, the Company reserves the right to monitor communications on these devices as needed to ensure compliance with this and other Company policies. If a Supervised Person fails to conduct business activities through the official channels they may be subject to sanctions, penalties and disciplinary proceedings, including termination of employment.

All Supervised Persons are subject to the Electronic Communications policies set forth in the Steele Creek Investment Management LLC Compliance Manual. Communications are maintained by Steele Creek and are subject to monitoring and review by the Company and/or its authorized agents as permitted or required by law and as well as set forth under the Moelis Asset Management Communications Review Policy (the “Review Policy”). Emails and text messages are retained as set forth under the Review Policy.

Board of Directors

Investment Company Act

The Investment Company Act requires that a majority of the Company’s directors be persons who are not interested persons of the Company.

“Interested person” of the Company means:

●	Any affiliated person of the Company;

●	Any member of the immediate family of any natural person who is an affiliated person of the Company;

●	Any “interested person” of the investment adviser;

●	Any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Company has acted as legal counsel for the Company;

●	Any person or any affiliated person of a person (other than a registered investment company) that, at any time during the six-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for:

o	The Company;

o	Any other investment company having the same investment adviser as the Company or holding itself out to investors as a related company for purposes of investment or investor services; or

o	Any account over which the Company’s investment adviser has brokerage placement discretion;

●	Any person or any affiliated person of a person (other than a registered investment company) that, at any time during the six-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to:

o	The Company;

o	Any other investment company having the same investment adviser as the Company or holding itself out to investors as a related company for purposes of investment or investor services; or

o	Any account for which the Company’s investment adviser has borrowing authority; or

●	Any natural person whom the Commission by order will have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Company, a material business or professional relationship with the Company or with the principal executive officer of the Company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company.

“Interested person” of the investment adviser means:

●	Any affiliated person of the investment adviser;

●	Any member of the immediate family of any natural person who is an affiliated person of the investment adviser;

●	Any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor or guardian of any legal interest in, any security issued either by the investment adviser or by a controlling person of the investment adviser;

●	Any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Company has acted as legal counsel for the investment adviser;

●	Any person or any affiliated person of a person (other than a registered investment company) that, at any time during the six-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with or distributed shares for—

o	Any investment company for which the investment adviser serves as adviser;

o	Any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser serves as such; or

o	Any account over which the investment adviser has brokerage placement discretion;

●	Any person or any affiliated person of a person (other than a registered investment company) that, at any time during the six-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to—

o	Any investment company for which the investment adviser serves as adviser;

o	Any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to the investment adviser; or

o	Any account for which the investment adviser has borrowing authority; or

●	Any natural person whom the SEC by order will have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Company, a material business or professional relationship with the investment adviser or with the principal executive officer of the Company or any controlling person of the investment adviser.

“Member of the immediate family” means any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister, and includes step and adoptive relationships.

Exchange Independence Requirements

Generally, under applicable exchange rules, a majority of the Company’s directors must be independent directors. The Company expects to meet all applicable exchange director requirements in connection with the listing of its shares on an exchange.

Audit Committee

Investment Company Act

The Investment Company Act requires that a majority of the independent directors approve the selection of auditors.

Sarbanes-Oxley and Exchange Requirements

General Requirements. The Company must have an Audit Committee or equivalent body, comprised entirely of independent directors, responsible for the appointment, compensation, retention and oversight of the Company’s external auditors.

Definition of Independence. To be independent, a candidate for the Audit Committee must meet all of the following requirements in addition to not being an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act:

●	Compensation. The candidate must not, other than in his or her capacity as a director, either directly or indirectly accept any consulting, advisory or other compensatory fee from the Company.

o	Compensatory fees do not include fixed amounts of compensation under a retirement plan, including deferred compensation, for prior service with the Company, provided such compensation is not contingent in any way on continued service.

o	“Indirect” acceptance includes acceptance of compensation:

●	by a spouse, a minor child or step-child or a child or step-child sharing a home with the candidate; or

●	by an entity in which the candidate is a partner, member, managing director, executive officer or occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary.

o	The candidate’s holding of a position at an entity that provides non-advisory financial services to the Company (e.g., lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services) would not impair independence.

o	Ordinary course commercial business relationships between the Company and an entity with which the candidate has a relationship would not impair independence.

●	Affiliation. The candidate must not be an “affiliated person” of the Company or any subsidiary.

o	“Affiliated person” means a person that, directly or indirectly, controls, or is controlled by, or is under common control with, the Company. “Control” is the possession, either direct or indirect, of the power to cause the direction of management and policies of the Company.

o	The following will be deemed affiliated persons of the Company:

●	an executive officer of an affiliate;

●	a director who is also an employee of an affiliate;

●	a general partner of an affiliate; and

●	a managing member of an affiliate.

●	Safe harbor. A person is deemed not to control the Company if the person is not an executive officer or beneficial owner of more than 10% of any class of the Company’s equity securities.

o	Other specific exceptions from “affiliation.”

●	Affiliate Board membership. An Audit Committee member may sit on the Board of both the Company and its affiliate if the member otherwise meets the independence requirements and receives only ordinary-course compensation for such service.

●	Controlling stockholder. An affiliate of the Company, or the affiliate’s representative, may sit on the Audit Committee as long as:

o	the affiliate or representative has only observer status on, and is not a voting member or the chair of, the Audit Committee; and

o	neither the affiliate nor the representative is an executive officer of the Company.

●	Interested Person. The candidate must not be an interested person of the company as defined in Section 2(a)(19) of the Investment Company Act.

Form 10-K Disclosure Requirements

Duties and Responsibilities. The Company’s audit committee has the following duties and responsibilities:

●	Direct responsibility for the appointment, compensation, retention, termination and oversight of the work of the Company’s external auditors (including resolution of disagreements between management and the auditor regarding financial reporting).

●	Establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

●	Obtaining advice and assistance from outside independent legal, accounting or other advisors as the audit committee deems necessary to carry out its duties (with no obligation to first obtain board approval).

●	The independent accountant of the Company reports directly to the audit committee. The Company must provide appropriate funding for the audit committee’s administration of its duties.

Audit Committee Report

The Company’s proxy statement on Schedule 14A and information statement on Schedule 14C must contain an Audit Committee Report. This report need only be provided one time in any fiscal year. The report is not deemed to solicit material or to be “filed” with the Commission or subject to Regulation 14A or Regulation 14C other than as provided by Item 407(d) of Regulation S-K.

The Audit Committee must report whether it:

●	has reviewed and discussed the audited financial statements with management;

●	has discussed with independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and adopted by the PCAOB in Rule 3200T;

●	has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

●	based on the review and discussions mentioned above, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s Form 10-K for the last fiscal year for filing with the SEC.

The name of each member of the Company’s Audit Committee must appear below the disclosure required in the Audit Committee Report.

Ongoing Auditor Reporting to the Audit Committee

General requirement. The Company’s external auditors must report to the Audit Committee prior to the filing of any audit report with the SEC, such as in the Form 10-K:

●	critical accounting policies and practices to be used;

●	alternative treatments of financial information within GAAP that were discussed with management, ramifications of the use thereof and such auditor’s preferred treatment; and

●	material written communications between management and such auditors.

The Company has a three-person Audit Committee composed entirely of independent directors, consistent with exchange requirements.

Financial Expert

The Company’s Board has determined that William Hayes is an “audit committee financial expert” as that term is defined under Item 407(d)(5) of Regulation S-K. In addition, each member of our Audit Committee meets the current independence and experience requirements of Rule 10A-3 under the Exchange Act.

Nominating and Corporate Governance Committee

Investment Company Act

If the Company seeks to use certain exemptive rules under the Investment Company Act then it is generally required to satisfy the corporate governance standards set forth in Rule 0-1(a)(7). The corporate governance standards require independent directors to select and nominate other independent directors. However, the corporate governance standards do not mandate a nominating and corporate governance committee in this regard.

Standards of Conduct For Attorneys

The Company is aware of the following requirements applicable to its lawyers.

General requirement. Attorneys “appearing and practicing before the sec” must report “evidence of material violations” of u.s. Federal or state securities laws, a material breach of fiduciary duty or similar material violations of u.s. Federal or state law “up the ladder” to the ceo or chief legal counsel of the company. If the ceo or chief legal counsel fails to respond appropriately, the attorney must report such evidence to the audit committee, another independent committee of the board or the full board of the company.

Timing. While the rules described are final, there is a rule still proposed that would require attorneys to resign from representation of a company, disaffirm sec-filed documents and notify the sec under certain circumstances (the so-called “noisy withdrawal”). In-house lawyers would not be required to resign but would be required to disaffirm and notify the sec. This part of the rule has also not yet been adopted so as to permit more time for comment and consideration.

Definition of “Evidence of a Material Violation”

“Evidence of a material violation” means credible evidence, based upon which it would be unreasonable under the circumstances for a prudent and competent attorney not to conclude that it is reasonably likely that a material legal violation has occurred, is ongoing or is about to occur.

Definition of “Appearing and Practicing Before the SEC”

“Attorneys appearing and practicing before the SEC” are:

● attorneys providing legal services to the Company;

● where an attorney-client relationship with the Company exists; and

● WHERE THE ATTORNEY HAS NOTICE THAT DOCUMENTS HE OR SHE IS PREPARING OR
ASSISTING IN PREPARING WILL BE FILED OR SUBMITTED TO THE SEC.

Non-u.s. Attorneys. An attorney admitted in a jurisdiction outside the united states who does not give advice on united states law and whose “appearing and practicing” conduct is only incidental to the ordinary course practice of law outside the u.s. Or is in consultation with u.s. Counsel is not covered by this rule. However, a non-u.s. Lawyer who gives advice on u.s. Law without consulting a u.s. Lawyer is covered by the rule.

EXHIBITS

Exhibit A- Joint Code of Ethics A-1

Exhibit B - Code of Conduct B-1

Exhibit C - Section 57(h) (Affiliated Transactions) Procedures C-1

Exhibit D - Whistleblower Protection Policy D-1

Exhibit E – Insider Trading Policy E-1

Exhibit F – Related Party Transactions Review Policy F-1

Exhibit G – Audit Committee Charter G-1

EXHIBIT A

TO

STEELE CREEK BDC COMPLIANCE MANUAL

JOINT CODE OF ETHICS FOR

STEELE CREEK CAPITAL CORPORATION

STEELE CREEK INVESTMENT MANAGEMENT LLC

It is the Company’s policy to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Act”). The Company and the Advisor have adopted a Joint Code of Ethics designed to ensure compliance with Rule 17j-1 of the Act. The Joint Code of Ethics is incorporated by reference .14

[14]	The Independent Directors will not be subject to the reporting requirements set out in the Personal Trading Policy section of the Steele Creek Investment Management LLC Joint Code of Ethics.

Exhibit A-1

EXHIBIT B

TO

STEELE CREEK BDC COMPLIANCE MANUAL

STEELE CREEK CAPITAL CORPORATION

CODE OF CONDUCT

I.	Covered Persons/Purpose of this Code

This code of conduct (this “Code”) for Steele Creek Capital Corporation, a Maryland corporation (the “Company”), applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (collectively, the “Covered Officers”), as well as the Company’s directors, officers, and employees (collectively with the Covered Officers, the “Covered Persons”) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and any applicable securities exchange and in other public communications made by the Company;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code; and

•	accountability for adherence to this Code.

Each Covered Person should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Covered Persons Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview. A “conflict of interest” occurs when a Covered Person’s private interest interferes with the interests of, or his/her service to, the Company. For example, a conflict of interest would arise if a Covered Person, or a member of his/her family, receives improper personal benefits as a result of his/her position in the Company.

Certain conflicts of interest arise out of the relationships between Covered Persons and the Company and are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the “Investment Company Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as “affiliated persons” of the Company. The Company’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. Each Covered Officer is an employee or associated person of a service provider to the Company (“Service Provider”), Steele Creek Investment Management LLC, a Delaware limited liability company and the Company’s investment adviser and administrator. Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Company and the Service Providers of which the Covered Officers are also associated. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company or for the Service Provider of which the Covered Officer is associated, or for both), be involved in establishing policies and implementing decisions which will have different effects on the Service Provider and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act, or an exemptive order issued thereunder, such activities shall be deemed to have been handled ethically. In addition, it is recognized by the board of directors of the Company (the “Board of Directors”) that the Covered Officers may also be, or in the future may become, officers or employees of one or more other investment companies covered by this Code or other similar codes.

Exhibit B-1

Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act. The following list provides examples of conflicts of interest under this Code, but Covered Persons should keep in mind that these examples are not exhaustive. As a general matter, the personal interest of a Covered Person should not be placed improperly before the interest of the Company.

Each Covered Person must not:

•	use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Person would benefit personally to the detriment of the Company;

•	cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Person rather than for the benefit of the Company; or

•	use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally, or cause others to trade personally, in contemplation of the market effect of such transactions.

There are certain potential conflict of interest situations that should be discussed with the Company’s chief compliance officer (the “Chief Compliance Officer”). Examples of these situations include:

•	service as a director on the board of directors of any public or private company;

•	the receipt of any entertainment or non-nominal gift by a Covered Person, or a member of his or her family, from any company with which the Company has current or prospective business dealings, unless such entertainment or gift is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any Service Provider, other than the Company’s investment adviser, principal underwriter, administrator or any affiliated person thereof and the Service Provider of which such Covered Person is associated; and

•	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or repurchasing shares other than an interest arising from the Covered Person’s employment, such as compensation or equity ownership.

•	Covered Persons should be aware that conflicts are also likely to exist where a member of his or her family engages in an act or has a relationship that would present a conflict for such Covered Person.

III.	Disclosure & Compliance

Each Covered Person:

•	should be familiar with the disclosure requirements generally applicable to the Company;

Exhibit B-2

•	should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company’s directors and auditors, and to governmental regulators and self-regulatory organizations;

•	should, to the extent appropriate within his/her area of responsibility, consult with other officers and employees of the Company and the Company’s investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC or any applicable securities exchange and in other public communications made by the Company; and

•	has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability

Each Covered Person must:

•	upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Person), affirm in writing to the Board of Directors that he/she has received, read, and understands this Code;

•	annually thereafter affirm to the Board of Directors that he/she has complied with the requirements of this Code;

•	not retaliate against any of the Company’s or its Service Providers’ employees or any other Covered Person or their affiliated persons for reports of potential violations of this Code that are made in good faith;

•	notify the Chief Compliance Officer promptly if he/she knows or learns of any violation of this Code. Failure to do so is itself a violation of this Code; and

•	report promptly any change in his/her affiliations.

The Chief Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The audit committee of the Board of Directors (the “Committee”), however, is responsible for granting waivers1  and determining sanctions, as appropriate; provided that any approvals, interpretations or waivers sought by the Company’s principal executive officers or directors shall be considered by the Board of Directors.

The Company shall follow these procedures in investigating and enforcing this Code:

•	the Chief Compliance Officer shall take any action he/she considers appropriate to investigate any actual or potential violations reported to him/her;

•	if, after such investigation, the Chief Compliance Officer believes that no violation has occurred, the Chief Compliance Officer shall meet with the person reporting the violation for the purposes of informing such person of the reason for not taking action;

1	Instruction 2 to Item 5.05 of Form 8-K defines “waiver” as “the approval by the registrant of a material departure from a provision of the code of [conduct]” and “implicit waiver,” which must also be disclosed, as “the registrant’s failure to take action within a reasonable period of time regarding a material departure from a provision of the code of [conduct] that has been made known to an executive officer” of the registrant.

Exhibit B-3

•	any matter that the Chief Compliance Officer concludes is a violation shall be reported to the Committee;

•	if the Committee concurs that a violation has occurred, it shall inform and make a recommendation to the full Board of Directors, which shall consider appropriate action, which may include review of, and appropriate modifications to: applicable policies and procedures; notification to appropriate personnel or board of directors of the Service Provider of which such Covered Person is associated; a recommendation to the Service Provider to dismiss the Covered Person; or dismissal of the Covered Person as an officer of the Company;

•	the Committee shall be responsible for granting waivers, as appropriate; and

•	any changes to, or waivers of, this Code shall, to the extent required, be disclosed as provided by SEC rules.

The Committee, in determining whether waivers should be granted and whether violations have occurred, and the Chief Compliance Officer, in rendering decisions and interpretations and in conducting investigations of potential violations under this Code, may, at their discretion, consult with such other persons as they may determine to be appropriate, including a senior legal officer of the Company or its investment adviser, counsel to the Company or the Service Provider, independent auditors or other consultants, subject to any requirement to seek pre-approval from the Committee for the retention of independent auditors to perform permissible non-audit services.

V.	Waivers

A Covered Person may request a waiver of any of the provisions of this Code by submitting a written request for such waiver to the Committee setting forth the basis for such request and explaining how the waiver would be consistent with the standards of conduct described herein. The Committee shall review such request and make a determination thereon in writing, which shall be binding, and shall inform the Chief Compliance Officer of the granting of any waiver.

In determining whether to waive any provisions of this Code, the Committee shall consider whether the proposed waiver is consistent with honest and ethical conduct.

The Chief Compliance Officer shall submit an annual report to the Board of Directors regarding waivers granted.

VI.	Other Policies and Procedures

This Code shall be the sole “code of ethics” adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and forms applicable to it thereunder. Insofar as other policies or procedures of the Company, the Company’s investment adviser, principal underwriter or other Service Providers govern or purport to govern the behavior or activities of the Covered Persons who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The codes of ethics of the Company and its investment adviser and other Service Providers under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others and are not part of this Code.

VII.	Amendments

Any amendments to this Code must be approved or ratified by a majority vote of the Board of Directors, including a majority of independent directors.

Exhibit B-4

VIII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law, regulation or this Code, such matters shall not be disclosed to anyone other than the Board of Directors and its counsel, the investment adviser and its counsel, the other Service Provider of which such Covered Person is an employee or independent auditors or other consultants referred to in Section IV above.

IX.	Internal Use

This Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of any person, as to any fact, circumstance or legal conclusion.

Approved: October 6, 2020

Exhibit B-5

EXHIBIT C
TO

STEELE CREEK BDC COMPLIANCE MANUAL

STEELE CREEK CAPITAL CORPORATION

Section 57(h) Procedures Re: Participation in Transactions with Affiliates

I.	General Statement

The procedures set forth below have been adopted by the Board of Directors of Steele Creek Capital Corporation (the “Company”) pursuant to Section 57(h) under the Investment Company Act of 1940, as amended (the “1940 Act”). These procedures are designed to ensure that reasonable inquiry is made, prior to the consummation of any transaction in which the Company or a company controlled by the Company proposes to participate, with respect to the possible involvement in the transaction of Control Affiliated Persons or Remote Affiliated Persons (each as defined below).

II.	Procedures

Prior to the consummation of any transaction in which the Company or any company controlled by the Company proposes to participate, the investment committee of Steele Creek Investment Management LLC (the “Advisor”), pursuant to authority delegated to it by the Board of Directors of the Company, will review the facts and circumstances of such transaction and determine whether a Control Affiliated Person or Remote Affiliated Person may be involved in such transaction.

•	If the investment committee of the Advisor determines that a Control Affiliated Person or Remote Affiliated Person is or may be involved in the transaction (or does not unanimously determine that a Control Affiliated Person or Remote Affiliated Person is not so involved), the Company shall not be permitted to participate in the transaction other than in compliance with Sections IV and V below.

•	The investment committee of the Advisor will provide a quarterly report to the Audit Committee setting forth any transactions that it reviewed pursuant to these procedures, together with the determination as to whether a Control Affiliated Person or Remote Affiliated Person was involved and the reasons for its determination.

III.	Definitions

A.	“Control” Affiliated Persons means:

1.	Any director, officer, employee or member of an advisory board of the Company or any person (other than the Company itself) who is an affiliated person of such person by virtue of being directly or indirectly in control of, controlled by or under common control with such person.

2.	Any investment adviser or promoter of, general partner in, principal underwriter for, or person directly or indirectly either controlling, controlled by, or under common control with, the Company (except the Company itself and any person who, if it were not directly or indirectly controlled by the Company, would not be directly or indirectly under the control of a person who controls the Company); or any person who is an affiliated person of any such person by virtue of being in control of, controlled by or under common control with, such other person or an officer, director, partner, copartner or employee of such other person.

Exhibit C-1

B.	“Remote” Affiliated Persons means:

1.	Any person (a) who directly or indirectly owns, holds or controls with power to vote 5% or more of the outstanding voting securities of the Company (a “5% shareholder”); (b) who is an executive officer or a director of, or general partner in, any such 5% shareholder; or (c) who directly or indirectly either controls, is controlled by, or is under common control with, such 5% shareholder. “Executive officer” means the president, secretary, treasurer, any vice president in charge of a principal business function and any other person who performs similar policymaking functions.

2.	Any person who is not a “Control Affiliated Person” as defined above and who is an affiliated person of a director, officer, employee, investment adviser, member of an advisory board or promoter of, principal underwriter for, general partner in, or an affiliated person of any person directly or indirectly either controlling or under common control with the Company (except the Company itself and any person who, if it were not directly or indirectly controlled by the Company, would not be directly or indirectly under the control of a person who controls the Company).

C.	“Affiliated Person” under Section 2(a)(3) of the 1940 Act (only relevant portions included) means:

1.	a 5% or more shareholder of another person;

2.	any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by another person;

3.	any person directly or indirectly controlling, controlled by or under common control with another person;

4.	any officer, director, partner, co-partner or employee of another person; and

5.	the investment adviser of an investment company or any member of an advisory board of an investment company.

D.	“Control” means:

1.	The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

2.	Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25% of the voting securities of any company shall be presumed not to control such company.

Exhibit C-2

IV.	Prohibited Transactions

A.	Subject to Section V below, it is unlawful for a Control Affiliated Person or Remote Affiliated Person, acting as principal, to

1.	Knowingly to sell any security or other property to the Company or to any company controlled by the Company, unless such sale involves solely securities of which the buyer is the issuer, or securities of which the seller is the issuer and which, in either case, are part of a general offering to the holders of a class of its securities;

2.	Knowingly to purchase from the Company or from a company controlled by the Company any security or other property (except securities of which the seller is the issuer);

3.	Knowingly to borrow money or other property from the Company or any company controlled by the Company (unless the borrower is controlled by the lender), except as permitted in Section 21(b) or, in the case of Control Affiliated Persons, Section 62 of the 1940 Act.[1]

4.	Participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement or profit-sharing plan in which the Company or a company controlled by the Company is a participant, except as may be permitted by applicable Securities and Exchange Commission guidance and/or interpretations or an exemptive order under Section 57(i) of the 1940 Act permitting certain types of co-investments. “Joint enterprise or other joint arrangement or profit-sharing plan” means any written or oral plan, contract, authorization or arrangement, or any practice or understanding concerning an enterprise or undertaking whereby the Company or a controlled company and any Control or Remote Affiliated Person have a joint or a joint and several participation, or share in the profits of such enterprise or undertaking, including, but not limited to, any stock option or stock purchase plan, but shall not include an investment advisory contract subject to Section 15 of the 1940 Act.

B.	It is unlawful for a Control Affiliated Person or Remote Affiliated Person,

1.	acting as agent, to accept from any source any compensation (other than a regular salary or wages from the Company) for the purchase or sale of any property to or for the Company or any controlled company thereof, except in the course of such person’s business as an underwriter or broker; or

2.	acting as broker, in connection with the sale of securities to or by the Company or any controlled company thereof, to receive from any source a commission, fee, or other remuneration for effecting such transaction which exceeds:

1)	the usual and customary broker’s commission if the sale is effected on a securities exchange;

2)	2% of the sales price if the sale is effected in connection with a secondary distribution of such securities; or

[1]	Sections 21(b) and 62 of the 1940 Act generally prohibit the Company from loaning money or property, whether directly or indirectly, to any person that controls or is under common control with the Company. Section 62 of the 1940 Act allows loans to a company controlled by the Company, which companies could be deemed to be under common control solely because a third person controls the Company.

Exhibit C-3

3)	1% of the purchase or sale price of such securities if the sale is otherwise effected,

unless the Securities and Exchange Commission, by rules and regulations or order in the public interest and consistent with the protection of investors, permits a larger commission.

C.	Notwithstanding anything to the contrary above,

1.	a person who is a director, officer or employee of a party to a transaction and who receives his usual and ordinary fee or salary for usual and customary services as a director, officer, or employee from such party shall not be deemed to have a financial interest or to participate in such transaction solely by reason of his receipt of such fee or salary.

2.	a person may, in the ordinary course of business, sell to or purchase from any company merchandise or may enter into a lessor-lessee relationship with any person and furnish the services incident thereto.

V.	Board Approval for Remote Affiliated Transactions

Notwithstanding the prohibitions in Section IV.A. above, a Remote Affiliated Person may engage in a principal transaction or joint transaction, plan or arrangement with the Company if it is approved by both a majority of the Company’s directors who have no financial interest in the transaction, plan or arrangement and a majority of the directors who are not “interested persons” of the Company (as defined in the 1940 Act) on the basis that:

1.	The terms thereof, including the consideration to be paid or received, are reasonable and fair to the stockholders of the Company and do not involve overreaching of the Company or its stockholders on the part of any person concerned;

2.	The proposed transaction is consistent with the interests of the stockholders of the Company and is consistent with the Company’s policy as recited in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934 and its reports to stockholders;

3.	The directors record in their minutes and preserve in their records for such periods as if such records were required to be maintained pursuant to Section 31(a) of the 1940 Act, a description of such transaction, the directors’ findings, the information or materials upon which their findings were based, and the basis therefor.

Date: October 6, 2020

Exhibit C-4

EXHIBIT D
TO

STEELE CREEK BDC COMPLIANCE MANUAL

STEELE CREEK CAPITAL CORPORATION

STEELE CREEK INVESTMENT MANAGEMENT LLC

INTERNAL REPORTING AND WHISTLE BLOWER PROTECTION POLICY

(“PROTECTION POLICY”)

Section 301 of the Sarbanes-Oxley Act of 2002, as amended, requires U.S. securities exchanges and national securities associations to adopt listing standards requiring that audit committees of the boards of directors of listed public companies establish procedures for: (i) the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters (“Accounting Concerns”) and (ii) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

Applicable securities exchange rules require the audit committee of the board of directors of a listed company to have, among other things, the specific authority and responsibility to comply with Rule 10A-3(b)(3) under the Securities Exchange Act of 1934, as amended, relating to Accounting Concerns. Audit committees must also establish procedures for the confidential, anonymous submission of concerns relating to questionable accounting or auditing matters by officers or employees of the registrant, investment adviser, administrator, principal underwriter or any other provider of accounting related services (each, an “Interested Party” and, collectively, the “Interested Parties”).

This Protection Policy will be adopted by each of: Steele Creek Capital Corporation, a Maryland corporation (the “Company”), and Steele Creek Investment Management LLC, a Delaware limited liability company and the Company’s investment adviser and administrator (each, a “Covered Person”). Each Covered Person strives to create an environment in which officers and employees openly communicate with management regarding (i) potential violations of this Protection Policy by an officer or employee of a Covered Person, including those activities set forth below under the heading “Matters Covered by this Protection Policy,” and (ii) complaints about Accounting Concerns by officers or employees of an Interested Party (collectively, “Improper Activities”).

This policy applies to all officers and regular full-time, part-time and temporary employees of each Covered Person. Suspected Improper Activities of a Covered Person or other Interested Party or any of their respective officers, employees or agents must be reported immediately in accordance with this Protection Policy.

A Covered Person and its officers, employees and agents may not discharge, demote, suspend, harass, intimidate, or in any other manner retaliate or discriminate against an officer or employee because the officer or employee (i) has provided information, caused information to be provided or otherwise assisted in an investigation regarding any conduct which the officer or employee reasonably believes constitutes an Improper Activity or (ii) has filed, caused to be filed, testified, participated in or otherwise assisted in a proceeding filed or about to be filed relating to an alleged Improper Activity.

Exhibit D-1

Officers and employees of each Covered Person are expected and encouraged to report incidents of alleged improper discharge, intimidation or discrimination as soon as possible in the manner described in this Protection Policy.

Protection Policy Exceptions

Exceptions to this Protection Policy must be approved by the audit committee of the board of directors of the Company (the “Audit Committee”).

Matters Covered by this Protection Policy

Improper Activities covered by this Protection Policy include the following:

•	fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

•	fraud or deliberate error in the recording and maintaining of financial records of the Company;

•	deficiencies in, or non-compliance with, the Company’s internal accounting controls;

•	misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company;

•	deviation from full and fair reporting of the Company’s financial situation; and

•	the retaliation, directly or indirectly, or encouragement of others to do so, against anyone who reports a violation of this Protection Policy.

Treatment and Handling of Improper Activities

Any person to whom a suspected Improper Activity is reported in accordance with this Protection Policy (each, a “Designee”) shall maintain a log of such suspected Improper Activity and shall investigate such suspected Improper Activity in a timely manner. All reports and investigations shall be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation. The Designee shall retain records relating to each suspected Improper Activity reported, the actions taken to investigate and any response to such suspected Improper Activity, all in accordance with the Company’s document retention policy.

The Designee shall provide to the Audit Committee a summary of the reports of suspected Improper Activities received by him or her during the prior quarter and the results of any investigations. If a material Improper Activity has occurred that requires immediate attention, the Audit Committee shall be informed promptly of this conclusion and the remedial measures being adopted.

The Audit Committee shall review and take any action it deems appropriate in its judgment with respect to any suspected Improper Activity it is made aware of, including retention of any independent or expert advisors or meeting with officers of the Company or employees of the Covered Persons. Any review and evaluation of such report shall include consideration of whether the matter(s) described in the report pertain to an Improper Activity, the merits of the report and whether further review and/or investigation is warranted. Any decision by the Audit Committee to review or investigate any matter brought to its attention as a result of this Protection Policy shall not in any way be, or be deemed to be, a determination by the Audit Committee or the Company that any actions or inactions that are the subject of the report have, in fact, occurred or constitute an Improper Activity.

Exhibit D-2

Reporting Allegations of Suspected Improper Activities

Reporting Management

Officers and employees of each Covered Person are expected and encouraged to report suspected Improper Activities either in person or via written correspondence to their direct supervisor. In the event that reports are not taken seriously or if the officer or employee does not feel comfortable reporting the suspected incident to their supervisor, the officer or employee must escalate the matter to the Company’s senior management, including the office of the Company’s Chief Executive Officer or Chief Financial Officer.

Reporting to the Company’s Chief Compliance Officer

In addition to reporting in person or by written correspondence, an officer or employee of a Covered Person may report suspected Improper Activities to the Company’s Chief Compliance Officer. Reporting may be made in an anonymous manner. Correspondence may be sent to:

Steele Creek Capital Corporation

Attn: Chief Compliance Officer

220 E. 42nd  Street, 36th  Floor

New York, NY 10017

Reporting to the Audit Committee

In addition to reporting to the Company’s management and Chief Compliance Officer, an officer or employee may report suspected Improper Activities to the chairman of the Audit Committee. Reporting may be made in an anonymous manner. Correspondence may be sent to:

Steele Creek Capital Corporation

Attn: Chairman of the Audit Committee

201 S. College St, Suite 1690

Charlotte, NC 28244

Roles, Rights and Responsibilities of Whistleblowers

A person or entity making a protected communication or disclosure is commonly referred to as a whistleblower. The whistleblower’s role is as a reporting party. Such person or entity is not an investigator or finder of fact and only participates in investigations when requested. In addition, whistleblowers do not determine the appropriate corrective or remedial action that may be warranted.

Whistleblowers have the role of providing initial information related to a reasonable belief that an Improper Activity has occurred. The motivation of a whistleblower is irrelevant to the consideration of the validity of the allegations. However, the intentional filing of a false report, whether orally or in writing, is itself an Improper Activity upon which a Covered Person has the right to act.

Whistleblowers should gather evidence for which they have a right of access. Improper access may itself be an Improper Activity.

Exhibit D-3

The Company expects whistleblowers to be candid and set forth all known information regarding reported allegations to investigators. Persons making a report of alleged Improper Activities may be asked to be interviewed by Company investigators.

Anonymous whistleblowers are expected to provide sufficient corroborating evidence to justify the commencement of an investigation. Unspecified wrongdoing or broad allegations without verifiable evidentiary support will not cause an investigation to be undertaken. Because of the inability of investigators to interview anonymous whistleblowers, it may be more difficult to evaluate the credibility of the allegations and, therefore, less likely to cause an investigation to be initiated.

Confidentiality of the identity of whistleblowers shall be maintained to the extent possible within the legitimate needs of law and the investigation. If the whistleblower discloses his/her identity beyond the person to whom the suspected Improper Activity is reported, a Covered Person shall no longer be obligated to maintain such confidence.

A whistleblower’s right to protection from retaliation does not extend immunity for any complicity in the matters that are the subject of the allegations or an ensuing investigation.

Whistleblowers have a right to be informed of the outcome of their having made a protected disclosure unless there exist overriding legal or public interest reasons not to do so.

Compliance and Disciplinary Action

A Covered Person may take disciplinary action against any of its officers or employees who willfully violates or circumvents this Protection Policy, or in other appropriate circumstances.

Description of Disciplinary Action

Disciplinary Action may be taken against:

•	any officer or employee of a Covered Person who directs, authorizes or participates (directly or indirectly) in conduct that violates this Protection Policy;

•	any officer or employee of a Covered Person who knowingly fails to report suspected Improper Activities as described in this Protection Policy;

•	any officer or employee of a Covered Person who knowingly fails to report a violation or knowingly withholds relevant and material information concerning a violation of this Protection Policy;

•	the violator’s supervisor(s), to the extent that the circumstances of the violation reflect inadequate supervision or a lack of diligence; and

•	any officer or employee of a Covered Person who attempts to retaliate, directly or indirectly, or encourages others to do so, against anyone who reports a violation of this Protection Policy or a suspected Improper Activity.

Disciplinary action may include reprimand, demotion, suspension, termination, referral for criminal prosecution, and reimbursement to the respective Covered Person or the government for any losses or damages.

This Document Not a Contract

This Protection Policy does not constitute a contract of any kind, nor does it limit a Covered Person’s right to take disciplinary action in other circumstances. Employment as a Covered Person is “at will” and may be terminated at any time by the Covered Person or the employee, with or without any previous notice, unless applicable law or a formal written agreement between the Covered Person and the employee provides otherwise.

Available Assistance

It is essential that all officers and employees understand this Protection Policy and prevent conduct that could bring a Covered Person’s integrity into question. Since many of the issues that arise under this Protection Policy may involve interpretive questions, the Company’s Chief Compliance Officer has been entrusted with providing guidance and answering day-to-day questions on this Protection Policy.

Approved: October 6, 2020

Exhibit D-4

EXHIBIT E

TO

STEELE CREEK BDC COMPLIANCE MANUAL

Steele Creek Capital Corporation

Insider Trading Policy

1.	Clearance of Transactions

Steele Creek Capital Corporation (the “Company”) requires that all purchases and sales of Company securities by all directors, managers, partners, officers and employees of the Company or Steele Creek Investment Management LLC (the “Advisor”) (collectively, the “Covered Personnel”) (and their respective immediate family members) be cleared by the Chief Compliance Officer or her designee prior to placing any order related to such transactions. If you wish to seek clearance to purchase or sell securities of the Company, employees of the Advisor should follow the procedures for securities trading set forth in the Steele Creek Investment Management LLC Compliance Manual. The Chief Compliance Officer or her designee will review your request and follow up as soon as possible.1

2.	Avoidance of Speculative Transactions

Certain types of transactions as well as the timing of trading may raise an inference of the improper use of inside information. In order to avoid even the appearance of impropriety, the Company discourages trades by Covered Personnel that are of a short-term, speculative nature rather than for investment purposes. Short-selling and margining of (borrowing against) securities of the Company are prohibited.

3.	Limited Disclosure

Covered Personnel who have access to material information regarding the Company or its operations should exercise the utmost caution in preserving the confidentiality of that information. If anyone becomes aware of a leak of material information, whether inadvertent or otherwise, he or she should report such leak immediately to the Chief Compliance Officer. Any insider who “leaks” inside information to a “tippee” may be equally liable with the tippee to third parties for any profit of the tippee. Of course, it will be necessary from time to time, for legitimate business reasons, to disclose material information to persons outside of the Company. Such persons might include commercial bankers, investment bankers or other companies with whom the Company may be pursuing a joint project. In such situations, material nonpublic information should not be conveyed until an express understanding, typically in the form of a nondisclosure agreement (“NDA”) has been reached that such information may not be used for trading purposes and may not be further disclosed other than for legitimate business reasons. Please contact the Chief Compliance Officer before disclosing any material non-public information regarding the Company to a third party or entering into an NDA.

4.	Rule 10b5-1 Plans

Covered Persons may implement a so-called Rule 10b5-1 plan, which is a written plan for trading securities that is designed in accordance with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. A Rule 10b5-1 plan that is established in good faith at a time when a person is unaware of material non-public information provides such person with an affirmative defense against accusations of insider trading when such person executes pre-planned trades. Covered Persons are required to consult with and receive the approval of the Chief Compliance Officer prior to entry into a Rule 10b5-1 plan.

Adopted: October 6, 2020

[1]	Employees of the Advisor are subject to additional personal trading restrictions and requirements as described in the Steele Creek Investment Management LLC Compliance Manual.

Exhibit E-1

EXHIBIT F

TO

STEELE CREEK BDC COMPLIANCE MANUAL

Steele Creek Capital Corporation

A.	Related Party Transactions Review Policy

The audit committee (the “Audit Committee”) of Steele Creek Capital Corporation (the “Company”) has developed and approved the following policy to establish the Company’s quarterly review and oversight of related party transactions. The Audit Committee has a duty to review and approve or reject each related party transaction (“Related Party Transaction”), as defined below, for potential conflict of interest situations. Generally, the Audit Committee must review any transaction or series of similar transactions that would be required to be disclosed pursuant to Section 404 of Regulation S-K (which includes transactions that in the aggregate exceed $120,000, involve the Company and provide persons related to the Company with a material direct or indirect interest).

The Audit Committee, in consultation with the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Compliance Officer (“CCO”), and legal counsel (Dechert LLP (“Dechert”)), in accordance with Section C of this policy, shall determine whether a potential transaction or relationship constitutes a Related Party Transaction that requires compliance with this policy and/or disclosure as a Related Party Transaction under applicable rules of the Securities and Exchange Commission (“SEC”). During each quarterly review, the Audit Committee shall also consider any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Code of Ethics.

Any Related Party Transaction subject to the limitations of Section 57 of the Investment Company Act of 1940, as amended (the “1940 Act”), as determined by the CCO in consultation with Dechert, shall be subject to a review on such basis in addition to review under this policy. Any such Related Party Transaction must comply with SEC no action guidance or exemptive relief under the 1940 Act.

B.	Notice of Potential Related Party Transactions.

Any director or officer of the Company shall notify the CEO, CFO, CCO and/or the Company’s legal counsel, as soon as reasonably practicable, about any potential Related Party Transaction brought to the knowledge of such director or officer. Although this policy requires notice of all potential Related Party Transactions, directors and officers should pay particular attention to relationships that are: (i) outside the ordinary course of business, such as employment of an immediate family member of such director or officer, meaning any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such director or officer and any person (other than a tenant or employee) sharing the household of such director or officer (an “Immediate Family Member”); (ii) transactions that would be considered unusual for one or both of the parties; and (iii) transactions that are provided on terms that would be more favorable than those available to the general public.

If the CEO, CFO and CCO, in consultation with Dechert, determine that the transaction or relationship constitutes a Related Party Transaction, such transaction will be referred to the Audit Committee and dealt with in accordance with Section C of this policy. The transactions listed in Appendix 1 have been determined by the Audit Committee not to be reviewable Related Party Transactions under this policy.

Exhibit F-1

C.	Definition of Related Party Transaction.

Related Persons.

Only transactions with related persons need to be reviewed. A related person (“Related Person”) is defined as:

1)	any director, director nominee or officer of the Company;

2)	any Immediate Family Member of such director, director nominee or officer;

3)	any beneficial owner of more than 5% of the Company’s outstanding voting securities or any Immediate Family Member of such beneficial owner.

Related Transactions.

For purposes of defining a Related Party Transaction, which refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended, such transactions only include transactions in which:

1)	the Company is a participant;

2)	any related person has a direct or indirect interest; and

3)	the amount involved exceeds $120,000.

Any such transaction (“Transaction”) includes, but is not limited to, any financial transaction, arrangement or relationship (including indebtedness or a guarantee of indebtedness) or series of similar transactions, arrangements or relationships that aggregate to $120,000 or more.

Direct or Indirect Material Interest in such Transaction.

A Related Person must have a direct or indirect material interest in the Transaction in order for the Transaction to be considered a Related Party Transaction. Such an interest may arise through a Related Person’s position or relationship with a firm, company or other entity engaged in a Transaction with the Company. However, a Related Person who has a position or relationship with a firm, company or other entity that engages in a Transaction with the Company is not deemed to have a direct or indirect material interest if the interest arises only:

1)	from such person’s position as a director of another company or organization that is a party to the Transaction; or

2)	from the direct or indirect ownership by such person and any other Related Person, together, of less than a 10% equity interest in an entity (other than a partnership) which is party to the Transaction; or

3)	from such person’s position as a limited partner in a partnership in which such person and any other Related Person, together, have an interest of less than 10%, and such person is not a general partner of and does not hold another position in the partnership.

D.	Review and Approval or Ratification of Related Party Transactions.

All Related Party Transactions subject to this review must be approved or ratified by the Audit Committee. In approving or ratifying any such transactions, the Audit Committee should consider all of the relevant facts and circumstances and approve or ratify those Related Party Transactions that are, in the Audit Committee’s judgment, appropriate or desirable under the circumstances.

Exhibit F-2

If the Related Party Transaction involves a director or an Immediate Family Member of a director, such director may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee which considers such transaction.

Related Party Transactions involving officers and/or their Immediate Family Members other than the CEO will be referred to the CEO for approval, in consultation with the CCO and Dechert. Related Party Transactions involving 5% stockholders, directors, director nominees or the CEO and/or their Immediate Family Members will be referred to the Audit Committee for approval at its next scheduled quarterly review. All determinations by the CEO, CFO or CCO in consultation with Dechert under this policy shall be reported to the Audit Committee for review at its next scheduled quarterly review.

Factors to Consider.

In reviewing Related Party Transactions, the CEO, CFO, CCO, Dechert and the Audit Committee shall be provided with full details of the Related Party Transaction, including:

1)	the terms of the transaction;

2)	the business purpose of the transaction;

3)	the benefits to the Company and to the relevant Related Person; and

4)	whether the transaction would require a waiver of the Company’s Code of Conduct or Code of Ethics.

In determining whether to approve a Related Party Transaction, the CEO, CFO, CCO and the Audit Committee, in consultation with Dechert, will consider, among other things, the following factors to the extent relevant to the Related Party Transaction:

1)	whether the terms of the Related Party Transaction are fair to the Company and such terms would be on the same basis if the transaction did not involve a Related Person;

2)	whether there are legitimate business reasons for the Company to enter into the Related Party Transaction;

3)	whether the Related Party Transaction would impair the independence of any independent director;

4)	whether the Related Party Transaction would present an improper conflict of interest for any director or officer of the Company, taking into account: (i) the size of the transaction, (ii) the overall financial position of the director or officer, (iii) the direct or indirect nature of the director’s or officer’s interest in the transaction and (iv) the ongoing nature of any proposed relationship, and any other factors deemed relevant; and

5)	whether the Related Party Transaction is material, taking into account: (i) the importance of the interest to the Related Person, (ii) the relationship of the Related Person to the transaction and of Related Persons to each other, (iii) the dollar amount involved and (iv) the significance of the transaction to the Company’s investors in light of all the circumstances.

E.	Transactions That Are Not Ratified.

In any case where either the CEO, CFO, CCO or the Audit Committee determines not to approve a Related Party Transaction or ratify a Related Party Transaction that has been entered into without approval, such approvers may consider additional action, in consultation with Dechert, including, but not limited to, termination of the transaction, rescission of such transaction or modification of the transaction in a manner that would permit it to be ratified by the CEO, CFO and the CCO and, in each case, the Audit Committee.

Adopted: October 6, 2020

Exhibit F-3

Appendix 1

Transactions that are not reviewable Related Party Transactions.

1)	Payments of fees by the Company to Steele Creek Investment Management LLC (the “Advisor”) pursuant to the Investment Advisory Agreement between the Company and the Advisor.[1]

2)	Payments of fees by the Company to Steele Creek Investment Management LLC (the “Administrator”) pursuant to the Administration Agreement between the Company and the Administrator.[1]

3)	Payments of fees by the Company to U.S. Bank, National Association (the “Sub-Administrator”) pursuant to the arrangements between the Company and/or the Administrator and the Sub- Administrator.[1]

4)	Any director compensation arrangement approved by the board of directors of the Company.

5)	Ordinary course business travel and expenses, advances and reimbursements.

6)	Indemnification payments or any other payments under any directors or officers insurance policy approved by the board of directors of the Company.

7)	Any Transaction in which the rates or charges involved in the Transaction are determined by competitive bids or such rates or charges are fixed in conformity with applicable law.

8)	Any Transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services

[1]	Commencing in 2022, the Board will separately review and re-approve the Investment Advisory Agreement and the Administration Agreement each year.

Exhibit F-4

EXHIBIT G

TO

STEELE CREEK BDC COMPLIANCE MANUAL

STEELE CREEK CAPITAL CORPORATION

AUDIT COMMITTEE CHARTER

Exhibit G-1